                                                                    Exhibit 10.1

                         -------------------------------

                                CREDIT AGREEMENT

                                      among

                        Pennsylvania Crusher Corporation

                 THE LENDERS PARTY TO THIS CREDIT AGREEMENT, and

                          NATIONAL CITY BANK, as Agent

                       ----------------------------------

                           Dated as of January 3, 2003

                                CREDIT AGREEMENT


      CREDIT AGREEMENT, dated as of the 3rd day of January, 2003 (as amended, restated, modified or otherwise supplemented from time to time pursuant to the terms hereof, this "AGREEMENT") by and among NATIONAL CITY BANK ("BANK"), individually, as Issuer, a Lender and Agent, the OTHER FINANCIAL INSTITUTIONS, if any, listed on the signature pages to this Agreement, and Pennsylvania Crusher Corporation (the "BORROWER"). Bank, the financial institutions listed on the signature pages to this Agreement, if any, and any other financial institutions which may become parties to this Agreement pursuant to the terms hereof from time to time, are sometimes collectively referred to as the "LENDERS" and individually as a "LENDER." Bank, when acting in its capacity as administrative agent for the Lenders and Issuer, or any successor or assign that assumes that position pursuant to the terms of this Agreement, is hereinafter sometimes referred to as the "AGENT."

                             BACKGROUND OF AGREEMENT

      The Borrower, itself and through its subsidiaries, is engaged in the business of producing equipment used in the process of crushing various materials, including coal and wood. The Borrower has requested the Lenders to provide a senior credit facility in an aggregate amount not to exceed at any time $17,000,000.00, consisting of (a) a revolving credit facility in an aggregate amount not to exceed at any time $3,500,000.00 with a letter of credit subfacility in an amount not to exceed $750,000.00, and (b) term loans in an aggregate original principal amount equal to $13,500,000.00.

      The subsidiaries of the Borrower will derive substantial benefits from this credit facility. The Borrower may, among other things, use proceeds of the loans hereunder to make capital contributions in, and extend credit to, its subsidiaries. Such access to capital provided to the subsidiaries though this financing is on terms that are more advantageous to the subsidiaries than such subsidiaries could obtain if they accessed capital independently. Accordingly, the credit facility provided for in this Agreement, is to be guaranteed by the Borrower's subsidiaries and secured by the equity of the Borrower and its subsidiaries as well as by the material assets of those entities. Certain terms used in this Agreement are defined in Article 9 below.

      NOW, THEREFORE, it is agreed:

                                    ARTICLE 1
                                    THE LOANS

      1.1 REVOLVING CREDIT LOANS.

            1.1.1 COMMITMENT TO MAKE RC LOANS. Subject to and upon the terms and conditions set forth in this Agreement, the RC Lenders shall make advances to the Borrower until the RC Maturity Date in an aggregate principal amount outstanding at any one time not to exceed the lesser of the following: (a) $3,500,000.00 (as the same may be reduced by any mandatory or voluntary reductions pursuant to the terms of this Agreement, the "RC COMMITMENT"); or (b) the amount of the Borrowing Base; provided, however, that no advance shall be made in excess of the amount of the Available Commitment, and provided, further, however that the percentage and aggregate amount of all RC Loans which each RC Lender is obligated to lend shall not exceed at any time the percentage or amount of the RC Commitment set forth opposite the name of such RC Lender on
Schedule 1.1 hereto (as supplemented and amended by giving effect to the assignments contemplated in this Agreement). The portion of the RC Commitment attributable to each RC Lender is sometimes referred to herein as such Lender's RC Commitment. Within the limits set forth above, the Borrower may borrow under this Section 1.1, repay or prepay such advances, and reborrow under this Section
1.1. The amounts loaned to the Borrower pursuant to the reducing revolving credit facility described in this Section 1.1 are referred to as the "RC LOANS".

            1.1.2 AVAILABLE COMMITMENT. "AVAILABLE COMMITMENT" shall mean the RC Commitment reduced by: (a) the face amount of any outstanding undrawn Letters of Credit; (b) the amount of any Unreimbursed Drawings; and (c) the aggregate principal amount of any outstanding RC Loans.

            1.1.3 VOLUNTARY COMMITMENT REDUCTIONS. In addition to the Borrower's right to prepay the RC Loans under subsection 1.1.6 below, the Borrower shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Agent to permanently reduce (on a pro rata basis among the RC Lenders) or terminate the RC Commitment. Any partial reductions shall be in minimum amounts of Two Hundred Fifty Thousand Dollars ($250,000.00) or in whole multiples of Fifty Thousand Dollars ($50,000.00) in excess thereof.

            1.1.4 MANDATORY COMMITMENT REDUCTIONS. In addition to the RC Commitment reductions specified in the preceding Subsection 1.1.3 (Voluntary Commitment Reductions), the RC Commitment shall be permanently reduced at such times as are set forth in Subsection 1.2.6 (Mandatory Prepayments).

            1.1.5 REPAYMENT IN CONNECTION WITH COMMITMENT REDUCTIONS AND ON RC MATURITY DATE. Upon the effective date of each reduction in the RC Commitment referred to above (whether voluntary or mandatory), the Borrower shall pay to the Agent for the benefit of the RC Lenders the principal amount of the RC Loans, to the extent, if any, that (a) the aggregate amount of the RC Loans then outstanding plus the aggregate face amount of undrawn Letters of

Credit then outstanding and any Unreimbursed Drawings, exceeds (b) the amount of the RC Commitment as so reduced and as reduced by any previous mandatory or voluntary reductions thereto. Accrued interest on the RC Loans so prepaid shall be due and payable at the time of such prepayment. All amounts of principal, interest and fees relating to RC Loans not due and payable before the RC Maturity Date are due and payable on the RC Maturity Date.

            1.1.6 VOLUNTARY PREPAYMENT. In addition to the Borrower's right to reduce the RC Commitment under subsection 1.1.3 above, and except as otherwise provided in this Agreement, the Borrower shall be permitted to prepay the RC Loans at any time without penalty or premium, and without limiting the Borrower's ability to reborrow under the RC Commitment, other than as provided in Subsections 1.8 (Additional Costs), 1.7.5 (Breakage) and 11.15 (Indemnification), if applicable. In connection with each voluntary prepayment:

                  (a) The Borrower shall provide the Agent with notice of its intention to prepay,

                        (i) no later than 11:00 a.m. (Philadelphia, PA time) on the date of prepayment in the case of Base Rate Loans, and

                        (ii) no later than 11:00 a.m. (Philadelphia, PA time) three (3) Business Days prior to the date of prepayment in the case of LIBOR Loans.

                  (b) Each prepayment of principal of an RC Loan shall be in a minimum amount equal to $250,000.00 or in integral multiples of $50,000.00 in excess thereof.

      1.2 TERM LOANS.

            1.2.1 COMMITMENT FOR TERM LOAN A. Upon the terms and subject to the conditions of this Agreement, each Term Lender agrees to make advances to the Borrower on the Closing Date ("TERM LOAN A") in an aggregate principal amount not to exceed Ten Million Dollars ($10,000,000.00) (the "TERM LOAN A COMMITMENT"), provided, however, that the amount and percentage of the Term Loan A Commitment that any Lender is obligated to lend shall not exceed the amount or percentage set forth opposite the name of such Lender on Schedule 1.1 hereto. The Term Loan A Commitment of any Term Lender is sometimes referred to herein as such Lender's Term Loan A Commitment. The Borrower shall not be permitted to reborrow any amount of the Term Loan A once repaid.

            1.2.2 REPAYMENT OF TERM LOAN A. The principal of the Term Loan A shall be due and payable in quarterly installments on March 31, June 30, September 30 and December 31 of each year commencing on March 31, 2003 through the Term Loan A Maturity Date and on the Term Loan A Maturity Date, in each case in an amount equal to the amount specified below, such that all of the Term Loan A will be repaid in full on or before the Term Loan A Maturity Date:

                              Amount of Repayment
                              (Assuming No
Repayment Dates               Unscheduled Repayments)
---------------               -----------------------
March 31, 2003 -              $1,500,000.00 in the aggregate
  December 31, 2003           ($375,000.00 per payment date)

March 31, 2004 -              $1,750,000.00 in the aggregate
  December 31, 2004           ($437,500.00 per payment date)

March 31, 2005 -              $2,000,000.00 in the aggregate
  December 31, 2005           ($500,000.00 per payment date)

March 31, 2006 -              $2,250,000.00 in the aggregate
  December 31, 2006           ($562,500.00 per payment date)

March 31, 2007 -              $2,500,000.00 in the aggregate
  September 30, 2007 and      ($625,000.00 per payment date)
  on the Term Loan A
  Maturity Date

All amounts of principal, interest and fees relating to Term Loan A not due and payable before Term Loan A Maturity Date are due and payable on that date.

            1.2.3 COMMITMENT FOR TERM LOAN B. Upon the terms and subject to the conditions of this Agreement, each Term Lender agrees to make advances to the Borrower on the Closing Date ("TERM LOAN B") in an aggregate principal amount not to exceed Three Million Five Hundred Thousand Dollars ($3,500,000.00) (the "TERM LOAN B COMMITMENT"), provided, however, that the amount and percentage of the Term Loan B Commitment that any Lender is obligated to lend shall not exceed the amount or percentage set forth opposite the name of such Lender on Schedule
1.1 hereto. The Term Loan B Commitment of any Term Lender is sometimes referred to herein as such Lender's Term Loan B Commitment. The Borrower shall not be permitted to reborrow any amount of the Term Loan B once repaid.

            1.2.4 REPAYMENT OF TERM LOAN B. The principal of the Term Loan B shall be due and payable in quarterly installments on March 31, June 30, September 30 and December 31 of each year commencing on March 31, 2003 through the Term Loan B Maturity Date and on the Term Loan B Maturity Date, in each case in an amount equal to the amount specified below, such that all of the Term Loan B will be repaid in full on or before the Term Loan B Maturity Date:

                              Amount of Repayment
                              (Assuming No
Repayment Dates               Unscheduled Repayments)
---------------               -----------------------
March 31, 2003 -              $100,000.00 in the aggregate
  December 31, 2003           ($25,000.00 per payment date)

March 31, 2004 -              $100,000.00 in the aggregate
  December 31, 2004           ($25,000.00 per payment date)

March 31, 2005 -              $100,000.00 in the aggregate
  December 31, 2005           ($25,000.00 per payment date)

March 31, 2006 -              $100,000.00 in the aggregate
  December 31, 2006           ($25,000.00 per payment date)

March 31, 2007 -              $100,000.00 in the aggregate
  December 31, 2007           ($25,000.00 per payment date)

March 31, 2008 -              $3,000,000.00 in the aggregate
  September 30, 2008 and      ($750,000.00 per payment date)
  on the Term Loan B
  Maturity Date

All amounts of principal, interest and fees relating to Term Loan B not due and payable before Term Loan B Maturity Date, together with all other Secured Obligations then outstanding, are due and payable on that date.

            1.2.5 VOLUNTARY PREPAYMENTS. The Borrower may at any time and from time to time upon five (5) Business Days' prior written notice to the Agent prepay any of the Term Loans (whether accruing interested based upon the Base Rate or Adjusted LIBOR) in whole or in part, without penalty or premium except as provided in Subsections 1.8 (Additional Costs), 1.7.5 (Breakage) and Section
11.15 (Indemnification), if applicable. In connection with each voluntary prepayment:

                  (a) The Borrower shall provide the Agent with notice of its intention to prepay,

                        (i) no later than 11:00 a.m. (Philadelphia, PA time) on the date of prepayment in the case of Base Rate Loans, and

                        (ii) no later than 11:00 a.m. (Philadelphia, PA time) three (3) Business Days prior to the date of prepayment in the case of LIBOR Loans.

                  (b) Each prepayment of principal of a Term Loan shall be in a minimum amount equal to $250,000.00 or in integral multiples of $50,000.00 in excess thereof.

            1.2.6 MANDATORY PREPAYMENTS.

                  (a) At any time that the Borrower or any of its Subsidiaries issues any equity or incurs any Indebtedness for borrowed money (exclusive of (a) equity issued to, or Indebtedness for borrowed money payable to, the Borrower and (b) common stock issued by, or capital contributions made to, the Borrower, subject to Change of Control limitations set forth herein), the Borrower shall prepay, on the date of such issuance or incurrence thereof, such amount of the Term Loans as is equal to the net proceeds of such equity or Indebtedness. If the amount of such net proceeds exceeds the aggregate outstanding principal amount of the Term Loans, the Term Loans shall be repaid in full and any excess shall serve to prepay the RC Loans, or, at the Borrower's option, reduce the amount of the RC Commitment, in accordance with Subsection 1.1.4.

                  (b) On or prior to April 30 of each fiscal year of the Borrower, commencing April 30, 2004 until the Loans are repaid in full, the Borrower shall deliver to the Agent, a written statement calculating the Excess Cash Flow for the prior fiscal year (the "subject fiscal year") of the Borrower and its Subsidiaries, on a Consolidated basis, and within seven (7) Business Days of the delivery of such written statement shall pay to the Agent, for the ratable account of Lenders, an amount equal to 50% of such Excess Cash Flow; provided, however, that so long as no Default or Event of Default is then occurring, voluntary reductions of the RC Commitment pursuant to Section 1.1.3 (Voluntary Commitment Reductions) and voluntary prepayments of Term Loans pursuant to Section 1.2.5 (Voluntary Prepayments) made during the subject fiscal year shall be applied first as a credit against the required Excess Cash Flow payment and provided, further, that if no Default or Event of Default is then occurring, the Borrower shall not be obligated to make the foregoing payment in any fiscal year in which the Borrower's Consolidated Total Debt to EBITDA Ratio for the prior fiscal year was less than 2.00:1.00. If the amount of such Excess Cash Flow Payment exceeds the aggregate outstanding principal amount of the Term Loans, the Term Loans shall be repaid in full and any excess shall serve to prepay the RC Loans, or, at the Borrower's option, reduce the amount of the RC Commitment, in accordance with Subsection 1.1.4.

                  (c) In the event the Borrower or any of its Subsidiaries receives property or casualty insurance proceeds and/or a condemnation or similar payment, (a) if such payment is in excess of $1,000,000.00 for one event or a series of related events and the Agent does not determine in its discretion that such proceeds are to be used by (and upon such determination, such proceeds will be used by) Borrower to repair or replace the applicable property, the Borrower shall promptly, and in any event no later than thirty (30) days from the date of receipt thereof, pay to the Agent, for the ratable benefit of the Lenders, 100% of all such insurance proceeds or payments as a prepayment of the Loans, or (b) if such payment is $1,000,000 or less for any one event or series of related events and the Borrower or relevant Subsidiary does not use the proceeds to repair or replace the applicable property, the Borrower shall promptly, and in any event no later than thirty (30) days from the date of receipt thereof, pay to the Agent, for the ratable benefit of the Lenders, 100% of all such insurance proceeds or payments as a prepayment of the Loans. If the amount of such insurance proceeds paid to the Agent exceeds the aggregate outstanding principal amount of the Term Loans, the Term Loans shall be repaid in full and any excess shall serve to prepay the RC Loans or, at Borrower's option, to reduce the amount of the RC Commitment, in accordance with Subsection 1.1.4.

                  (d) At any time that the Borrower or any of its Subsidiaries sells, leases, abandons, transfers or otherwise disposes of any of its assets or property, whether directly or indirectly, in a single transaction or series of transactions (other than transfers permitted under clauses (a) through (c) and (f) of Subsection 7.7.2), the Borrower shall promptly prepay such amount of the Term Loans as is equal to the net proceeds of such disposition. If the amount of the net proceeds (after taxes) exceeds the aggregate outstanding principal amount of the Term Loans, the Term Loans shall be repaid in full and any excess shall serve to reduce the amount of the RC Commitment, in accordance with Subsection 1.1.4.

            1.2.7 HOLDING OF MANDATORY PREPAYMENTS IN CASH COLLATERAL ACCOUNT. Provided that no Event of Default or Default is then occurring or occurs during the holding thereof, at the option of the Borrowers, any mandatory prepayments under Subsection 1.2.6 above will be held in a cash collateral account by the Agent for application to Loans as their Interest Periods expire and the required payment date shall be deemed to be the last day of the relevant Interest Period.

            1.2.8 RELATIONSHIP OF VOLUNTARY AND OTHER MANDATORY PREPAYMENTS TO SCHEDULED PAYMENTS. Any voluntary prepayments of Term Loans pursuant to Subsection 1.2.5 above (Voluntary Prepayments) or mandatory prepayments pursuant to Subsection 1.2.6 above (Mandatory Prepayments) shall be applied (a) against the scheduled payments set forth in Subsections 1.2.2 and 1.2.4 above (Repayment of Term Loan A and Repayment of Term Loan B, respectively) in inverse order of maturity, and (b) as between the Term Loan A and Term Loan B, on a pro rata basis.

      1.3 LENDERS' AND ISSUER'S OBLIGATIONS SEVERAL.

            Each Lender and the Issuer is severally bound by this Agreement, but there shall be no joint obligation of the Lenders or the Issuer under this Agreement. The failure of any Lender or the Issuer to make any share of the Loans or obligations respecting Letters of Credit to be made by it on the date specified for the Loans or such obligations shall not relieve any other Lender or the Issuer of its obligation to make its share of the Loans or other obligations on such date, but neither any Lender, the Issuer nor the Agent shall be responsible for the failure of any other Lender or the Issuer to make a share of the Loans or other obligations to be made by such other Lender or the Issuer.

      1.4 NOTES.

            Upon the request of any RC Lender, the aggregate principal amount of each RC Lender's share of the RC Commitment and RC Loans shall be evidenced by a note to be issued by the Borrower to each RC Lender in substantially the form attached hereto as Exhibit A-1 (with appropriate completion of the name of the applicable RC Lender). Upon the request of any Term Lender, the aggregate amount of such Term Lender's share of the Term Loan A Commitment and the Term Loan A shall be evidenced by a note to be issued by the Borrower to such Term Lender in substantially the form attached hereto as Exhibit A-2 (with the appropriate completion of the name of the applicable Term Lender). Upon the request of any Term Lender, the aggregate amount of such Term Lender's share of the Term Loan B Commitment and the Term Loan B shall be evidenced by a note to be issued by the Borrower to such Term Lender in substantially the form attached hereto as Exhibit A-3 (with the appropriate completion of the name of the applicable Term Lender).

      1.5 BORROWING NOTICE.

            Each RC Loan shall be in the minimum amount of Five Hundred Thousand Dollars ($500,000.00) and integral multiples of One Hundred Thousand Dollars ($100,000.00) in excess of such minimum amount. To effect a funding, the Borrower shall give the Agent written notice in the form annexed to this Agreement as Exhibit B specifying the amount and date of each intended borrowing and the manner in which the same shall be disbursed, which notice:

                  (a) in the case of Base Rate Loans, shall be given no later than 11:00 a.m. (Philadelphia, PA time) one (1) Business Day prior to the date of such borrowing, and

                  (b) in the case of LIBOR Loans, shall be given no later than 11:00 a.m. (Philadelphia, PA time) at least three (3) Eurodollar Business Days prior to each such borrowing and shall specify the Interest Period with respect to such borrowing.

            The Agent in turn shall give prompt written or telephonic (promptly confirmed in writing) notice to each Lender of its pro rata share of the borrowing, the interest rate option selected and the scheduled date of the funding. After receipt of such notice, each Lender shall make such arrangements as are necessary to assure that its share of the funding shall be immediately available (in Dollars) to the Agent no later than 2:00 p.m. (Philadelphia, PA time), on the date on which the funding is to occur. After receipt of the funds, the Agent shall disburse the amount of such funding in accordance with instructions in the Borrower's borrowing notice.

            The Lenders shall not be obligated to comply with a borrowing notice if there shall then exist and be continuing an Event of Default or a Default regardless of whether Lenders have determined to exercise their remedies arising upon the occurrence of such Event of Default or Default.

      1.6 FEES TO LENDERS.

            1.6.1 COMMITMENT FEES. The Borrower shall pay to the Agent for the account of the RC Lenders quarterly in arrears on each Quarterly Payment Date a commitment fee (the "COMMITMENT FEE") (calculated on the basis of a 360-day year for the actual days elapsed) equal to one-half of one percent (.50%) of the average daily unused portion of the RC Commitment for the preceding quarter.

            1.6.2 LETTER OF CREDIT FEES AND FACING FEES. The Borrower shall pay to the Agent for the account of the Issuer and/or RC Lenders, as applicable, such letter of credit fees as are described in Article 2 (Letters of Credit) below.

            1.6.3 OTHER FEES. The Borrower shall pay such other fees, if any, as the Borrower has otherwise agreed to pay to the Agent, the Issuer and/or the Lenders, including without limitation the other fees identified in the Commitment Letter.

            1.6.4 MISCELLANEOUS. All fees payable to Lenders hereunder or under any of the other Loan Documents, when due, shall be fully earned and non-refundable.

      1.7 INTEREST.

            1.7.1 THE RATES. The Loans shall bear interest at Borrower's option (subject to the limitation and conditions set forth in this Subsection) at the Base Rate plus the Applicable Margin or at the Adjusted LIBOR plus the Applicable Margin. Interest on Base Rate Loans shall be payable quarterly on each Quarterly Payment Date, commencing with the first Quarterly Payment Date after the Closing Date. Interest on LIBOR Loans shall be payable on the last day of each Interest Period, provided that if the Interest Period is six (6) months or longer, interest shall be payable on the ninetieth (90th) day of the Interest Period, every ninetieth (90th) day thereafter until the end of the Interest Period and on the last day of the Interest Period. All interest on LIBOR Loans shall be computed on the basis of a 360-day year, and all interest on Base Rate Loans shall be computed on the basis of an actual/365-day year.

            1.7.2 APPLICABLE MARGIN. The term "APPLICABLE MARGIN" when used with respect to the Base Rate shall mean the following:

 Consolidated Total                            Base Rate
Debt to EBITDA Ratio                      Applicable Margin (%)
--------------------                      ---------------------
> 3.00:1.00                                      1.75
-

> 2.50:1.00 < 3.00:1.00                          1.25
-

> 2.00:1.00 < 2.50:1.00                           .75
-

< 2.00:1.00                                       .25

            The term "APPLICABLE MARGIN" when used with respect to Adjusted LIBOR shall mean the following:

Consolidated Total               Adjusted LIBOR              Adjusted LIBOR
Debt to EBITDA                Applicable Margin for         Applicable Margin
   Ratio                   RC Loans and Term Loan A (%)     for Term Loan B (%)
   -----                   ----------------------------     -------------------
> 3.00:1.00                           3.00                            3.50
-

> 2.50:1.00 < 3.00:1.00               2.75                            3.25
-

> 2.00:1.00 < 2.50:1.00               2.50                            3.00
-

< 2.00:1.00                           2.00                            2.50

      Notwithstanding the foregoing, until delivery of the audited year-end financial statements for the calendar year ending December 31, 2002 pursuant to the terms hereof, the Applicable Margin shall be that set forth in the tables above as if the Consolidated Total Debt to EBITDA Ratio were greater than or equal to 3.00:1.00.

            1.7.3 ADJUSTMENTS TO APPLICABLE MARGIN. The Applicable Margin shall be adjusted five (5) Business Days after the delivery of the Officer's Compliance Certificate delivered pursuant to Subsection 5.1.3 below (Delivery of Officers' Compliance Certificates), provided, however, at any time that the Borrower shall have not delivered such compliance certificate at the time specified in said Subsection 5.1.3, until such time as the certificate is so delivered to the Agent, the Applicable Margin shall be the maximum amount for the applicable type of Loan set forth above. The foregoing shall not limit any rights of the Lenders to receipt of the Default Rate, if applicable.

            1.7.4 LIBOR ELECTION.

                  (a) Unless otherwise elected by the Borrower, all Loans shall be Base Rate Loans. The Borrower may, upon three (3) Eurodollar Business Days' prior written notice to the Agent in the form of Exhibit C to this Agreement, and subject to and upon the terms and conditions set forth in this Agreement, elect to borrow money that will bear interest based on Adjusted LIBOR plus the Applicable Margin or to convert a portion of the Loans to bear interest based on Adjusted LIBOR plus the Applicable Margin. Any such election may be made with respect to a principal amount designated in such notice and equal to at least Five Hundred Thousand Dollars ($500,000.00) and integral multiples of One Hundred Thousand Dollars ($100,000.00) in excess of such minimum, for the period next ensuing, which period ("INTEREST PERIOD") shall equal one, two, three or six months as designated by Borrower in its notice.

                  (b) The Borrower may not convert any outstanding Loans to LIBOR Loans if at the time of such conversion or election there shall exist a Default or an Event of Default.

                  (c) If an interest rate based on Adjusted LIBOR plus the Applicable Margin is elected, such interest rate shall remain in effect for the Interest Period selected and such interest rate shall not otherwise be converted to another interest rate prior to the expiration of the Interest Period except as otherwise required by this Section. If an Interest Period for any LIBOR Loan would otherwise commence on a day which is not a Eurodollar Business Day, such Interest Period shall commence on the next Eurodollar Business Day.

                  (d) Each LIBOR Loan shall, on the last day of the applicable Interest Period, automatically convert into a Base Rate Loan unless, at least three (3) Business Days prior thereto, the Agent has received a notice in the form of Exhibit C that the Borrower has elected to continue such Loan as a LIBOR Loan.

                  (e) The Borrower may not elect an interest rate based on Adjusted LIBOR if such election would require the Agent to administer concurrently a combination of elective rates of interest based on Adjusted LIBOR, Base Rate and/or any combination of Interest Periods that exceed an aggregate of six (6).

                  (f) If an Interest Period would otherwise end on a day which is not a Eurodollar Business Day, such Interest Period shall be extended to the next Eurodollar Business Day, unless such next Eurodollar Business Day shall fall in the next calendar month in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day.

                  (g) No Interest Period may be elected that would end later than the RC Maturity Date (for RC Loans), the Term Loan A Maturity Date (for Term Loan A) or the Term Loan B Maturity Date (for Term Loan B).

            1.7.5 BREAKAGE. Without limiting the Borrower's option to have mandatory prepayments under Subsection 1.2.6 held in a cash collateral account pursuant to Subsection 1.2.7 above, in the event that the Borrower makes a prepayment (whether voluntary or mandatory) of any LIBOR Loans on a day other than the last day of the applicable Interest Period, if the Borrower provides written notice to the Agent of its request to borrow a LIBOR Loan and fails to borrow such LIBOR Loan, if the Borrower provides written notice to the Agent of its request to convert a Loan and fails to convert such Loan to a LIBOR Loan on the date specified in the applicable notice, the Borrower will pay to the Agent, upon demand, for the account of the affected Lenders any cost, loss or expense incurred as a result thereof. Each affected Lender shall certify the amount of such cost, loss or expense to the Borrower, which certification and statement shall be conclusive in the absence of manifest error.

            1.7.6 DEFAULT RATE. Anything in this Agreement to the contrary notwithstanding, (a) after maturity, whether scheduled, by acceleration or otherwise, and whether prior to or after a judgment against the Borrower, or (b) during the existence of an Event of Default, the outstanding Loans shall bear interest at two percent (2%) per annum plus the interest rate(s) otherwise in effect from time to time pursuant to this Agreement (the "DEFAULT RATE").

            1.7.7 SOURCE OF FUNDS. Although each Lender may elect to purchase in the London Inter-Bank Eurocurrency Market one or more Eurodollar deposits in order to fund or maintain its funding of LIBOR Loans hereunder, it is acknowledged that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid and any other amounts owing under this Agreement in connection with such election, and each Lender shall be entitled to fund and maintain its funding of all or any part of that portion of the principal amount of the Loans in any manner it sees fit. Nonetheless, all such determinations shall be made as if each Lender had actually funded and maintained its LIBOR Loans through the purchase of Eurodollar deposits.

      1.8 ADDITIONAL COSTS; UNAVAILABILITY.

            1.8.1 INABILITY TO DETERMINE LIBOR. In the event that the Agent or Majority Lenders shall have determined that for any reason it has become impossible or impracticable to determine the Adjusted LIBOR (or the Adjusted LIBOR for any specified Interest Periods), the Agent shall promptly give notice of such determination to the Borrower. In that case, no part of the Loans shall thereafter be available at the Adjusted LIBOR (or at the Adjusted LIBOR for the specified Interest Period) until the Agent determines that the circumstances described above cease to exist.

            1.8.2 LAWS AFFECTING LIBOR AVAILABILITY. If it shall become unlawful or impossible for any Lender (or any of their respective lending offices) to make or maintain LIBOR Loans (or LIBOR Loans of a specified duration) due to (a) the introduction of, or any change in, any Law or any change in the interpretation or administration thereof by any Governmental Authority, or (b) compliance by any Lender (or any of their respective lending offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, such Lender shall promptly give notice thereof to the Agent and the Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Agent notifies the Borrower that such circumstances no longer exist, (a) the obligations of the Lenders to make such LIBOR Loans and the right of the Borrower to convert any Loan or continue any Loan as such shall be suspended and thereafter the Borrower may select only Base Rate Loans hereunder, and (b) if any of the Lenders may not lawfully continue to maintain a Loan as a LIBOR Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Base Rate Loan.

            1.8.3 CAPITAL ADEQUACY. If either (a) the introduction of, or any change in, or in the interpretation of, any Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrower shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or corporation controlling such Lender for such reduction.

            1.8.4 OTHER INCREASED COSTS. Without limiting the provisions of the preceding Subsection 1.8.3, if the introduction of, or any change in, any Law, or in the interpretation or administration thereof by any Governmental Authority, or compliance by any of the Lenders (or any of their respective lending offices) with any request or directive (whether or not having the force of law) of such Governmental Authority:

                  (a) shall subject any of the Lenders (or any of their respective lending offices) to any tax, duty or other charge with respect to any Loan, Letter of Credit or commitment therefor or shall change the basis of taxation of payments to any of the Lenders (or any of their respective lending offices) with respect to the principal of or interest on any Loan or Letter of Credit or commitment therefor or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective lending offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such ending office is located), or

                  (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective lending offices) or shall impose on any of the Lenders (or any of their respective lending offices) or the foreign exchange and interbank markets any other condition affecting any obligation hereunder; and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any Loan or issuing or participating in Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a Loan or Letter of Credit, then such Lender shall promptly notify the Agent, and the Agent shall promptly notify the Borrower of such fact and demand compensation therefor. Within fifteen (15) days after such notice by the Agent, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction.

            1.8.5 DETERMINATIONS AND NOTICE. Any determination by the Agent or specified Lender pursuant to this Section 1.8 shall be conclusive and binding for all purposes. The Agent shall notify the Borrower and each affected lender as to the determinations made pursuant to this Section 1.8 and the Agent or the applicable Lender will provide the Borrower with a written statement setting forth the methodology of such determination by the Agent or the applicable Lender, as the case may be; provided, however, that the Agent or applicable Lender shall have no liability for failure to give such notice.

      1.9 PURPOSE.

            Upon satisfaction of the conditions and other requirements set forth in this Agreement, the proceeds of the Loans shall be used by the Borrower: (a) to fund amounts required in connection with the merger of pre-merger PCC Acquisition Corp. and pre-merger Pennsylvania Crusher Corporation ("OLD PA CRUSHER"), which merger is being consummated substantially simultaneously with the initial advance hereunder and is resulting in the surviving entity being the Borrower hereunder, and (b) for working capital needs and general corporate purposes of Borrower and its Subsidiaries.

      1.10 MECHANICS OF PAYMENTS: BORROWER PAYMENTS.

            1.10.1 MANNER OF MAKING PAYMENTS. All payments on account of principal and interest on the Loans, the Commitment Fee, and all other amounts otherwise payable to Lenders under this Agreement, shall be made to the Agent, for the benefit of each Lender, in Dollars which are immediately available. Unless otherwise specified, all payments by the Borrower shall be made by noon (Philadelphia, PA time), on the due date for such payment, at the Agent's office at One South Broad Street, 13th Floor, Locator 01-5997, Philadelphia, Pennsylvania 19107, specifying the amount and date of payment, re: Pennsylvania Crusher Corporation (and if by wire transfer, in accordance with the instructions on the signature page to this Agreement) or to such other accounts or Persons or at such other place as the Agent may direct in writing. The failure by the Borrower to make a payment by noon shall not constitute an Event of Default if such payment is made on the due date; however, any payment made after such time on such due date shall be deemed made on the next Business Day for the purpose of interest and reimbursement calculations.

            1.10.2 PERMITTED ASSUMPTIONS BY AGENT AS TO BORROWER PAYMENTS. Unless the Agent shall have been notified by the Borrower in writing prior to the date on which the Borrower is scheduled to make a payment to the Agent for the account of one or more of the Lenders or the Issuer (such payment being the "BORROWER REQUIRED PAYMENT") that the Borrower does not intend to make the Borrower Required Payment to the Agent, the Agent may assume that the Borrower Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make such amount available to the Lenders entitled thereto on such date. If the Borrower has not in fact made the Borrower Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day.

            1.10.3 DISBURSEMENTS FROM AGENT TO LENDERS. The Agent shall promptly remit to each Lender its pro rata share of payments received pursuant to the preceding Subsection 1.10.1 in immediately available funds, except that all reimbursement payments in respect of losses, out-of-pocket expenses, funding losses or like matters shall be retained by the Agent or remitted to the Lenders according to their respective appropriate entitlement to such reimbursement. Unless otherwise provided in this Agreement or other Loan Documents, payments from the Borrower shall be applied first to fees, then to interest (to the extent then payable), then to principal of Base Rate Loans, and then to principal of LIBOR Loans (and among such LIBOR Loans, first to those with the earliest expiring Interest Periods).

            1.10.4 AUTHORIZATION TO MAKE LOANS IN SATISFACTION OF SECURED OBLIGATIONS. At any time that the Borrower is required to make a payment of principal, interest, fees, costs, expenses or other amounts pursuant to the terms of this Agreement or other Loan Documents and fails to do so, in addition to other rights and remedies of the Agent and Lenders hereunder, under the other Loan Documents and at Law, the Borrower hereby authorizes the Lenders (after receipt of notice from the Agent to do so) to cause the aforesaid payments to be made by drawing under the RC Commitment to make additional RC Loans (and any such drawings shall be subject to interest at the Default Rate and shall be part of the Secured Obligations and secured by all of the security interests granted pursuant to the Loan Documents); provided, however, that notwithstanding the making by the Lenders of any of the aforesaid payments as set forth in this sentence, the failure of the Borrower to make any of the aforesaid payments when due shall constitute an Event of Default. The Lenders may cause payments to be made pursuant to this Subsection 1.10.4, in their sole discretion, regardless of the existence of an Event of Default and whether or not the aggregate amount of the outstanding RC Loans, after giving effect to such payments, exceeds the amount of the RC Commitment.

            1.10.5 PAYMENTS DUE ON NON-BUSINESS DAYS. Subject to Subsection
1.7.4 (LIBOR Election) as to payments with respect to Adjusted LIBOR, whenever any payment to be made under the Loan Documents shall become due and payable on a day which is not a Business Day, such payment may be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest on such payment.

      1.11 MECHANICS OF PAYMENTS: LENDER PAYMENTS.

            1.11.1 PERMITTED ASSUMPTIONS BY AGENT AS TO LENDER PAYMENTS. Unless the Agent shall have been notified by a Lender prior to noon (Philadelphia, PA time) on the date on which it is scheduled to fund to the Agent any amount payable by a Lender under this Agreement (such payment being the "LENDER REQUIRED PAYMENT") that it does not intend to make the Lender Required Payment to the Agent, the Agent may assume that the Lender Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the Borrower (or other appropriate party) on such date. If such Lender has not in fact made the Lender Required Payment to the Agent, the Borrower (or other recipient) shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate equal to the Base Rate. The foregoing does not limit the obligation of any Lender to make a Lender Required Payment. Any Lender Required Payment made by the Agent in reliance on the assumption that the applicable Lender was funding the same, if not returned by the Borrower (or other recipient), shall be paid, on demand, to the Agent by the applicable Lender, together with interest thereon accruing at the Base Rate. In addition, any Lender that fails to make a Lender Required Payment upon receipt of notice therefor, shall not be entitled to vote on any matters that it otherwise would be entitled to vote on under this Agreement until it makes such payment.

            1.11.2 SPECIAL PURPOSE FUNDING VEHICLE. Notwithstanding anything to the contrary contained herein, any lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (an "SPFV") the option to fund all or any part of any Loan that such Granting Lender would otherwise be obligated to fund pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPFV to fund any Loan, and (ii) if an SPFV elects not to exercise such option or otherwise fails to fund all or any part of such Loan, the Granting Lender shall be obligated to fund such Loan pursuant to the terms hereof. The funding of a Loan by an SPFV hereunder shall utilize the RC Commitment of the Granting Lender to the same extent, and as if, such Loan were funded by such Granting Lender. Each party hereto hereby agrees that no SPFV shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment. Notwithstanding anything to the contrary contained in this Agreement, any SPFV may disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Loans to any rating agency, commercial paper, dealer or provider of any surety or guarantee to such SPFV. This Section may not be amended without the prior written consent of each Granting Lender, all or any part of whose Loan is being funded by an SPFV at the time of such amendment. No SPFV shall be entitled to any indemnities or additional costs or other amounts referred to in Section 1.8 (Additional Costs; Unavailability) or breakage pursuant to Subsection 1.7.5 (Breakage) or similar payments except to the extent it shares in payments made to the Granting Lender pursuant to entitlements of the Granting Lender hereunder.

      1.12 TAXES.

            1.12.1 PAYMENTS FREE AND CLEAR. Any and all payments by the Borrower on account of the Secured Obligations shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (a) in the case of each Lender and the Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and (b) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's lending office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or Letter of Credit to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.12) such Lender or the Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) the Borrower shall deliver to the Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Subsection 1.12.4. The affected Lender will take reasonable steps as are requested by the Borrower at the Borrower's expense to obtain any refund that is available with respect to Taxes for which the Borrower has compensated such Lender and will promptly remit any such refund as may be received to the Borrower.

            1.12.2 STAMP AND OTHER TAXES. In addition, the Borrower shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or any other Secured Obligations or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "OTHER TAXES").

            1.12.3 INDEMNITY. The Borrower shall indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 1.12) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided, however, that there is a reasonable and legal basis for the assertion of such Taxes. Such indemnification shall be made within thirty (30) days from the date such Lender or the Agent (as the case may be) makes written demand therefor, shall constitute Secured Obligations, be secured by all collateral security for the Secured Obligations and, if not paid within such 30-day period, shall accrue interest until paid at the Default Rate.

            1.12.4 EVIDENCE OF PAYMENT. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Agent.

            1.12.5 TAX FORMS. Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under Section 1.1441-1(c)(16) of the Internal Revenue Code or Regulations promulgated thereunder (for the purposes hereof, the "Regulations")) certifying its status (i.e., U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Internal Revenue Code. The term "Withholding Certificate" means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under Sections 1.1441-1(e)(2) and (3) of the Regulations; a statement described in Section 1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Internal Revenue Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person. Each Lender, assignee or participant required to deliver to the Borrower and the Agent a Withholding Certificate pursuant to the preceding sentence shall deliver such valid Withholding Certificate as follows: (A) each Lender which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five
(5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Lender; and (B) each assignee or participant shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participant. Each Lender, assignee or participant which so delivers a valid Withholding Certificate further undertakes to deliver to each of the Borrower and the Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent. Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax, the Borrower or the Agent, as the case may be, shall be entitled to withhold U.S. federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under Section 1.1441-7(b) of the Treasury Regulations. Further, the Borrower and the Agent are indemnified under Section 1.1461-1(e) of the Treasury Regulations against any claims and demands of any Lender or assignee or participant of a Lender for the amount of any tax it deducts and withholds in accordance with regulations under Section 1441 of the Internal Revenue Code.

            1.12.6 SURVIVAL. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 1.12 shall survive the payment in full of the Secured Obligations and the termination of the Commitments.

                                    ARTICLE 2
                                LETTERS OF CREDIT

      2.1 LETTERS OF CREDIT.

            2.1.1 COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the requirements set forth below, the Borrower may use a portion of the RC Commitment, which portion shall not exceed $750,000.00 (the "LETTER OF CREDIT SUBLIMIT"), for the purpose of causing the Issuer to issue standby Letters of Credit for the account of the Borrower, provided that (a) the Borrower executes and delivers a letter of credit application and, if required by the Issuer, reimbursement agreement, each in a form acceptable to the Issuer, and complies with any other conditions to the issuance of such Letter of Credit (including the payment of any applicable fees) set forth therein; (b) the Issuer approves the form of such Letter of Credit; (c) such Letter of Credit bears an expiration date not later than the earlier of (i) one (1) year after issuance and (ii) thirty (30) days prior to the RC Maturity Date; (d) the Issuer receives a request for issuance three (3) Business Days prior to the date of issuance (unless the Issuer, in its sole and absolute discretion, agrees to shorter notice in any instance); and (e) the conditions set forth in Section 3.2 (Requirements for Each Loan/Letter of Credit) are satisfied to the satisfaction of the Issuer as of the date of the issuance of such Letter of Credit.

            2.1.2 LIMITATION ON AMOUNT. The Issuer shall not be obligated or permitted under this Section 2.1 to issue any Letter of Credit for the account of the Borrower to the extent that the sum of (a) the amount that would be available to be drawn under the proposed Letter of Credit plus (b) the sum of all amounts available to be drawn under outstanding Letters of Credit plus (c) any Unreimbursed Drawings would exceed the lesser of (i) the Letter of Credit Sublimit, (ii) the excess of the RC Commitment over the outstanding principal amount of RC Loans; and (iii) the excess of the amount of the Borrowing Base over the outstanding principal amount of RC Loans.

            2.1.3 OBLIGATIONS ABSOLUTE. The Borrower's obligations under this
Section 2.1 (including without limitation reimbursement obligations) shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuer, the Agent, any Lender or any beneficiary of a Letter of Credit. The Borrower further agrees that the Issuer, the Agent and the Lenders shall not be responsible for, and the Borrower's reimbursement obligations shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Issuer, the Agent and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Any action taken or omitted by the Issuer under or in connection with each Letter of Credit and the related drafts and documents shall be binding upon the Borrower and shall not result in any liability on the part of the Issuer.

            2.1.4 RELIANCE BY ISSUER. The Issuer shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and believed by it to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuer and the Agent.

            2.1.5 FEES. In connection with each Letter of Credit issued hereunder, the Borrower shall pay to the Agent for the account of the RC Lenders a fee equal to the product of (a) the Applicable Margin for RC Loans bearing interest at a rate based on Adjusted LIBOR (or, if the Default Rate is then in effect, the margin of the Default Rate over Adjusted LIBOR) multiplied by (b) the face amount of such Letter of Credit (the "LETTER OF CREDIT FEES"). In addition, the Issuer shall receive a facing fee equal to 1/4 of 1% per annum of the face amount of all outstanding Letters of Credit ("FACING FEE"). All Letter of Credit Fees and Facing Fees are fully earned and non-refundable when due, and shall be payable quarterly in arrears on each Quarterly Payment Date based on the number of days during each quarter that a Letter of Credit is outstanding during such quarter (calculated on the basis of a 360-day year). The Borrower shall also pay to the Issuer all of the Issuer's standard fees and charges for the opening, amendment, modification, presentation or cancellation of a Letter of Credit and otherwise in respect of a Letter of Credit and shall execute all of the Issuer's standard agreements in connection with the issuance of the Letter of Credit.

            2.1.6 PARTICIPATION BY RC LENDERs.

                  (a) Effective immediately upon the issuance of each Letter of Credit and without further action on the part of the Issuer, the Issuer shall be deemed to have granted to each RC Lender, and each RC Lender shall be deemed to have irrevocably purchased and received from the Issuer, without recourse or warranty, an undivided interest and participation in such Letter of Credit to the extent of each RC Lender's percentage of the RC Commitment. Further, each Lender acknowledges and agrees that it shall be absolutely liable, to the extent of its percentage of the RC Commitment, to fund on demand or reimburse the Issuer on demand for the amount of each draft paid by the Issuer under each Letter of Credit to the extent that such amount is not immediately reimbursed by the Borrower.

                  (b) In furtherance of the provisions of the preceding paragraph (a), the Issuer shall notify the Agent promptly upon receipt of notice of an intended draw under a Letter of Credit. The Agent shall give written, telecopied or telegraphic notice to each of the other RC Lenders of its pro rata share of such draw and the scheduled date thereof. After receipt of such notice, and whether or not an Event of Default or Default then exists, each RC Lender shall make available to the Agent such RC Lender's share of such draw in immediately available (in Dollars) to the Agent no later than noon (Philadelphia, PA time), on the date specified in the Agent's notice. The failure of the Issuer or the Agent to give timely notice pursuant to this Subsection 2.1.6 shall not affect the right of the Issuer to reimbursement from the RC Lenders. Any amount paid by Agent and RC Lenders pursuant to a draw made under a Letter of Credit shall constitute an RC Loan and shall be repaid pursuant to the provisions respecting RC Loans, provided that if an Event of Default or Default exists at the time of a draw, the Borrower shall immediately reimburse the amount of such draw to the Agent for the benefit of the RC Lenders.

            2.1.7 STANDARD OF CONDUCT. The Issuer shall be entitled to administer each Letter of Credit in the ordinary course of business and in accordance with its usual practices, modified from time to time as it deems appropriate under the circumstances, and shall be entitled to use its discretion in taking or refraining from taking any action in connection herewith as if it were the sole party involved. Any action taken or omitted to be taken by the Issuer under or in connection with any Letter of Credit shall not create for the Issuer any resulting liability to any other Lender.

            2.1.8 CASH COLLATERAL ACCOUNT. In the event that (a) the excess of
(i) the amount of the RC Commitment, over (ii) the amount of outstanding RC Loans, is less than (b) the aggregate face amount of all outstanding Letters of Credit plus the amount of any Unreimbursed Drawings for any reason (whether because the RC Commitment has been reduced or terminated or otherwise), the Borrower shall forthwith pay to the Agent an amount equal to the excess of the amount described in clause (b) above over the amount described in clause (a) above. Such amount shall first be applied against Unreimbursed Drawings and the remainder shall be maintained by the Agent in an interest bearing cash collateral account in the name of and for the benefit of the Agent and the Lenders to secure the repayment of Borrower's obligation to reimburse the Lenders for drafts drawn or which may be drawn under outstanding Letters of Credit until such time as all outstanding Letters of Credit have expired or been cancelled.

            2.1.9 OBLIGATIONS SECURED. The obligations of the Borrower to the Issuer, the Agent and the Lenders in respect of Letters of Credit shall be Secured Obligations and shall be secured by all collateral security therefor.

                                    ARTICLE 3
                           CONDITIONS TO FUNDINGS AND
                          ISSUANCE OF LETTERS OF CREDIT

            3.1 CONDITIONS TO INITIAL FUNDING. The obligation of the Lenders to make the initial Loans or the Issuer to issue the initial Letters of Credit pursuant to this Agreement shall be subject to the fulfillment, to the satisfaction of the Agent, Lenders and Issuer (unless otherwise specified), of the following conditions on or before January 3, 2003 (the date of such fulfillment being the "CLOSING DATE"). The making of any Loan by any Lender or the issuance of any Letter of Credit by the Issuer on the Closing Date shall constitute evidence of such Lender's or the Issuer's satisfaction with the fulfillment thereof.

            3.1.1 EXECUTION OF THIS AGREEMENT. This Agreement shall have been duly executed by the Borrower, each Lender party to this Agreement as of the Closing Date, the Issuer and the Agent.

            3.1.2 THE NOTES. The Borrower shall have delivered duly executed Notes to each of the Lenders that requests a Note.

            3.1.3 SECURITY AGREEMENT. The Borrower and each Subsidiary of the Borrower shall have executed and delivered to the Agent a Security Agreement (as amended, restated, modified or supplemented from time to time in accordance with the terms hereof and thereof, the "SECURITY AGREEMENT") in substantially the form annexed to this Agreement as Exhibit D, together with (a) such Uniform Commercial Code financing statements as are necessary to perfect the security interests created by such Security Agreement, (b) such landlord waivers as the Agent shall request, (c) bailee waiver letters from each Person that has possession of any inventory of the Borrower or its Subsidiaries, and (d) a power of attorney duly executed by the Borrower and each Subsidiary of the Borrower in substantially the form attached as Annex B to the Security Agreement, and all equipment appraisals required by Lenders shall have been completed to Lenders' satisfaction.

            3.1.4 GUARANTY AND SURETYSHIP AGREEMENT. Each Subsidiary of the Borrower shall have executed and delivered to the Agent one or more Guaranty and Suretyship Agreements (as amended, restated, modified or supplemented from time to time in accordance with the terms hereof and thereof, together with each other guaranty and suretyship agreement executed by a Subsidiary of the Borrower pursuant to the terms hereof, the "SUBSIDIARY SURETYSHIPS") in substantially the form annexed to this Agreement as Exhibit E.

            3.1.5 PLEDGE AGREEMENTS.

                  (a) Parent shall own directly all of the capital stock of the Borrower and shall have executed and delivered to the Agent a Pledge Agreement (as the same may be amended, restated, modified or supplemented from time to time in accordance with the terms hereof and thereof, the Parent Pledge (as the same may be amended, restated, modified or supplemented from time to time in accordance with the terms hereof and thereof, the "PARENT PLEDGE") in substantially the form and annexed to this Agreement as Exhibit F-1, together with all original stock certificates, duly executed in blank and undated assignment powers and financing statements required thereunder.

                  (b) The Borrower shall own directly all of the capital stock and other equity of the Subsidiaries specified on Schedule 4.1 hereto and the Borrower shall have executed and delivered to the Agent a Pledge Agreement (as the same may be amended, restated, modified or supplemented from time to time in accordance with the terms hereof and thereof, the

"BORROWER PLEDGE") in substantially the form annexed to this Agreement as Exhibit F-2, together with all original stock and other equity certificates, duly executed in blank and undated assignment powers and financing statements required thereunder.

            3.1.6 SUBORDINATION AGREEMENT. Parent and K-Tron shall have executed and delivered to the Agent a Subordination Agreement (as amended, restated, modified or supplemented from time to time in accordance with the terms hereof and thereof the "SUBORDINATION AGREEMENT") respecting management fees and other obligations of the Borrower in substantially the form and annexed to this Agreement as Exhibit G.

            3.1.7 MORTGAGES AND LANDLORD WAIVERS. The Borrower and each Subsidiary shall have executed and delivered to the Agent mortgages (as amended, restated, modified and supplemented from time to time in accordance with the terms hereof and thereof, and together with any other mortgages delivered pursuant to this Agreement at any time, the "MORTGAGES") in substantially the form annexed to this Agreement as Exhibit I, in form appropriate for recording in the relevant jurisdiction, and landlord waivers (as amended, restated, modified and supplemented from time to time in accordance with the terms hereof and thereof, and together with any other landlord consents, waivers or subordinations delivered pursuant to this Agreement at any time, the "LANDLORD WAIVERS") in form and substance satisfactory to Agent for each parcel of real property owned or leased by such Person, and shall have delivered such environmental reports, flood certifications, title commitments and insurance policies, surveys, lease agreements, warehouseman waivers, mortgagee waivers and other instruments, agreements, documents and certificates as may be required by the Mortgages or otherwise reasonably requested by Agent in connection with any real property owned, leased or otherwise occupied by Borrower or any of its Subsidiaries or upon which any assets of the Borrower or any of its Subsidiaries may be situated (including without limitation such reports, certifications, commitments and other information relating to the South Carolina Property as the Agent may reasonably request).

            3.1.8 REPAYMENT OF EXISTING INDEBTEDNESS. All Indebtedness of Borrower, Old PA Crusher or any subsidiary of Old PA Crusher owing to any Person other than Indebtedness permitted under Section 7.1 (collectively, the "PREDECESSOR INDEBTEDNESS") shall have been repaid in full prior to or concurrently with the initial advances under this Agreement. In addition, each Person to which any Predecessor Indebtedness is owed, shall have terminated all commitments in respect of its respective Predecessor Indebtedness and shall have prepared and, if required by Law, executed and/or filed (or agreed to file concurrent with receipt of payment in full of its respective Predecessor Indebtedness), releases and terminations of all liens and cancellations of all guarantees or other collateral security instruments and agreements provided in connection therewith, in form and substance satisfactory to Agent. Arrangements for the payoff of the Predecessor Indebtedness shall have been made and a payoff letter in form and substance satisfactory to the Agent shall have been delivered.

            3.1.9 PAYMENT OF FEES AND COSTS. The Borrower shall have paid all of the fees required to be paid to the Agent, the Issuer and other Lenders on the Closing Date, including without limitation the remaining portion of the upfront fee referenced in the Commitment Letter and all of the fees and disbursements of counsel for the Agent in connection with the review, negotiation, preparation, execution and delivery of this Agreement and the other documents contemplated herein.

            3.1.10 NO DEFAULT. Before and after giving effect to the Indebtedness to be incurred hereunder, there shall exist no Event of Default or Default under this Agreement.

            3.1.11 CORRECTNESS OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement or otherwise made in writing in connection with this Agreement or the other Loan Documents, whether made by the Borrower or any Subsidiary, shall be true and correct with the same effect as though such representations and warranties were made to Lenders or Agent on behalf of Lenders on and as of the Closing Date and the Borrower shall deliver a certificate so stating.

            3.1.12 FINANCIAL STATEMENTS; PROJECTIONS.

                  (a) The Lenders shall have received a balance sheet, a statement of incomes and changes in retained earnings and a statement of cash flow of the Borrower and its Subsidiaries (or Old PA Crusher and its Subsidiaries, as applicable) for the most recent twelve (12) month period on a pro forma basis, all in form and substance satisfactory to the Lenders and prepared in accordance with GAAP.

                  (b) The Lenders shall have received a final set of operating projections and budgets for the Borrower and its Subsidiaries, dated no more than 120 days prior to the Closing Date, for the period beginning on or before the Closing Date and ending on December 31, 2007, which shall be in reasonable detail, shall be based on the closing capital structure of the Borrower and its Subsidiaries, shall reflect the consummation of the transactions contemplated by this Agreement and shall otherwise be in form and substance satisfactory to the Agent.

            3.1.13 LEGAL PROCEEDINGS. All corporate, partnership and other legal proceedings and all instruments in connection with the transactions contemplated by this Agreement and other Loan Documents shall be satisfactory in form and substance to the Agent and its counsel, and the Agent and its counsel shall have received all information and copies of all documents and records of all corporate and partnership proceedings, which the Agent or its counsel has requested, such documents where appropriate to be certified by proper corporate, partnership, governmental or other authorities.

            3.1.14 CONSENTS AND APPROVALS. All corporate, governmental and judicial consents, approvals and waivers and other third party consents, approvals and waivers necessary in connection with this Agreement and the Loans, the acquisition of Old PA Crusher or other related transactions, shall have been obtained and, if applicable, become final and non-appealable, and shall remain in full force and effect, without the imposition of any conditions that are not acceptable to the Lenders.

            3.1.15 MATERIAL ADVERSE CHANGE; COMPLIANCE WITH LAW.

                  (a) No Material Adverse Change shall have occurred since September 30, 2002.

                  (b) The Borrower and its Subsidiaries shall be in substantial compliance with all Law, including without limitation environmental laws.

                  (c) There shall be no material litigation or proceeding pending or overtly threatened against the Borrower, Old PA Crusher or any of their Subsidiaries, except as previously disclosed in writing to the Agent prior to December 2, 2002.

            3.1.16 OPINIONS OF COUNSEL. The Agent shall have received the following favorable opinions of counsel as to the transactions contemplated hereby addressed to the Agent, the Issuer and the Lenders and dated as of the Closing Date, in form and content satisfactory to Agent, the Issuer and the
Lenders:

                  (a) opinions of counsel to the Borrower, its Subsidiaries and any other Loan Parties; and

                  (b) opinions of special local counsel to the Borrower and its Subsidiaries in the State of South Carolina and such other states as Agent may reasonably require.

            3.1.17 OFFICER'S COMPLIANCE CERTIFICATE. There shall have been delivered to each Lender an Officer's Compliance Certificate, dated as of the Closing Date, demonstrating pro forma compliance with the financial covenants set forth in Article 6 (Financial Covenants) and certifying as to the absence of any Default and any Event of Default.

            3.1.18 GOOD STANDING. The Agent shall have received (a) good standing certificates for the Borrower and each of its Subsidiaries, evidencing its good standing under the laws of the state of its incorporation or formation and (b) good standing certificates for the Borrower and each of its Subsidiaries, evidencing its good standing under the laws of each of the states in which it is required to qualify to do business.

            3.1.19 LIEN SEARCHES. The Borrower shall have delivered to the Agent Uniform Commercial Code, tax and judgment lien searches, pending litigation and bankruptcy searches, of a recent date, in such offices as are acceptable to the Agent, together with U.S. Patent and Trademark Office and Copyright Office searches, of a recent date, if requested by Agent, in all cases showing no Liens with respect to Borrower and each of its Subsidiaries other than Permitted Liens.

            3.1.20 EVIDENCE OF INSURANCE. The Agent shall have received evidence of the insurance required by Section 7.14 (Insurance) below.

            3.1.21 STOCK PURCHASE AND MERGER DOCUMENTS, INSTRUMENTS AND AGREEMENTS. The Agent shall have received (a) executed, final copies of the stock purchase agreement relating to Borrower's acquisition of all of the issued and outstanding capital stock of Old PA Crusher, together with all exhibits and schedules thereto, which shall be in form and substance satisfactory to the Agent, (b) all documents, instruments, certificates and agreements governing the merger of Old PA Crusher with and into Borrower, including without limitation a filed certificate of merger, all in form and substance satisfactory to Agent, and (c) such evidence as Agent and its counsel may request, in form and substance satisfactory to Agent, showing satisfaction of all conditions set forth in any of the documents or agreements described in clause (a) or (b) of this Subsection 3.1.21 and completion of the transactions contemplated in such documents and agreements. The purchase price for Old PA Crusher shall not exceed an amount equal to $25,000,000, plus reasonable fees and expenses associated therewith in an amount acceptable to the Agent.

            3.1.22 CAPITAL STRUCTURE AND EQUITY INVESTMENTS. Borrower shall have received a capital contribution in an amount no less than $5,000,000.00 and the Borrower's capitalization as of the Closing Date shall otherwise be satisfactory to Lenders. The Agent shall have received copies of all documents related to the capitalization of the Borrower, all of which shall be in form and substance satisfactory to the Agent.

            3.1.23 INITIAL BORROWING BASE REPORT AND AVAILABILITY UNDER BORROWING BASE. The Borrower shall have delivered to the Agent an initial Borrowing Base Certificate showing availability under the Borrowing Base in an amount acceptable to Lenders.

            3.1.24 MATERIAL CONTRACTS. The Agent shall have received copies of all management agreements, employment contracts and other material contracts and agreements requested by Agent, all in form and substance satisfactory to Agent.

            3.1.25 TAX SHARING AGREEMENT. The Borrower shall have delivered to the Agent a duly executed tax sharing agreement with K-Tron and K-Tron's Consolidated Subsidiaries in form and substance satisfactory to Agent (the "TAX SHARING AGREEMENT").

            3.1.26 PRO FORMA EBITDA. The Agent shall have received satisfactory evidence that the Borrower's (or Old PA Crusher's) pro forma EBITDA for the most recent twelve (12) month period (or, subject to the reasonable satisfaction of the Agent, the most recent twelve (12) month period for which financial statements are available), as determined in accordance with GAAP (with certain adjustments as agreed to by the Agent) shall be at least equal to $5,100,000.00.

            3.1.27 CONSOLIDATED TOTAL DEBT TO PRO FORMA EBITDA RATIO. The Agent shall have received a certificate from the Borrower, signed by the Borrower's Chief Executive Officer, President, Chief Financial Officer or Treasurer, certifying as to the ratio of Consolidated Total Debt to pro forma EBITDA (as measured above), which shall be no greater than 3.00 to 1.00, together with supporting calculations and such evidence thereof as the Agent may request.

            3.1.28 PRIMARY DEPOSIT ACCOUNTS. The Borrower and its Subsidiaries shall maintain their primary deposit accounts with Agent or a Lender.

            3.1.29 OTHER REQUIREMENTS. The Agent shall have received such additional information and material as the Agent or any Lender may reasonably request.

      3.2 REQUIREMENTS FOR EACH LOAN/LETTER OF CREDIT.

            The Lenders shall not be required to make any Loans to the Borrower (including, without limitation, the initial Loan) and Issuer shall not be required to issue any Letters of Credit (including, without limitation, the initial Letter of Credit) unless the following conditions are fulfilled to the satisfaction of Agent:

            3.2.1 NO DEFAULT. There shall not, either prior to or after giving effect to each such funding or Letter of Credit, exist an Event of Default or Default;

            3.2.2 REQUEST FOR ADVANCE/LETTER OF CREDIT. Agent shall have timely received a borrowing notice pursuant to Section 1.5 (Borrowing Notice) or request for a Letter of Credit pursuant to Subsection 2.1.1 (Commitment to Issue Letters of Credit);

            3.2.3 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Borrower and the other Loan Parties made in the Loan Documents shall be true and correct in all material respects as of the date of each such Loan or Letter of Credit (both immediately prior to and after giving effect to said Loan or Letter of Credit) as if made on and as of such date, except to the extent that changes in the facts and conditions on which such representations and warranties are based do not result from an act or omission that constitutes a breach of any covenant or Default or Event of Default set forth in this Agreement or in any other Loan Document and have been disclosed to Lenders in writing;

            3.2.4 MATERIAL ADVERSE CHANGE. No Material Adverse Change shall have occurred since the date of this Agreement; and

            3.2.5 METHOD OF CERTIFYING CERTAIN CONDITIONS. The request for, and acceptance of, each Loan and each Letter of Credit by the Borrower shall be deemed a representation and warranty by the Borrower that the conditions specified in Subsections 3.2.1 (No Default), 3.2.3 (Representations and Warranties), and 3.2.4 (Material Adverse Change) have been satisfied.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

            In order to induce Issuer and the Lenders to enter into this Agreement and to make the Loans and other extensions of credit contemplated by this Agreement, the Borrower hereby makes the following representations, covenants and warranties:

      4.1 STATUS.

            4.1.1 ORGANIZATION AND QUALIFICATION. The Borrower and each of its Subsidiaries are duly organized and validly existing corporations, partnerships or limited liability companies, as applicable, under the laws of the respective states as indicated on Schedule 4.1 and each is in good standing under the laws of its state of incorporation or formation, as applicable. The Borrower and each of its corporate and limited liability company Subsidiaries has perpetual existence, and the Borrower and each of its Subsidiaries has the corporate, partnership or limited liability company, as applicable, power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage. Neither the Borrower nor any of its Subsidiaries has failed to qualify to do business in any state or jurisdiction where the failure to so qualify could result in a Material Adverse Change.

            4.1.2 STOCK OWNERSHIP. All of the capital stock of the Borrower is owned by Parent. The Borrower does not have any Subsidiary and does not presently operate all or any portion of its businesses through any Person, other than through K-Tron pursuant to the Management Agreement and as otherwise disclosed on Schedule 4.1. Schedule 4.1 also correctly lists as to each Subsidiary of the Borrower on the date of this Agreement:

                  (a) its name,

                  (b) the jurisdiction of its incorporation or organization and organizational number issued by such jurisdiction,

                  (c) the classes of stock or partnership or other equity interest issued by such Person and the principal characteristics of each such class, and

                  (d) the names of each of the equity holders and the number and percentage of the issued and outstanding shares or partnership interests of each class (and certificate numbers by which such interests are designated) owned by each of the holders of such shares or interests.

All the outstanding shares of capital stock of the Borrower and of each of its Subsidiaries are validly issued, fully paid and nonassessable, and all such shares and partnership and other equity interests indicated in Schedule 4.1 as owned by the Borrower or any of its Subsidiaries are so owned beneficially and of record by such Person, free and clear of any Lien, except for the Lien created pursuant to the Loan Documents and Permitted Liens. Schedule 4.1 also correctly lists as to the Borrower and each of its Subsidiaries any options, warrants or other securities issued by the Borrower or any of its Subsidiaries and the identity of each holder of any such option, warrant or other security. Except as set forth on Schedule 4.1, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction on the voting or transfer of any shares of, capital stock of the Borrower or any of its Subsidiaries pursuant to the certificate or articles of incorporation, bylaws or other governing document or any agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which any of them may be bound.

      4.2 POWER AND AUTHORITY; ENFORCEABILITY.

            The Borrower and each of its Subsidiaries has the corporate, partnership or limited liability company, as applicable, power to execute, deliver and carry out the terms and provisions of the Loan Documents to which each is a party, and each such Person has taken all necessary corporate, partnership or limited liability company, as applicable, action (including, without limitation, any consent of stockholders, members or partners required by Law or by their respective articles of incorporation, bylaws or other organizational documents) to authorize the execution, delivery and performance of the Loan Documents to which each is a party. The Loan Documents, when executed and delivered by the Borrower and/or its Subsidiaries, as applicable, constitute or will constitute the authorized, valid and legally binding obligations of each such Person enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

      4.3 NO VIOLATION OF AGREEMENTS; ABSENCE OF CONFLICTS.

            The execution and delivery of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents and compliance with the terms and provisions of the Loan Documents will not:

                  (a) require any consent or approval, governmental or otherwise, not already obtained;

                  (b) violate any Law respecting the Borrower or any of its Subsidiaries;

                  (c) conflict with, result in a breach of, or constitute a default under, the charter documents or bylaws of the Borrower or any of its Subsidiaries, or under any indenture, agreement, license or other instrument to which the Borrower or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound; or

                  (d) result in, or require the creation or imposition of, any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of its Subsidiaries, other than in favor of Agent for the benefit of the Secured Parties as provided herein and in the other Loan Documents.

      4.4 RECORDING, ENFORCEABILITY AND CONSENT.

            Assuming the due recording of the Uniform Commercial Code financing statements delivered in connection herewith, no consent, approval or authorization of any Person, or recording, filing, registration, notice or other similar action with or to any Person, is required in order to insure the legality, validity, binding effect or enforceability of any of the Loan Documents as against all Persons, except such consents, approvals or authorizations as have been obtained and remain in effect. No consent, approval or authorization of any Person which has not been obtained is required for the continued conduct by the Borrower or any of its Subsidiaries of their business as now conducted or as proposed to be conducted.

      4.5 LINES OF BUSINESS.

            The Borrower and its Subsidiaries are engaged only in Permitted Businesses.

      4.6 SECURITY INTEREST IN COLLATERAL.

                  (a) The Borrower has delivered, or caused to be delivered, to the Agent all Uniform Commercial Code financing statements in recordable form that may be necessary to perfect the security interests granted pursuant to the Loan Documents to the extent that such security instruments may be perfected by filing under the Uniform Commercial Code in effect in any applicable jurisdiction. The Borrower has delivered, or caused to be delivered, to the Agent all original instruments, certificates, documents and investment property necessary to perfect the security interest granted pursuant to the Loan Documents, to the extent that a security interest therein may be perfected by delivery under the Uniform Commercial Code in effect in any applicable jurisdiction. Upon the filing of such Uniform Commercial Code financing statements in the offices specified therein no further action, including without limitation, any filing or recording of any document or the obtaining of any consent, is necessary in order to establish, perfect and maintain the Agent's first priority security interests in the personal property (including fixtures) and equity of the Borrower and its Subsidiaries (for the benefit of the Secured Parties) purported to be created by the Pledge Agreements and the Security Agreement, except for the periodic filing of continuation statements with respect to such Uniform Commercial Code financing statements, or the filing of appropriate documentation with the United States Patent and Trademark Office and/or United States Copyright Office (all of which filings have been duly made, to the extent such are necessary for the perfection of Agent's security interest in Borrower's or any of its Subsidiary's Intellectual Property). The perfection questionnaire delivered to the Agent by the Borrower is true, complete and correct and there have been no changes thereto since the date of delivery.

                  (b) The Mortgage relating to the South Carolina Property, when duly filed in the office referred to therein, will create a first priority perfected Lien on the real property owned by the Borrower and its Subsidiaries described therein, subject to no prior Liens other than Permitted Liens, and no further action, including, without limitation, the filing or recording of any document, is necessary to maintain such first priority perfected Lien.

                  (c) Except as set forth on Schedule 4.6 hereto, neither the Borrower nor any Subsidiary of the Borrower has any inventory or other assets located at any premises that are not owned or leased by the Borrower or such Subsidiary and, in the case of inventory or other assets that are located at premises leased by the Borrower or a Subsidiary, as to which a landlord waiver has been duly obtained. Schedule 4.6 shows, as of the Closing Date, the address of each of the premises where such inventory or other assets are located, the name and address of the Person that is in possession of such inventory or other assets and the value of the assets at each such location.

      4.7 LITIGATION; COMPLIANCE WITH LAWS.

                  (a) There are no actions, suits, protests, reconsiderations or proceedings pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries or Affiliates before any court or before any Governmental Agency, wherein unfavorable decisions, rulings or findings individually or in the aggregate could result in a Material Adverse Change.

                  (b) The Borrower and each of its Subsidiaries are in material compliance with all Law.

      4.8 NO BURDENSOME AGREEMENTS.

            Neither the Borrower nor any of its Subsidiaries is a party to any agreement or instrument or subject to any corporate or other restrictions which, assuming compliance by such Persons with the terms of such agreements or instruments, could result in a Material Adverse Change.

      4.9 CONDITION OF PROPERTY.

            All of the material properties, equipment and systems of the Borrower and its Subsidiaries are in good repair, working order and condition subject to normal wear and tear and routine maintenance and are and will be in material compliance with all applicable standards or rules imposed by any Governmental Authority.

      4.10 LICENSES; INTELLECTUAL PROPERTY.

            The Borrower and each of its Subsidiaries holds or is the licensee of all patents, trademarks, service marks, trade names, copyrights, franchises, licenses and authorizations, governmental or otherwise (the "rights") necessary for the conduct of its business as now conducted, without any known material conflict with the rights of others. The Borrower and each of its Subsidiaries has obtained all material equipment rental or other agreements necessary for the operation of its business as now conducted. Schedule 4.10 attached hereto correctly lists all registered patents, registered trademarks and other material intellectual property rights, including any licenses of same, as well as all material governmental licenses, authorizations and similar rights. Each material license agreement under which Borrower or any Subsidiary of Borrower is the licensee is a valid and binding license agreement, enforceable against the licensor.

      4.11 TITLE TO PROPERTIES; LIENS.

            The Borrower and each of its Subsidiaries has good and marketable title to its properties and assets, including the properties and assets reflected in the financial statements referred to in Subsection 4.13.1 (Financial Statements) (except properties and assets disposed of since the date thereof in the ordinary course of business), and none of such properties or assets is subject to any Liens except Permitted Liens. Each of the Borrower and its Subsidiaries enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of such properties and assets, and all such leases are valid and subsisting and are in full force and effect.

      4.12 MANAGEMENT AGREEMENTS.

            The Borrower and its Subsidiaries are not parties to any management or other similar agreement respecting the management of their businesses except for (a) usual and customary employment agreements, (b) usual and customary consulting agreements that do not provide for the control of the business or the general management of the business, and (c) the Management Agreement.

      4.13 FINANCIAL STATEMENTS AND PROJECTIONS.

            4.13.1 FINANCIAL STATEMENTS. Each of the financial statements delivered pursuant to Subsections 3.1.12 (Financial Statements; Projections),
5.1.1 (Delivery of Quarterly Financial Statements) and 5.1.2 (Delivery of Annual Financial Statements; Accountants' Certification) have been prepared in accordance with GAAP applied on a consistent basis throughout the period specified and present fairly in all material respects the financial position of the Borrower and its Subsidiaries as of the date specified and the results of operations and statements of cash flow for the period specified, except in the case of unaudited financial statements for the omission of footnotes and year-end adjustments.

            4.13.2 UNDISCLOSED LIABILITIES. Neither the Borrower nor any of its Subsidiaries has any material liabilities, contingent or otherwise, other than as disclosed in the financial statements referred to in the preceding Subsection
4.13.1 or other liabilities arising since the date of the most recent balance sheet delivered to Agent that were incurred by Borrower in the ordinary course of its business, and there are not now and not anticipated any material unrealized losses of the Borrower or any of its Subsidiaries.

            4.13.3 ABSENCE OF MATERIAL ADVERSE CHANGE. Since the date of the delivery of the most recent financial statements referred to in Subsection
3.1.12 (Financial Statements; Projections) above, there has been no Materially Adverse Change.

            4.13.4 PROJECTIONS. The operating projections submitted on behalf of the Borrower to the Lenders and Issuer pursuant to Subsection 3.1.12 (Financial Statements; Projections) present to the best of the Borrower's knowledge and belief based on the reasonable assumptions set forth in such projections the expected results of operations and sources and uses of cash of the Borrower for the periods covered by the projections.

      4.14 TAX RETURNS AND PAYMENTS; OTHER FEES.

                  (a) All tax returns required by Law to be filed (including extensions) by or in respect of the Borrower and its Subsidiaries and each other entity that files a consolidated tax return with the Borrower have been filed. All taxes, assessments and other governmental charges levied upon them and any of their respective properties, assets, income or franchises which are due and payable have been paid, other than those presently payable without penalty or interest.

                  (b) The Borrower and each of its Subsidiaries and each other entity that files a consolidated tax return with the Borrower have paid all franchise, license and other fees and charges which have become due pursuant to any franchise or permit in respect of its business and has made appropriate provision as is required by GAAP for any such fees and charges which have accrued.

      4.15 FISCAL YEAR.

            The fiscal year of the Borrower and each of its Subsidiaries ends on December 31 or such date as may be permitted under Section 7.16.

      4.16 FEDERAL RESERVE REGULATIONS.

            Neither the Borrower nor any of its Subsidiaries is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying, any "margin security" or "margin stock" as defined in Regulations T, U and X of the Board of Governors of the Federal Reserve System. None of the proceeds of any of the Loans shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by the Agent, the Borrower shall complete and sign
Part I of a copy of the Federal Reserve Form U-1 referred to in Regulation U of the Board of Governors of the Federal Reserve System and deliver such copy to each Lender. Neither the Borrower nor any of its Subsidiaries, nor any bank acting on any of their behalf, has taken or will take any action which might cause this Agreement or the Note to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System, as now or hereafter in effect.

      4.17 INVESTMENT COMPANY ACT.

            Neither the Borrower nor any of its Subsidiaries is an "investment company", or "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      4.18 PUBLIC UTILITY HOLDING COMPANY ACT.

            Neither the Borrower nor any Subsidiary of the Borrower is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

      4.19 BENEFIT PLAN COMPLIANCE.

            4.19.1 PLANS. None of the Borrower, any of its Subsidiaries or any ERISA Affiliate maintains or contributes to any Plan, except as disclosed in
Schedule 4.19 attached hereto (and other than Plans in effect outside the United States and its territories). The Borrower has furnished to the Lender a copy of the most recent actuarial report for each Plan which is a defined benefit plan as defined in Section 3(35) of ERISA or is a funded employee welfare benefit plan, and each such report is true, complete and accurate in all material respects.

            4.19.2 FAVORABLE DETERMINATION LETTERS. Except as described in
Schedule 4.19, each Plan as most recently amended, which is intended to be qualified within the meaning of Section 401 of the Code, is the subject of a favorable determination by the Internal Revenue Service with respect to its qualification under Section 401 of the Code.

            4.19.3 COMPLIANCE WITH LAW. The Borrower, its Subsidiaries and their respective ERISA Affiliates have operated each Plan in all material respects in compliance with the requirements of the Code and ERISA and the terms of each Plan.

            4.19.4 ABSENCE OF CERTAIN CONDITIONS. Except as specifically disclosed in Schedule 4.19: (a) no Plan has engaged in any transaction in connection with which the Borrower or any of its Subsidiaries could be subject to either a material civil penalty assessed pursuant to Section 502(i) of ERISA or a material tax penalty imposed pursuant to Section 4975 of the Code, (b) there is no Accumulated Funding Deficiency with respect to any Employee Pension Plan, whether or not waived, or an unfulfilled obligation to contribute to any Multiemployer Plan or withdrawal from any Multiemployer Plan, (c) no Plan has been terminated under conditions which resulted or could result in any material liability to the PBGC, (d) no material liability to the PBGC has been or is expected by the Borrower to be incurred with respect to any Plan maintained by the Borrower or any of its Subsidiaries or ERISA Affiliates except for required premium payments to the PBGC, (e) there has been (i) no Reportable Event with respect to any Employee Pension Plan (except to the extent that the PBGC has waived such reporting requirement with respect to any such event), and (ii) no event or condition which presents a material risk of termination of any Plan by the PBGC, in either case involving conditions which could result in any liability to the PBGC, (f) none of the Borrower or its Subsidiaries or any ERISA Affiliate has incurred or anticipates incurring Withdrawal Liability with respect to any Multiemployer Plan, (g) no Multiemployer Plan is in Reorganization, (h) the Borrower and its Subsidiaries have complied in all material respects with the health continuation coverage requirements of COBRA and the requirements of the Health Insurance Portability and Accountability Act of 1996, (i) there is no material unfunded benefit liability in respect of any Plan, (j) there is not now, and has not been, any material violation of the Code or ERISA with respect to the filing of applicable reports, documents, and notices regarding any Plan with the Secretary of Labor, the Secretary of the Treasury, the PBGC or any other governmental entity or the furnishing of such documents to the participants or beneficiaries of such Plan and (k) there is no Plan providing for retiree health and/or life insurance or retiree death benefits or any welfare plan having material unfunded liabilities. For the purposes of Subsection 4.19.3 and this Subsection, the term "material" means any violation that could reasonably be expected to result in, and the phrase "in material compliance with" means in compliance to the extent that noncompliance could reasonably be expected to result in, liabilities in excess of $75,000.00 singly or in the aggregate with all other such liabilities, or any violation or noncompliance which could otherwise result in a Material Adverse Change.

            4.19.5 ABSENCE OF CERTAIN LIABILITIES. No liability (whether or not such liability is being litigated) has been asserted against the Borrower, any of its Subsidiaries or any ERISA Affiliate in connection with any Employee Pension Plan or any Multiemployer Plan by the PBGC other than for required premium payments to the PBGC, by a trustee appointed pursuant to Section 4042(b) or (c) of ERISA, or by a sponsor or an agent of a sponsor of a Multiemployer Plan, and no lien has been attached and no Person has threatened to attach a lien on any of the Borrower's, any of its Subsidiaries' or any ERISA Affiliate's property as a result of failure to comply with ERISA or as a result of the termination of any Plan.

      4.20 ACCURACY AND COMPLETENESS OF DISCLOSURE.

            Neither this Agreement nor any other document, certificate or instrument delivered to the Agent or Lenders by or on behalf of the Borrower or any Subsidiary in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in this Agreement and in such other documents, certificates or instruments not misleading in light of the circumstances under which such statements were made.

      4.21 ADEQUACY OF CAPITAL; SOLVENCY.

            The proceeds of the Loans, together with the proceeds of Indebtedness, if any, permitted under Section 7.1 (Indebtedness), will be sufficient until satisfaction in full of the Loans to enable the Borrower and its Subsidiaries to operate their respective businesses as currently contemplated by the Borrower. The Borrower and each of its Subsidiaries is Solvent and will be Solvent after giving effect to the transactions contemplated by this Agreement.

      4.22 ABSENCE OF RESTRICTIVE PROVISIONS.

            Other than this Agreement, neither the Borrower nor any of its Subsidiaries is subject or party to any agreement, lien or encumbrance, charter or bylaw, regulatory, or other provision (except for applicable statutory corporate law), restricting, directly or indirectly,

                  (a) the payment of dividends by a Subsidiary of the Borrower or the making of advances or other cash payments by any Subsidiary to the Borrower, or

                  (b) the ability of the Borrower or any of its Subsidiaries to create, incur, assume or permit to exist any Lien on or with respect to any property or asset of the Borrower or any of its Subsidiaries.

      4.23 ENVIRONMENTAL COMPLIANCE. Except for occurrences or conditions which could not reasonably be expected to result in liabilities in excess of $10,000.00 singly or in the aggregate with all other violations or non-compliance or liabilities, or any violation which could not reasonably be expected to otherwise result in a Material Adverse Change:

            4.23.1 None of the real property currently or previously owned and/or occupied by the Borrower or any of its Subsidiaries has ever been used by previous owners and/or operators or ever been used by the Borrower or any of its Subsidiaries to treat, produce, store, handle, transfer, process, transport, dispose or otherwise Release any Hazardous Substances in violation of any Environmental Law;

            4.23.2 There is no condition which exists on the real property owned and/or occupied by the Borrower or any of its Subsidiaries which requires Remedial Action;

            4.23.3 Neither the Borrower nor any of its Subsidiaries has been notified of, or has actual knowledge of any notification having been filed with regard to, a Release on or into any real property now or previously owned and/or occupied by the Borrower or any of its Subsidiaries;

            4.23.4 Neither the Borrower nor any of its Subsidiaries has received a summons, citation, notice of violation, administrative order, directive, letter or other communication, written or oral, from any Governmental Authority concerning any intentional or unintentional action or omission related to the generation, storage, transportation, handling, transfer, disposal or treatment of Hazardous Substances in violation of any Environmental Law;

            4.23.5 There are no "friable" (as that term is defined in regulations under the Federal Clean Air Act) asbestos or asbestos-containing materials which have not been encapsulated in accordance with accepted guidelines promulgated by the United States Environmental Protection Agency existing in any real property owned and/or occupied by the Borrower or any of its Subsidiaries;

            4.23.6 No equipment containing polychlorinated biphenyls, including electrical transformers, are located on any real property occupied by the Borrower or any of its Subsidiaries in levels which exceed those permitted by any and all governmental authorities with jurisdiction over such premises and which are not properly labeled in accordance with requisite standards; and

            4.23.7 Each of the tanks on any real property owned and/or occupied by the Borrower or any of its Subsidiaries have been registered and tested to the extent required by, and in accordance with, any applicable Environmental Laws and there is no evidence of leakage from any such tanks. All tanks that have been removed or abandoned have been closed in accordance with applicable standards under Environmental Laws.

      4.24 INSURANCE. Borrower is in compliance with the requirements relating to insurance coverage set forth in Section 7.14.

                                    ARTICLE 5
                       REPORTING REQUIREMENTS AND NOTICES

      The Borrower covenants that from the date of this Agreement so long as any of the Secured Obligations remain unpaid, any Letters of Credit remain outstanding, the Lenders have an unexpired Commitment to lend hereunder or the Issuer has an unexpired commitment to issue

Letters of Credit hereunder, it shall comply with each of the reporting and notice requirements set forth in this Article 5.

      5.1 FINANCIAL DATA AND REPORTING REQUIREMENTS; NOTICE OF CERTAIN EVENTS.

            5.1.1 DELIVERY OF QUARTERLY FINANCIAL STATEMENTS. As soon as practicable and in any event within forty-five (45) days after the close of each of the first three quarters of each fiscal year of Borrower, the Borrower shall deliver to the Lenders a management-prepared Consolidated and Consolidating balance sheet, statement of income and changes in retained earnings, and statement of cash flows of Borrower and its Subsidiaries as at the end of and for (a) the period commencing at the end of the previous fiscal year and ending with such quarter and (b) the period commencing at the end of the previous fiscal quarter and ending with such currently reported quarter, setting forth in comparative form the corresponding figures for the appropriate periods of the preceding fiscal year, certified by the Chief Executive Officer, President, Chief Financial Officer or Treasurer of the Borrower as (i) having been prepared in accordance with GAAP and (ii) presenting fairly the financial position and results of operations of the Borrower and such Subsidiaries as at the date and for the period specified, and subject to normal recurring year-end audit adjustments, it being understood that footnotes may be omitted.

            5.1.2 DELIVERY OF ANNUAL FINANCIAL STATEMENTS. As soon as practicable and in any event within one hundred twenty (120) days after the close of each fiscal year of the Borrower, the Borrower shall deliver to the Lenders, an audited Consolidated and Consolidating balance sheet, statement of income and changes in retained earnings, and statement of cash flow of K-Tron and its Subsidiaries, including Borrower and its Subsidiaries, as at the end of and for the fiscal year just closed in reasonable detail and certified (without any qualification, modification or exception) by KPMG, LLC or other nationally-recognized independent certified public accountants selected by the Borrower and satisfactory to Agent provided that the Consolidating statements for the Borrower and its Subsidiaries are included within the audit and specifically referenced therein.

            5.1.3 DELIVERY OF OFFICER'S COMPLIANCE CERTIFICATES. As soon as practicable after the close of each quarter of each fiscal year of the Borrower and in any event no later than the date on which financial statements are required to be delivered for each such quarter or year, as provided in Subsections 5.1.1 (Delivery of Quarterly Financial Statements) and 5.1.2 (Delivery of Annual Financial Statements; Accountants' Certification), the Borrower shall deliver to the Lenders an Officer's Compliance Certificate (a) demonstrating compliance with the financial covenants set forth in Article 6 and
(b) certifying that, as at the date of such Certificate, there existed no Event of Default and no Default or if any such Event of Default or Default existed, specifying the nature thereof, the period of existence thereof and what action the Borrower proposes to take, or has taken, with respect thereto.

            5.1.4 AUDITORS' REPORTS. Promptly upon receipt, the Borrower shall deliver to the Lenders copies of all financial reports or written recommendations, if any, submitted to the Borrower or any of its Subsidiaries by its auditors in connection with each annual or interim audit or examination of its books by such auditors.

            5.1.5 SEC FILINGS, ETC. Promptly upon receipt or transmission thereof, as applicable, the Borrower shall deliver to the Agent and the Lenders:

                  (a) at any time when the Borrower or any of its Subsidiaries is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or any regulations promulgated thereunder, all letters of comment or material correspondence sent to the Borrower or any of its Subsidiaries by any securities exchange or the Securities and Exchange Commission in relation to the affairs of the Borrower or any of its Subsidiaries,

                  (b) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions,

                  (c) financial statements, reports, notices and proxy statements sent or made available generally by the Borrower or any of its Subsidiaries to other lenders to such Persons (if any) and their other respective bondholders or security holders (or any trustee or other representative of any of the foregoing) and any non-routine notices or other non-routine correspondence from bondholders or security holders (or trustee or other representative of such Persons), and

                  (d) all press releases and other statements made available by the Borrower or any of its Subsidiaries to the public concerning material developments in their respective businesses.

            5.1.6 MONTHLY CERTIFICATES AND REPORTS. As soon as practicable after the close of each month and in any event within thirty (30) days of the last day of each month, the Borrower shall deliver to the Agent (a) a duly executed Borrowing Base Certificate, and (b) a management-prepared statement of operations for the Borrower and its Subsidiaries on a Consolidated basis, each certified by Borrower's Chief Executive Officer, President or Chief Financial Officer to be true, correct and complete. In connection therewith, the Agent may, during normal business hours upon reasonable advance notice, conduct such field examinations as it may deem necessary or advisable, in its discretion, to evaluate the Borrower's Inventory and Accounts Receivable, which exams shall be at Borrower's sole cost and expense.

            5.1.7 ANNUAL BUDGET. No later than January 31 of each year, the Borrower shall deliver management-prepared operating projections and budgets for the Borrower and its Subsidiaries for such fiscal year, certified to be true, correct and complete by the Chief Executive Officer, President or Chief Financial Officer of Borrower, in reasonable detail and otherwise in form and substance satisfactory to the Lenders.

      5.2 NOTICE OF DEFAULTS.

            The Borrower shall give written notice of any Event of Default or Default to the Agent, the Issuer and the Lenders promptly upon (and in any event within two (2) Business Days of) any officer of the Borrower obtaining knowledge thereof.

      5.3 NOTICE OF DISPUTES AND OTHER MATTERS.

            The Borrower shall give written notice to Agent of any of the following occurrences promptly upon (and in any event within ten (10) Business Days of) any officer of the Borrower obtaining knowledge thereof:

            5.3.1 CERTAIN LITIGATION. Any actions, proceedings or claims commenced or asserted against Borrower or any of its Subsidiaries in which the amount involved is $100,000.00 or more and which is not fully covered by insurance, or which, if not solely a claim for monetary damages, could reasonably be expected to, if adversely determined, result in a Material Adverse Change;

            5.3.2 CONDITIONS AFFECTING COLLATERAL. Any of the following conditions: (i) movement of any Collateral to a location not covered by a Uniform Commercial Code financing statement, to the extent local filing is required due to the nature of such Collateral; (ii) acquisition of property by the Borrower or any Subsidiary not subject to a valid and perfected, first priority Lien pursuant to the then existing Loan Documents; (iii) any change of name, jurisdiction of registration or address of the chief executive office of the Borrower or any Subsidiary; or (iv) any other circumstance which could affect the attachment or perfection of the Agent's security interest in the Collateral;

            5.3.3 MATERIAL ADVERSE CHANGE. Any Material Adverse Change or the existence of any facts or circumstances or the occurrence or failure to occur of any event which could result in a Material Adverse Change; or

            5.3.4 REPRESENTATIONS AND WARRANTIES. Any changes in facts or circumstances on which the representations and warranties set forth in this Agreement are made which makes such representations and warranties false or misleading in any material respect.

      5.4 ERISA NOTICES.

      The Borrower shall deliver to the Agent:

            (a) promptly after the filing or receiving thereof, copies of all reports, including annual reports and audited financial statements, and notices which the Borrower or any Subsidiary or any ERISA Affiliate files with or receives from PBGC or the US Department of Labor under ERISA, and

            (b) as soon as possible and in any event within twenty (20) days after the Borrower or any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any

Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower or any Subsidiary or any ERISA Affiliate has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, or that any Withdrawal Liability from a Multiemployer Plan has been or will be incurred by Borrower or any of its Subsidiaries or any ERISA Affiliate or that any Multiemployer Plan to which Borrower or any of its Subsidiaries or any ERISA affiliate contribute is or will be in Reorganization, a certificate of the chief financial officer of the Borrower setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination or Withdrawal Liability or Reorganization and the action the Borrower proposes to take with respect thereto.

      5.5 MISCELLANEOUS. With reasonable promptness, the Borrower shall deliver such other information respecting the business, operations and financial condition of itself and its Subsidiaries as the Agent or any Lender may from time to time reasonably request.

      5.6 AUTHORIZATION OF THIRD PARTIES TO DELIVER INFORMATION. The Borrower hereby agrees that any opinion, report or other information delivered to the Agent, the Issuer or any Lender pursuant to the Loan Documents is hereby deemed to have been authorized and directed by the Borrower to be delivered for the benefit, and reliance thereupon, of such recipient.

                                    ARTICLE 6
                               FINANCIAL COVENANTS

      The Borrower covenants that from the date of this Agreement so long as any of the Secured Obligations remain unpaid, any Letters of Credit remain outstanding, the Lenders have an unexpired Commitment to lend hereunder or the Issuer has an unexpired commitment to issue Letters of Credit hereunder, it shall comply with each of the financial covenants set forth in this Article 6.

      6.1 MINIMUM TANGIBLE NET WORTH. The Borrower and its Subsidiaries, on a Consolidated basis, shall maintain a Tangible Net Worth of not less than the sum of (a) the Base Amount (as defined below) plus (b) an amount equal to 50% of the Consolidated Net Income of the Borrower and its Subsidiaries for the period commencing on the first day of the 2003 fiscal year and ending on the last day of the fiscal year ending on, or most recently prior to, the applicable test date. Test dates for this covenant shall be the last day of each fiscal quarter. "BASE AMOUNT" means the Tangible Net Worth of the Borrower and its Subsidiaries as at the last day of the 2002 fiscal year, subject to such adjustments as are satisfactory to Agent.

      6.2 FIXED CHARGE COVERAGE RATIO. The Borrower and its Subsidiaries, on a Consolidated basis, shall maintain a Fixed Charge Coverage Ratio of at least 1.10:1.00 at all times. This covenant shall be tested quarterly.

      6.3 CONSOLIDATED TOTAL DEBT TO EBITDA RATIO. The Borrower and its Subsidiaries, on a Consolidated basis, shall maintain a ratio of Consolidated Total Debt, as at the date of determination, to EBITDA, for the twelve (12) month period most recently ended, of no more than the ratio specified for the period specified. For purposes of this Section 6.3: the first fiscal quarter of any fiscal year shall be designated as "Q1"; the second fiscal quarter of any fiscal year shall be designated as "Q2"; the third fiscal quarter of any fiscal year shall be designated as "Q3"; and the fourth fiscal quarter of any fiscal year shall be designated as "Q4".

                  Ratio                     Period
                  -----                     ------
                  3.00:1.00                 Closing through end of Q4 2003

                  2.75:1.00                 thereafter through end of Q2  2004

                  2.50:1.00                 thereafter through end of Q4 2004

                  2.25:1.00                 thereafter through end of Q4 2005

                  2.00:1.00                 thereafter through end of Q4 2006

                  1.75:1.00                 thereafter

This covenant shall be tested quarterly and at any time the Borrower incurs any Indebtedness hereunder; provided, however, the Borrower shall not be required to provide written evidence of compliance at the time of each incurrence of Indebtedness (unless the Agent specifically requests such evidence in connection with any specified incurrence), it being understood that the request for a Loan hereunder shall be deemed to constitute a representation by Borrower as to such compliance.

      6.4 LIMITATION ON CAPITAL EXPENDITURES. The Borrower and its Subsidiaries, on a Consolidated basis, shall not permit its Capital Expenditures to exceed $1,000,000.00 in the aggregate in any fiscal year.

      6.5 ADDITIONAL PROVISIONS RESPECTING CALCULATION OF FINANCIAL COVENANTS. Except as otherwise provided in this Agreement, the following provisions shall apply.

            6.5.1 Calculations made pursuant to this Article 6 shall give effect, on a pro forma basis, to all Acquisitions and dispositions made during the quarter or year to which the required compliance relates, as if such Acquisition or disposition had been consummated on the first day of the applicable period.

            6.5.2 Except as otherwise provided in this Agreement, calculations under this Agreement shall be made and financial data and terms referred to in this Agreement shall be prepared and interpreted both as to classification of items and as to amounts in accordance with GAAP.

                                    ARTICLE 7
                               BUSINESS COVENANTS

      The Borrower covenants that from the date of this Agreement so long as any of the Secured Obligations remain unpaid, any Letters of Credit remain outstanding, the Lenders have an unexpired Commitment to lend hereunder or the Issuer has an unexpired commitment to issue Letters of Credit hereunder, it shall comply with each of the covenants set forth in this Article 7.

      7.1 INDEBTEDNESS.

            7.1.1 IN GENERAL. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, permit to exist or otherwise become or remain directly or indirectly liable with respect to any Indebtedness other than any of the following:

                  (a) obligations under Interest Rate Protection Agreements entered into with respect to the Borrower's or a Subsidiary's Indebtedness but not for speculative purposes;

                  (b) obligations under the Loan Documents and Letters of Credit issued hereunder;

                  (c) Capital Lease Obligations and Equipment Purchase Money Indebtedness in a principal amount not to exceed $1,000,000.00 singly or in the aggregate at any time;

                  (d) obligations owing to the Borrower or to a Subsidiary of Borrower; and

                  (e) the Old PA Crusher Letter of Credit Indebtedness, to the extent such obligations (i) are unsecured except by cash collateral acceptable to Agent and (ii) expire on the date (or dates) described in Schedule 7.1.1 annexed hereto.

            7.1.2 LIMITATION ON INCURRENCE. In addition to the limitations on the incurrence or existence of Indebtedness referred to above, no Indebtedness may be incurred by Borrower or any of its Subsidiaries unless immediately before and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing.

            7.1.3 NO DEFAULT. The Borrower shall not allow any such Indebtedness to be in default.

      7.2 LIENS; LICENSES.

            7.2.1 IN GENERAL. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or assets of the Borrower or any of its Subsidiaries, except any of the following (the Liens referred to in clauses (a) through (e) are, collectively, the "PERMITTED LIENS"):

                  (a) Liens created in favor of the Agent for the benefit of the Secured Parties pursuant to the Loan Documents;

                  (b) Liens for taxes, assessments or other governmental charges the payment of which is not at the time required by Section 7.11 (Payment of Taxes and Claims);

                  (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or the payment of which is not at the time required by Section 7.11 (Payment of Taxes and Claims);

                  (d) Capital Leases or Liens securing Equipment Purchase Money Indebtedness, incurred in compliance with paragraph (c) of Subsection 7.1.1 above, provided that no such security interest or other Lien shall extend to or cover any property other than the leased property or equipment purchased from the proceeds of such Equipment Purchase Money Indebtedness;

                  (e) cash collateral acceptable to the Agent securing the Old PA Crusher Letter of Credit Indebtedness, to the extent such cash collateral is released promptly after expiration of the letter of credit secured by such cash collateral;

                  (f) encumbrances arising by reason of easements, licenses, reservations, covenants, rights-of-way and other similar encumbrances on the use of real property, to the extent such Liens do not materially interfere with the use, enjoyment or value of the subject real property or with the business of the Borrower or any of its Subsidiaries;

                  (g) any exception to title set forth in the title insurance policy or title commitment with respect to any property of the Borrower or any of its Subsidiary with respect to which a Mortgage has been executed;

                  (h) leases or subleases of real estate permitted by this Agreement granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances on real property, in each case (i) incidental to and not interfering with the ordinary conduct of the business of the Borrower or any of its Subsidiaries and (ii) subordinate, on terms and conditions acceptable to the Agent, to the Lien of the Lenders (or the Agent for the benefit of the Secured Parties) on such real property under the Loan Documents;

                  (i) Liens listed on Schedule 7.2.1 annexed hereto; and

                  (j) encumbrances in the nature of utility easements, zoning or other building restrictions and other similar Liens on real property disclosed in real property record searches and title insurance commitments delivered to the Agent, to the extent such Liens do not materially interfere with the use, enjoyment or value of the subject real property or with the business of the Borrower or any of its Subsidiaries.

            7.2.2 NEGATIVE PLEDGE. The Borrower will not, and will not permit any of its Subsidiaries to, agree with any Person, to restrict or place limitations on the right of the Borrower or any of its Subsidiaries to create, incur, assume or permit to exist any Lien on or with respect to any property or asset of the Borrower or any of its Subsidiaries.

            7.2.3 LICENSES. Except as set forth on Schedule 7.2.3 annexed hereto, the Borrower will not, and will not permit any Subsidiaries to, license or sublicense any of its Intellectual Property or general intangibles.

      7.3 INVESTMENTS, LOANS, ACQUISITIONS, ETC.

      Except as set forth on Schedule 7.3 annexed hereto, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or permit to exist any Investment or make any Acquisition, whether in one transaction or in a series of transactions except that so long as no Default or Event of Default then exists or would be caused thereby, the Borrower and its Subsidiaries may purchase:

                  (a) Investments by the Borrower in its direct or indirect wholly-owned Subsidiaries or the creation by the Borrower of new direct or indirect wholly-owned Subsidiaries, subject to compliance with the provisions of Subsections 3.1.4 (Guaranty and Suretyship Agreements) and 3.1.5(Pledge Agreements);

                  (b) Investments by a Subsidiary of the Borrower in an other Person that is a direct or indirect wholly-owned Subsidiary of the Borrower or the creation by any direct or indirect wholly-owned Subsidiary of the Borrower of an other Person that is a direct or indirect wholly-owned Subsidiary of the Borrower, subject to compliance with the provisions of Subsections 3.1.4 (Guaranty and Suretyship Agreements) and 3.1.5 (Pledge Agreements);

                  (c) marketable, direct obligations of the United States of America, its agencies and instrumentalities maturing within three hundred sixty-five (365) days of the date of purchase;

                  (d) commercial paper issued by corporations, each of which shall have a net worth of at least $100 million and each of which conducts a substantial part of its business in the United States of America, maturing within two hundred seventy (270) days from the date of the original issue thereof, and which at the time of acquisition has the highest rating by Moody's Investors Service, Inc. or Standard and Poor's Corporation; and

                  (e) bankers' acceptances and certificates of deposit maturing within three hundred sixty-five (365) days of the date of purchase which are issued by, or time deposits maintained with, an Eligible Institution having capital, surplus and undivided profits totaling more than $100 million and which have the highest rating by Moody's Investors Service, Inc. or Standard and Poor's Corporation.

      7.4 RESTRICTED PAYMENTS

            The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum or property for any Restricted Payment, except that:

                  (a) INTERCOMPANY DISTRIBUTIONS. Restricted Payments may be declared and paid to the Borrower by direct or indirect wholly owned Subsidiaries of the Borrower.

                  (b) TAX DISTRIBUTIONS. In addition, Tax Distributions may be made in any fiscal year, so long as no Event of Default or Default exists or would be created as a result of the making thereof.

      7.5 SALE-LEASEBACKS.

            The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly sell or otherwise transfer, in one or more related transactions, any property (whether real, personal or mixed) and thereafter rent or lease such transferred property or substantially identical property.

      7.6 TRANSACTIONS WITH AFFILIATES.

            The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, engage in any transaction with any Affiliate, on terms that are less favorable to the Borrower or such Subsidiary than those which might be obtained at the time from unaffiliated third parties, provided that the foregoing restrictions shall not apply to transactions among the Borrower and any of its Subsidiaries or to the transactions specified on
Schedule 7.6 hereto.

      7.7 MERGERS AND DISPOSITIONS.

            7.7.1 CONSOLIDATIONS AND MERGERS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly:

                  (a) consolidate with or merge into any other Person, except that a Subsidiary of the Borrower may consolidate with or merge into a wholly-owned Subsidiary of the Borrower;

                  (b) permit any Person that is not a Subsidiary of the Borrower to consolidate with or merge into it; or

                  (c) enter into any winding-up, liquidation, dissolution, division or similar transaction.

            7.7.2 SALES AND OTHER DISPOSITIONS. The Borrower will not, and will not permit any Subsidiaries to, directly or indirectly, whether in a single transaction or series of related transactions, sell, lease, license, abandon or otherwise transfer or dispose of (any such transaction being a "transfer") any of its assets or property of any nature except (a) sales of inventory in the ordinary course of its business, (b) transfers to a wholly-owned Subsidiary of the Borrower or to the Borrower, (c) transfers of assets no longer used or useful in the business of the Borrower and its Subsidiaries, for substantially market value, the proceeds of which are used within ninety (90) days of transfer to purchase or otherwise acquire capital assets for use in the business of the Borrower and its Subsidiaries, (d) subject to the mandatory prepayment requirement of Subsection 1.2.6(d), transfers of assets no longer used or useful in the business of the Borrower and its Subsidiaries, for substantially market value, the proceeds of which are not used within ninety (90) days of transfer to purchase or otherwise acquire capital assets for use in the business of the Borrower and its Subsidiaries, to the extent the value thereof does not exceed $500,000.00 singly or in the aggregate in any fiscal year, (e) subject to the mandatory prepayment requirement of Subsection 1.2.6(d), other transfers specifically agreed to in writing by the Majority Lenders, and (f) the lease or sublease of real property (other than the South Carolina Property which will not be leased without the Agent's consent) not constituting a sale and leaseback, to the extent not otherwise prohibited by this Agreement.

      7.8 MANAGEMENT ARRANGEMENTS.

            The Borrower shall not, and shall not permit any of its Subsidiaries to (a) enter into any management agreement with any Person that gives such Person the right to manage its business except for usual and customary employment agreements and the Management Agreement, the payment under which shall not exceed $500,000.00 in any fiscal year, or (b) directly or indirectly pay or accrue to any Person any sum or property for fees for management or similar services rendered in connection with the operation of a Permitted Business except as set forth above. The Borrower shall not permit the Management Agreement to be amended, modified or otherwise supplemented except upon the Agent's prior written consent.

      7.9 EXISTENCE.

            The Borrower will at all times preserve and keep in full force and effect (a) its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries, and (b) its good standing and the good standing of each of its Subsidiaries, in each case in all states in which it or its Subsidiaries are formed or required to qualify to do business, except, as to qualification only, where the failure to keep in full force and effect any such good standing could not result in a Material Adverse Change and except that a Subsidiary of the Borrower may be dissolved following the transfer of all of its assets to one or more other wholly-owned Subsidiaries of the Borrower (the "TRANSFEREE SUBSIDIARIES") subject to the conditions that (i) both before and after the transfer and subsequent dissolution, no Event of Default or Potential Default shall exist and (ii) all of the equity of the Transferee Subsidiaries shall have been duly pledged to the Agent, for the benefit of the Secured Parties, pursuant to Subsection 3.1.5 (Pledge Agreements), all of the material assets of the Transferee Subsidiaries shall have been pledged as security pursuant to the Security Agreement, Mortgages and leasehold mortgages (if required by the Agent, and if required, in form and substance satisfactory to Agent) (collectively, "LEASEHOLD MORTGAGES")and the Transferee Subsidiaries shall all be parties to one or more Subsidiary Suretyships pursuant to Subsection 3.1.4 (Guaranty and Suretyship Agreements).

      7.10 COMPLIANCE WITH LAW.

            The Borrower will, and will cause each of its Subsidiaries to, comply with all Law, and obtain or maintain all franchises, permits, franchises and other governmental authorizations and approvals necessary for the ownership, acquisition and disposition of their respective properties and the conduct of their respective businesses.

      7.11 PAYMENT OF TAXES AND CLAIMS.

            The Borrower will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by Law have or might become a Lien upon any of its properties or assets, provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and, if the filing of a bond or other indemnity is necessary to avoid the creation of a Lien against any of the assets of the Borrower or any of its Subsidiaries, such bond shall have been filed or indemnity provided.

      7.12 TAX CONSOLIDATION.

            The Borrower will not file, or consent to or permit the filing of, any consolidated income tax return on behalf of it or any of its Subsidiaries with any Person, other than a consolidated return of K-Tron and its Subsidiaries. The Borrower shall cause the Tax Sharing Agreement to remain in full force and effect, and shall not permit same to be amended, modified or otherwise supplemented except upon the prior written consent of Agent. The Borrower shall compute its federal income tax liability in accordance with
Section 1552(a)(2) of the Code.

      7.13 COMPLIANCE WITH ERISA. Except for violations that could not reasonably be expected to result in liabilities in excess of $75,000.00 singly or in the aggregate with all other such liabilities, or any violation or noncompliance which could not reasonably be expected to otherwise result in a Material Adverse Change:

            7.13.1 The Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, in all respects, make all contributions to any Employee Pension Plan and Multiemployer Plan when such contributions are due and not incur any Accumulated Funding

Deficiency, whether or not waived, and will otherwise comply with the requirements of the Code and ERISA with respect to the operation of all Plans in all respects;

            7.13.2 The Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, comply in all respects with the provisions of ERISA and the Code with respect to any Plan both in form and operation including, but not limited to, the timely filing of required annual reports and the payment of PBGC premiums;

            7.13.3 The Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, comply in all respects with the requirements of COBRA regarding continued health coverage and of the Health Insurance Portability and Accountability Act of 1996 with respect to any Plans subject to the requirements thereof;

            7.13.4 The Borrower will not, and will not permit any of its Subsidiaries or any of its ERISA Affiliates to, take any of the following actions or permit any of the following events to occur if such action or event together with all other such actions or events would subject the Borrower, any of its Subsidiaries or any of its ERISA Affiliates to any tax, penalty, or other liabilities:

                  (a) engage in any transaction in connection with which the Borrower, any of its Subsidiaries or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code;

                  (b) terminate any Employee Pension Plan in a manner, or take any other action, which could result in any liability of the Borrower, any of its Subsidiaries or any ERISA Affiliate to the PBGC;

                  (c) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Borrower, any of its Subsidiaries or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any Accumulated Funding Deficiency, whether or not waived, with respect to any Employee Pension Plan;

                  (d) permit the current value of all vested accrued benefits under all Plans which are subject to Title IV of ERISA to exceed the current value of the assets of such Plans allocable to such vested accrued benefits, except as may be permitted under actuarial funding standards adopted in accordance with Section 412 of the Code; or

                  (e) withdraw from any Multiemployer Plan, if such withdrawal would result in the imposition of Withdrawal Liability; and

            7.13.5 The Borrower shall comply with the ERISA reporting requirements set forth in Section 5.4 (ERISA Notices) hereof.

            As used in this Section, the term "accrued benefit" has the meaning specified in Section 3(23) of ERISA and the term "current value" has the meaning specified in Section 4001(a)(18)(B) of ERISA.

      7.14 INSURANCE.

            7.14.1 LIABILITY, PROPERTY DAMAGE, ETC. The Borrower will maintain, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance against loss or damage and liability of the kinds customarily insured against by Persons of established reputation engaged in the same or similar businesses and similarly situated and in such amounts as are customarily carried under similar circumstances by, and otherwise as is prudent for, Persons engaged in such same or similar businesses. In addition, Borrower will, and will cause each of its Subsidiaries to, maintain such other insurance as may be required by the Security Agreement, Mortgages or any other Loan Document. On an annual basis (and from time to time upon request of the Agent), the Borrower will promptly furnish to the Agent evidence, in form and substance satisfactory to the Agent, of the maintenance of all insurance, indemnities or bonds required by this Section.

            7.14.2 PBGC. The Borrower shall maintain or cause to be maintained all insurance available through the PBGC and/or insurers acceptable to the Agent against its obligations and the obligations of its Subsidiaries to the PBGC.

      7.15 MAINTENANCE OF PROPERTIES.

            The Borrower will, and will cause each Subsidiary to: (a) maintain its and their properties and their properties in good repair, working order and condition; (b) make all appropriate and proper repairs, renewals, replacements, additions and improvements thereto; and (c) keep all systems and equipment which may now or in the future be subject to compliance with any material standards or rules imposed by any Governmental Authority in compliance in all material respects with such standards or rules. The Borrower shall, and shall cause each Subsidiary to, maintain, preserve and protect, and, when necessary, renew, all franchises, licenses, permits, service marks, patent applications, patents, trademarks, trade names and other general intangibles held by any of them and all material agreements to which any of them are parties which are necessary to conduct the Borrower's or applicable Subsidiary's business.

      7.16 MAINTENANCE OF RECORDS; FISCAL YEAR.

            The Borrower will, and will cause each of its Subsidiaries to, keep at all times books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and affairs. The Borrower will, and will cause each of its Subsidiaries to, keep its and their books of account and financial statements in accordance with GAAP and report on the basis of a fiscal year ending on December 31; provided, however, that the Borrower and its Subsidiaries may change their fiscal year to end on the Saturday nearest to December 31 upon prior written notice to Agent.

      7.17 INSPECTION.

            Upon reasonable notice (and for this purpose no more than two (2) Business Days notice shall be required under any circumstances) if no Event of Default or Default shall exist, or at any time with or without notice after the occurrence of an Event of Default or Default, the Borrower will, and will cause each of its Subsidiaries to, allow any representative of Agent, the Issuer or any Lender to visit and inspect any of the properties of the Borrower and any of its Subsidiaries, to examine the books of account and other records and files of the Borrower and any of its Subsidiaries (including, without limitation, the financial statements (audited and unaudited, to the extent prepared) of each Subsidiary and information with respect to each Permitted Business operated by the Borrower and any of its Subsidiaries), to make copies thereof and to discuss the affairs, business, finances and accounts of the Borrower and its Subsidiaries with its personnel and accountants.

      7.18 EXCHANGE OF NOTES.

            Upon receipt of a written notice of loss, theft, destruction or mutilation of any or all of the Notes and of a letter of indemnity from the affected Lender or its successors or assigns, and upon surrendering for cancellation such Notes if mutilated (in which event no indemnity shall be required), the Borrower shall promptly execute and deliver a new Note or Notes of like tenor in lieu of such lost, stolen, destroyed or mutilated Notes, as the case may be.

      7.19 FURTHER ASSURANCES

            At its sole cost and expense, upon the reasonable request of the Agent, the Borrower will duly execute and deliver, and will cause each Subsidiary to execute and deliver, to the Agent and the Lenders such further instruments and do or cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Agent to carry out more effectively the provisions and purpose of this Agreement and the other Loan Documents.

      7.20 CONSISTENT ACTION - VOTING.

            The Borrower shall, and shall cause its Subsidiaries to, exercise any and all voting or similar rights that they hold in any Person in a manner consistent with adherence to the provisions of this Agreement and the other Loan Documents.

      7.21 ISSUANCE OF EQUITY.

            The Borrower shall not, and shall not permit any Subsidiary to, issue, authorize the issuance of, or obligate itself to issue any shares of its capital stock or other equity to any Person that (a) would contravene any other provision of this Agreement, including without limitation result in a Change of Control, or (b) would result in there being capital stock of the Borrower or any of its Subsidiaries that is not pledged pursuant to the Pledge Agreements.

      7.22 CHANGE IN DOCUMENTS; NEW DOCUMENTS.

            The Borrower will not, and will not permit any of its Subsidiaries to, amend or otherwise modify the respective articles or certificate of incorporation, bylaws or other organization document of such Person (except in connection with a merger permitted by Section 7.7 above (Mergers and Dispositions.)

      7.23 LIMITATIONS ON CERTAIN RESTRICTIVE PROVISIONS.

            The Borrower will not, and will not permit any of its Subsidiaries to (a) permit or place any restriction, directly or indirectly, on (x) the payment of dividends or distributions by any Subsidiary or (y) the making of advances or other cash payments by any such Subsidiary or (z) the transfer by any Subsidiary of any of its properties or assets, in each case to the Borrower or its Subsidiaries, or (b) agree with any Person other than the Agent and the Lenders that the Borrower and/or its Subsidiaries shall not amend the Loan Documents.

      7.24 ENVIRONMENTAL MATTERS.

            Except for occurrences or conditions which could not reasonably be expected to result in liabilities in excess of $10,000.00 singly or in the aggregate with all other violations or liabilities, or any violation or non-compliance which could not reasonably be expected to otherwise result in a Material Adverse Change, the Borrower shall not, and shall not allow any of its Subsidiaries to,

                  (a) cause a Release of any Hazardous Substance in violation of any Environmental Law,

                  (b) permit to exist any Release of any Hazardous Substance on any real property owned or occupied by the Borrower or any of its Subsidiaries in violation of any Environmental Law, or

                  (c) take any action (or fail to take any action) in violation of the Environmental Law or take any action (or fail to take any action) which could result in liability in as a result of any environmental condition.

      7.25 CORPORATE SEPARATENESS.

            The Borrower and each of its Subsidiaries shall conduct its business and operations separate from that of each other Affiliate. Without limiting the generality of the foregoing, the Borrower shall not, and shall not permit any Subsidiary, to commingle funds with any Person that is not the Borrower or a Subsidiary of the Borrower.

      7.26 SUBSIDIARIES, SUBSIDIARY PLEDGES AND SUBSIDIARY SURETYSHIPS.

            Without limiting any other restrictions set forth in this Agreement, if any Subsidiary of the Borrower at any time acquires or otherwise comes to own directly any capital stock or other equity interest in any Subsidiary of the Borrower (other than any Subsidiary existing on the date hereof), such Subsidiary shall promptly execute and deliver to the Agent a Pledge Agreement (each such Pledge Agreement, as amended, restated, modified and supplemented from time to time in accordance with the terms hereof and thereof, a "SUBSIDIARY PLEDGE") in form and substance satisfactory to the Agent, together with all original stock and other equity certificates, duly executed in blank and undated assignment powers and financing statements required thereunder. If Borrower or any Subsidiary of Borrower at any time creates or otherwise causes to exist any direct or indirect Subsidiary of Borrower (other than any Subsidiary existing on the date hereof), Borrower shall promptly cause such new Subsidiary to execute and deliver to the Agent a Subsidiary Suretyship along with such other documents, agreements and instruments as the Agent may reasonably request in connection therewith.

      7.27 INTELLECTUAL PROPERTY COLLATERAL AGREEMENTS.

            Without limiting any other restrictions set forth in this Agreement, if Borrower or any of its Subsidiaries at any time acquires or otherwise comes to own any material copyrights or other material Intellectual Property, the Borrower or such Subsidiary, as the case may be, shall promptly execute and deliver to the Agent an Intellectual Property Collateral Agreement (each such Intellectual Property Collateral Agreement, as amended, restated, modified or supplemented from time to time in accordance with the terms hereof and thereof, an "INTELLECTUAL PROPERTY COLLATERAL AGREEMENT") in form and substance satisfactory to the Agent, together with such other notices for recording in the United States Patent and Trademark Office or the Copyright Office and such Uniform Commercial Code financing statements as are reasonably necessary to perfect the security interests created by such Intellectual Property Collateral Agreement.

      7.28 REAL PROPERTY LEASED AND OWNED; OTHER LOCATIONS.

            7.28.1 IN GENERAL. Without limiting any other restrictions set forth in this Agreement, if Borrower or any of its Subsidiaries at any time acquires or otherwise comes to own any fee or leasehold interests in any real property (other than real property in which the Agent, for the benefit of the Secured Parties, has obtained a perfected Lien pursuant to the Mortgages or any then existing Leasehold Mortgages executed pursuant to the terms hereof), or otherwise comes to occupy or have assets situated upon any real property owned by any other Person unless otherwise agreed to by the Agent, the Borrower or such Subsidiary, as the case may be, shall promptly execute and deliver to the Agent such mortgages, leasehold mortgages, in form and substance satisfactory to the Agent, together with such Uniform Commercial Code financing statements as are necessary to perfect the security interests created by, in each case in form appropriate for recording in the relevant jurisdiction, and shall deliver such opinions of counsel, environmental reports, flood certifications, title commitments and insurance policies, surveys, lease agreements, landlord consents and waivers, warehouseman waivers, mortgagee waivers and other instruments, agreements, documents and certificates as may be reasonably requested by Agent in connection therewith, all in form and substance reasonably satisfactory to the Agent.

            7.28.2 OTHER LOCATIONS. The Borrower shall notify the Agent if it or any of its Subsidiaries has, at any time, inventory or other assets at a location not owned or leased by the Borrower or such Subsidiary and not listed on Schedule 4.6 hereto. In that event, the Borrower shall use commercially reasonable efforts to deliver to the Agent a bailee acknowledgement and agreement in form and substance satisfactory to the Agent. If the Borrower fails to obtain any such a bailee acknowledgment and agreement, any assets of the Borrower or its Subsidiaries at the subject location shall be excluded from the Borrowing Base.

                                    ARTICLE 8
                                EVENTS OF DEFAULT

      8.1 EVENTS OF DEFAULT

            "EVENT OF DEFAULT" wherever used herein means any one of the following events (whatever the reason for such Event of Default, whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental instrumentality):

            8.1.1 FAILURE TO PAY PRINCIPAL. If the Borrower shall fail to make any payment of the principal of the Loans on the dates when the same shall become due and payable, whether at stated maturity or at a date fixed for any installment or prepayment thereof or otherwise; or

            8.1.2 FAILURE TO PAY INTEREST, FEES, REIMBURSEMENT OBLIGATIONS, ETC. If the Borrower shall fail to make any payment of interest on the Loans, the Commitment Fees, reimbursement obligations in respect of Letters of Credit or any other amounts owing hereunder (other than principal of the Loans) or under any Letters of Credit on the dates when such interest, Commitment Fees or other amounts shall become due and payable and such failure continues for more than two (2) Business Days; or

            8.1.3 CROSS-DEFAULT TO INDEBTEDNESS. (a) If the Borrower or any of its Subsidiaries shall default (as payor or guarantor or other surety) in the payment of any Indebtedness (other than obligations which are covered in Subsections 8.1.1 or 8.1.2 above) and the underlying obligation with respect to which a default has occurred aggregates Five Hundred Thousand Dollars ($500,000.00) or more or could result in a required payment of Five Hundred Thousand Dollars ($500,000.00) or more, or (b) if any event shall occur or condition shall exist in respect of any such Indebtedness or under any Interest Rate Protection Agreements or Letters of Credit which would permit, or shall have caused, the acceleration of the payment, time for payment or maturity of any such obligations; or

            8.1.4 OTHER CROSS-DEFAULTS. If the Borrower or any of its Subsidiaries shall default in a payment or performance of any obligation (except obligations which are covered in Subsections 8.1.1, 8.1.2 and 8.1.3 above), whether now or hereafter incurred, which default or could result in a required payment of Five Hundred Thousand Dollars ($500,000.00) or more; or

            8.1.5 MISREPRESENTATIONS. If any representation or warranty made (a) by the Borrower in this Agreement or in any other Loan Document or (b) by the Borrower or any other Person (other than the Agent, the Issuer or a Lender) in any document, certificate or statement furnished pursuant to this Agreement or any other Loan Document, shall be false or misleading in any material respect when made or deemed made; or

            8.1.6 CERTAIN COVENANT DEFAULTS. If there shall occur a default in the due performance or observance of any term, covenant or agreement to be performed or observed pursuant to any of Article 5 (Reporting Requirements And Notices), Article 6 (Financial Covenants), or Article 7 (Business Covenants); or

            8.1.7 OTHER COVENANT DEFAULTS. If there shall occur any default in the due performance or observance of any term, covenant or agreement to be performed or observed pursuant to the provisions of this Agreement, other than as provided in Subsections 8.1.1, 8.1.2, 8.1.3, and/or 8.1.6 above, or any agreement incidental hereto (other than as provided in Subsection 8.1.8) and, if capable of being remedied, such default shall continue unremedied for thirty
(30) days after the commencement of such default; or

            8.1.8 OTHER LOAN DOCUMENT DEFAULTS; SECURITY. If any of the parties, other than the Agent, the Issuer and the Lenders, to any of the Loan Documents (other than this Agreement) shall fail to perform any of its obligations under any of such agreements (after taking into account any applicable cure period set forth in such agreements); or if the validity of this Agreement or any of the other Loan Documents shall have been challenged or disaffirmed by or on behalf of any of such parties thereto; or if, other than as a direct result of any action of the Agent, the Issuer or the Lenders, any Liens created or intended to be created by any of the Loan Documents shall at any time cease to be valid and perfected first priority Liens in favor of the Agent (for the benefit of the Secured Parties), subject to no equal or prior Liens except Permitted Liens; or

            8.1.9 CUSTODY OR CONTROL OF ASSETS. If custody or control of any substantial part of the property of the Borrower or any of its Subsidiaries or any Affiliate of the foregoing shall be assumed by any Governmental Authority or any court of competent jurisdiction, or any other Person at the insistence of any Governmental Authority or any court of competent jurisdiction; or

            8.1.10 DISCONTINUANCE OF BUSINESS. If the Borrower or any of its Subsidiaries shall suspend or discontinue its business except, in the case of Subsidiaries, pursuant to a dissolution or merger of such Subsidiary permitted by the terms of this Agreement; or

            8.1.11 INSOLVENCY. If the Borrower or any of its Subsidiaries or any of their Affiliates shall make an assignment for the benefit of creditors or a composition with creditors, shall generally not be paying its debts as they mature, shall admit its inability to pay its debts as they mature, shall file a petition in bankruptcy, shall become insolvent (howsoever such insolvency may be evidenced), shall be adjudicated insolvent or bankrupt, shall petition or apply to any tribunal for the appointment of any receiver, custodian, liquidator or trustee of or for it or any substantial part of its property or assets, shall commence any proceeding relating to it under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall be commenced against the Borrower or any of its Subsidiaries or any of their Affiliates any such proceeding and the same shall not be dismissed within sixty (60) days or an order, judgment or decree approving the petition in any such proceeding shall be entered against the Borrower or any of its Subsidiaries or any of their Affiliates, or if the Borrower or any of its Subsidiaries or any of their Affiliates, shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors, or any of them, or shall have made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or if the Borrower or any of its Subsidiaries or any of their Affiliates, shall have made any transfer of its property to or for the benefit of a creditor which constitutes a preferential transfer under any bankruptcy or similar law; or if the Borrower or any of its Subsidiaries or any of their Affiliates shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings or distraint; or

            8.1.12 MATERIAL ADVERSE EFFECT. If there shall occur or be threatened any event, or if there shall exist any fact or condition, which could result in a Material Adverse Change; or

            8.1.13 JUDGMENTS. If any final judgment or judgments or non-appealable assessment or assessments for the payment of money in excess of Five Hundred Thousand Dollars ($500,000.00) in the aggregate shall be rendered against the Borrower or any of its Subsidiaries and such judgment remains either unstayed or unsatisfied for a period of thirty (30) days or more; or

            8.1.14 CHANGE OF CONTROL. If there shall occur a Change of Control;
or

            8.1.15 LEASE TERMINATION. If the Borrower's lease (as in effect from time to time) for its premises located in Cuyahoga Falls, Ohio or Broomall, Pennsylvania is terminated prior to the end of its stated term except a voluntary early termination of the lease by the Borrower, or the landlord under such lease sends Borrower or Agent a notice of its intention to terminate such lease prior to the end of its stated term.

            8.1.16 SUBORDINATION. If the obligations purported to be subject to the Subordination Agreement or any other subordination agreement in favor of the Lenders (or the Agent for the benefit of the Secured Parties) cease to be fully subordinated to all of the obligations under this Agreement.

      8.2 ACCELERATION; REMEDIES.

            8.2.1 ACCELERATION UPON INSOLVENCY. Upon the occurrence of any event described in Subsection 8.1.11 (Insolvency) relating to the Borrower or any Subsidiary thereof, the entire unpaid principal balance of the Notes, and interest accrued and premium, if any, thereon, and any unpaid accrued Commitment Fees and all other Secured Obligations shall be immediately due and payable by the Borrower and the Commitment shall terminate without presentation, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived by the Borrower.

            8.2.2 ACCELERATION UPON OTHER DEFAULTS. Upon the occurrence of any other Event of Default, or at any time thereafter if any Event of Default shall then be continuing, the Agent may (and shall if directed by the Majority Lenders) by written notice to the Borrower, declare the entire unpaid principal balance or any portion of the principal balance of all or any of the Notes, and interest accrued and premium, if any, thereon and any unpaid accrued Commitment Fees and all other Secured Obligations, to be immediately due and payable by the Borrower and/or may terminate the Commitment.

      8.2.3 REMEDIES IN GENERAL. In the event of acceleration pursuant to Subsection 8.2.1 (Acceleration Upon Insolvency) or Subsection 8.2.2 (Acceleration Upon Other Defaults) above, all principal and interest, premium, fees, and other Secured Obligations shall thereupon become and be immediately due and payable, without presentation, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived by the Borrower; and the Agent (acting directly or through appointment of one or more trustees of the Agent's choosing) may proceed to protect and enforce its rights and those of the Issuer and the Lenders under the Loan Documents in any manner or order it deems expedient without regard to any equitable principles of marshalling or otherwise. It is agreed that, in addition to all other rights hereunder or under Law, the Agent shall have the right to institute proceedings in equity or other appropriate proceedings for the specific performance of any covenant or agreement made in any of the Loan Documents or for an injunction against the violation of any of the terms of any of the Loan Documents or in aid of the exercise of any power granted in any of the Loan Documents or by Law or otherwise. Further, the Agent shall be entitled to the appointment of a trustee or receiver for all or any part of the businesses of the Borrower or any of its Subsidiaries, which trustee or receiver shall have such powers as may be conferred by the appointing authority. All rights and remedies given by this Agreement, the Notes and the other Loan Documents are cumulative and not exclusive of any of such rights or remedies or of any other rights or remedies available to the Agent, the Issuer or any Lender, and no course of dealing between the Borrower or any Subsidiary, on one hand, and the Agent, the Issuer or any Lender, on the other hand, or any delay or omission in exercising any right or remedy shall operate as a waiver of any right or remedy, and every right and remedy may be exercised from time to time and as often as shall be deemed appropriate by the Agent.

      8.3 PROCEEDS OF COLLATERAL.

      Following an Event of Default and acceleration of remedies, the Agent shall apply proceeds of Collateral as follows:

                  First, to payment of that portion of the Secured Obligations constituting fees, expenses (including, without limitation, expenses relating to attorneys' fees and other professionals' fees), indemnities and other amounts due to the Agent in its capacity as such;

                  Second, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest and accrued and unpaid Commitment Fees or other fees, ratably amongst the Secured Parties in proportion to the respective amounts described in this clause "Second" due to them;

                  Third, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, ratably amongst the Lenders in proportion to the respective amounts described in this clause "Third" due to them;

                  Fourth, to payment of all other Secured Obligations, ratably amongst the Secured Parties in proportion to the respective amounts described in this clause "Fourth" due to them; and

                  Finally, the balance, if any, after all of the Secured Obligations have been satisfied, to the Borrower or applicable Subsidiary or as otherwise required by Law.

                                   ARTICLE 9

                                   DEFINITIONS

      9.1 DEFINED TERMS.

            As used in this Agreement, the following terms shall have the meanings specified in this Section unless the context otherwise requires. Defined terms in this Agreement shall also mean in the singular number the plural and in the plural the singular.

            - ACCOUNT DEBTOR: the meaning specified for such term under the Uniform Commercial Code, but in any even shall include, but not be limited to, each Person obligated on an Account Receivable.

            - ACCOUNT RECEIVABLE: the meaning specified for "Account" under the Uniform Commercial Code, but in any event shall include, but not be limited to, credit card receivables, lottery winnings, health-care-insurance receivables, any right to payment arising out of goods or other property (including, without limitation, Intellectual Property) sold or leased, licensed, assigned or disposed of or for services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance including all rights to payment of rents under a lease or license and payment under a charter or other contract and all rights incident to such lease, charter or contract.

            - ACCUMULATED FUNDING DEFICIENCY: any accumulated funding deficiency as defined in Section 302(a) of ERISA.

            - ACQUISITION: means (whether by purchase, lease, exchange, issuance of equity or debt securities, merger, reorganization or any other method) (a) any acquisition by the Borrower or any of its Subsidiaries of an interest in any other Person which shall then become Consolidated with the Borrower or any such Subsidiary in accordance with GAAP, or (b) any acquisition by the Borrower or any of its Subsidiaries of all or any substantial part of the assets of any other Person.

            - ADJUSTED LIBOR: the rate per annum (rounded upwards if necessary to the nearest one-hundredth of one percent) determined by the Agent to be equal to the quotient of (a) LIBOR, divided by (b) a number equal to 1.00 minus the Reserve Percentage.

            - AFFILIATE: means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

            - AGENT: the meaning specified in the preamble to this Agreement.

            - AGREEMENT: the meaning specified in the introductory paragraph hereof.

            - APPLICABLE MARGIN: the meaning specified in Subsection 1.7.2.

            - APPROVED FUND: any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

            - ASSIGNMENT AND ASSUMPTION: an assignment and assumption agreement entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Subsection 11.7.2 (Assignment)), and accepted by the Agent, in substantially the form of Exhibit K, or any other form approved by the Agent.

            - AVAILABLE COMMITMENT: the meaning specified in Subsection 1.1.2.

            - BASE RATE: the higher of (a) the rate of interest publicly announced by the Agent from time to time at its principal office as its prime commercial lending rate (which rate is not necessarily the lowest rate charged by the Agent to its borrowers) and (b) the Federal Funds Rate plus one-half of one percent (-1/2%).

            - BASE RATE LOANS: Loans bearing interest at a rate equal to the Base Rate plus the Applicable Margin.

            - BORROWER: the meaning specified in the preamble to this Agreement.

            - BORROWER PLEDGE: the meaning specified in paragraph (b) of Subsection 3.1.5.

            - BORROWER REQUIRED PAYMENT: the meaning specified in Subsection 1.10.2.

            - BORROWING BASE: means, at any time, an amount equal to the sum of
(a) eighty-five (85%) percent of Eligible Accounts Receivable, plus (b) sixty (60%) percent of Eligible Finished Inventory (without duplication of any Eligible Raw Materials Inventory), plus (c) sixty (60%) percent of Eligible Raw Materials Inventory.

            - BORROWING BASE CERTIFICATE: means a full and complete certificate in the form attached hereto as Exhibit L, certified as true and correct by the Borrower's Chief Executive Officer, President or Chief Financial Officer.

            - BUSINESS DAY: a day other than a Saturday, Sunday or other day on which commercial banks in Philadelphia, PA are authorized or required by law to close.

            - CAPITAL EXPENDITURES: expenditures for fixed or capital assets.

            - CAPITAL LEASE: a lease with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

            - CAPITAL LEASE OBLIGATION: with respect to any Capital Lease, the amount of the obligation of the lessee thereunder which would in accordance with GAAP appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

            - CERCLA: the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, and all rules and regulations promulgated in connection therewith.

            - CHANGE OF CONTROL:

            (a) K-Tron (i) ceases to own, directly or indirectly, all of the voting stock of the Borrower, free and clear of all Liens (and if K-Tron's ownership is indirect, all equity that is involved in the indirect ownership chain is free and clear of Liens) except Liens in favor of Lender pursuant to the Pledge Agreement, (ii) enters into, or allows any of its Subsidiaries to enter into, any voting trust or other agreement which in any way limits its ability to exercise such 100% voting power, or transfers any of the economic benefits of ownership of such voting stock to any other Person with the effect that it ceases to maintain 100% of the economic and non-economic benefits of ownership of the voting stock of the Borrower, or (iii) otherwise ceases to own and control, directly or indirectly, 100% of the voting stock of the Borrower;

            (b) None of John D. Whalen, Donald J. Carrozzino and Donald W. Melchiorre serve in key management positions with the Borrower (it being understood that this Event of Default is not triggered so long as any one of the three specified individuals remains with the Borrower); provided that Borrower shall have ninety (90) days to replace such individuals with other individuals reasonably satisfactory to the Majority Lenders (it being agreed that from and after one year after the Closing Date, either Ronald Remick or Edward B. Cloues, II, will be a satisfactory replacement); or

            (c) Both Ronald Remick and Edward B. Cloues, II, cease to serve in key management positions with K-Tron, provided that K-Tron shall have ninety
(90) days to replace such individuals with other individuals reasonably satisfactory to the Majority Lenders.

            - CLOSING DATE: the meaning specified in Section 3.1.

            - COBRA: the group health plan continuation coverage requirements of
Section 4980B of the Code and Part 6 of Subtitle B of the Title I of ERISA.

            - CODE: the Internal Revenue Code of 1986, as amended, or its predecessor or successor, as applicable, and any Treasury regulations, revenue rulings or technical information releases issued thereunder.

            - COLLATERAL: all property of any sort in which the Borrower or any Subsidiary of the Borrower has granted, or purported to grant, a security interest or other Lien pursuant to any of the Loan Documents.

            - COMMITMENT FEE: the meaning specified in Subsection 1.6.1.

            - COMMITMENT FEE BASE: the meaning specified in Subsection 1.6.1.

            - COMMITMENT LETTER: that certain commitment letter and attachments thereto, dated December 2, 2002, between the Agent and K-Tron.

            - COMMITMENTS: the collective reference to the RC Commitment, the Term Loan A Commitment and the Term Loan B Commitment.

            - CONSOLIDATED: with respect to any Person and any specified Subsidiaries, refers to the consolidation of financial statements of such Person and such Subsidiaries and of particular items in such financial statements in accordance with GAAP.

            - CONSOLIDATED TOTAL DEBT: for any period, for any Person, all Indebtedness of such Person.

            - CONSOLIDATING: with respect to any Person and any specified Subsidiaries, refers to the separate presentation of financial statements of each such Person in accordance with GAAP.

            - DEFAULT: any condition or event specified in Article 8 which, with notice or lapse of time or both, would become an Event of Default.

            - DEFAULT RATE: the meaning specified in Subsection 1.7.6.

            - DISQUALIFIED STOCK: means, with respect to any Person, any capital stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable): (a) matures or is mandatorily redeemable for any reason, (b) is convertible or exchangeable for Indebtedness or Disqualified Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the stated maturity of the Notes.

            - EBITDA:(1) for any Person for any period, the Net Income of such Person for such period plus the sum of the following (to the extent deducted in the computation of such Net Income):

            (a) depreciation expense;

            (b) amortization expense;

            (c) Interest Expense;

            (d) income and franchise taxes or Tax Distributions (but, if there is a net tax benefit, that shall be deducted from Net Income in calculating EBITDA); and

            (e) permitted management fees.

            - ELIGIBLE ACCOUNT: an Account Receivable of Borrower or any of its Subsidiaries party to the Subsidiary Suretyship and Security Agreement that meets all of the following requirements on its date of invoice or other origination date and continuing thereafter until collected:

            (a) such Account Receivable represents a complete bona fide transaction which requires no further act under any circumstances on the part of such Person to make such Account Receivable payable by the Account Debtor;

            (b) such Account Receivable shall not be unpaid more than ninety
(90) days from its due date, not to exceed one hundred twenty (120) days from its date of invoice or other origination date;

            (c) if applicable, the goods, the sale of which gave rise to such Account Receivable, were shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a progress basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding, and no part of such goods has been returned or rejected;

            (d) such Account Receivable is not evidenced by chattel paper or an instrument of any kind;

            (e) the Account Debtor with respect to such Account Receivable is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action which might have a materially adverse effect on the business of such Account Debtor or is not, in the reasonable discretion of Agent, deemed ineligible for credit for any other reason;

            (f) if such Account Receivable arises from the performance of services, such services have been fully rendered;

(1) Closing Date adjustments satisfactory to Agent to be made.

            (g) such Account Receivable is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any present, or contingent, and no facts exist which are the basis for any future, offset or counterclaim or other defense on the part of such Account Debtor, including, without limitation, any account payable owing by such Person to such Account Debtor;

            (h) such Account Receivable shall be subject to a valid and perfected first priority Lien in favor of the Agent (for the benefit of the Secured Parties), subject to no Lien, except for Liens in favor of Agent (for the benefit of the Secured Parties) and other Permitted Liens;

            (i) such Account Receivable is evidenced by an invoice or other documentation in a form acceptable to the Agent;

            (j) such Account Receivable is not subject to any provision prohibiting its assignment or requiring notice of, or consent to, such assignment;

            (k) if applicable, the goods giving rise to such Account Receivable, at the time of the sale thereof, were subject to a valid and perfected first priority Lien in favor of the Agent (for the benefit of the Secured Parties) and subject to no Lien, except for Liens in favor of Agent (for the benefit of the Secured Parties) and other Permitted Liens;

            (l) if the Account Debtor with respect thereto is the United States or any department, agency or instrumentality thereof, such Account Receivable shall have been assigned to the Agent in full compliance with all applicable laws and regulations, including without limitation the Assignment of Claims Act of 1940, as amended;

            (m) the Account Debtor with respect thereto is domiciled within the United States of America or, if permitted by Agent, Canada, except as provided in subclause (n) below;

            (n) if the Account Debtor with respect thereto is located outside of the United States of America, or, if permitted by Agent, Canada, the goods which gave rise to such Account Receivable were shipped after receipt by such Person from the Account Debtor of an irrevocable letter of credit, which letter of credit has been confirmed by a financial institution acceptable to the Agent and is in form and substance acceptable to the Agent, payable in the full face amount of the face value of the Account Receivable in freely convertible Dollars at a place of payment located within the United States of America;

            (o) such Account Receivable does not arise out of any transaction with any Affiliate of such Person;

            (p) such Account Receivable is not due from an Account Debtor where more than fifty (50%) percent of the total Accounts Receivable from such Account Debtor are not Eligible Accounts Receivable;

            (q) that portion of an otherwise Eligible Account that does not exceed twenty (20%) percent of the aggregate total of all of such Person's Accounts Receivable; and

            (r) such Account Receivable is otherwise satisfactory to the Agent in its sole discretion based upon the Agent's eligibility requirements as in effect from time to time.

            - ELIGIBLE ASSIGNEE:


            (a) a Lender;

            (b) an Affiliate of a Lender;

            (c) an Approved Fund; and

            (d) any Person (other than a natural person) approved by (i) the Agent, (ii) in the case of any assignment of a RC Commitment, the Issuer, and
(iii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

            - ELIGIBLE FINISHED INVENTORY: Inventory of Borrower or any of its Subsidiaries party to the Subsidiary Suretyship and the Security Agreement which:

            (a) has been sold by such Person in the ordinary course of business,
(i) with respect to the Borrower, during the preceding forty-eight (48) month period, or (ii) with respect to any of Borrower's Subsidiaries, during the preceding twenty-four (24) month;

            (b) is located on premises (i) owned by the Borrower or a Subsidiary of the Borrower free of any mortgage, except in favor of the Agent, (ii) leased by the Borrower or a Subsidiary of the Borrower where the landlord (and any mortgagee thereof) shall have executed and delivered a landlord waiver in form and substance satisfactory to Agent, or (iii) otherwise used by the Borrower or a Subsidiary of the Borrower where the bailee (and, if required by Agent, any landlord or mortgagee thereof) shall have executed and delivered a bailee acknowledgement and agreement in form and substance satisfactory to Agent;

            (c) is owned by such Person and not purchased or acquired on a consignment, approval or sale or return basis;

            (d) is subject to a valid and perfected first priority Lien in favor of the Agent (for the benefit of the Secured Parties), and subject to no other Liens;

            (e) is fully and adequately insured, with the Agent named as an additional insured and lender loss payee as provided herein;

            (f) is not unsalable, damaged or obsolete as the Agent shall determine;

            (g) is not classified as work-in-progress except Eligible Raw Materials Inventory to the extent it is so classified;

            (h) is not cartons or packaging materials;

            (i) is not manufacturing materials or supplies; and

            (j) is otherwise satisfactory to the Agent in its sole discretion based upon the Agent's eligibility requirements as in effect from time to time.

            - ELIGIBLE RAW MATERIALS INVENTORY: Inventory of Borrower or any of its Subsidiaries party to the Subsidiary Suretyship and Security Agreement which consists of raw materials and is otherwise satisfactory to the Agent in its sole discretion.

            - EMPLOYEE PENSION PLAN: any Plan which (a) is maintained by the Borrower, any of its Subsidiaries or any ERISA Affiliate and (b) is subject to
Part 3 of Subtitle B of Title I of ERISA.

            - ENVIRONMENTAL LAWS: any national, state or local law or regulation (including, without limitation, CERCLA and RCRA) enacted in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes, and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing, or transporting of Hazardous Substances, and any regulations issued or promulgated in connection with such statutes by any governmental authority and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

            - ERISA: the Employee Retirement Income Security Act of 1974, as amended, and any regulations issued thereunder by the Department of Labor or PBGC.

            - ERISA AFFILIATE: (a) any corporation included with the Borrower in a controlled group of corporations within the meaning of Section 414(b) of the Code, (b) any trade or business (whether or not incorporated) which is under common control with the Borrower within the meaning of Section 414(c) of the Code, and (c) any member of an affiliated service group of which the Borrower is a member within the meaning of Section 414(m) of the Code.

            - EQUIPMENT PURCHASE MONEY INDEBTEDNESS: indebtedness for the purchase of equipment, whether such indebtedness is in the form of lease payments or otherwise.

            - EURODOLLAR BUSINESS DAY: a day on which the relevant London international financial markets are open for the transaction of business contemplated in this Agreement and which is also other than a Saturday, Sunday or other day on which commercial banks are required or permitted to close in Philadelphia, PA.

            - EVENT OF DEFAULT: the meaning specified in Section 8.1.

            - EXCESS CASH FLOW: means, for any fiscal year, (a) EBITDA, minus
(b) the sum of (without duplication) (i) scheduled principal payments on total Indebtedness, including scheduled payments under Capital Leases, plus (ii) Interest Expense, plus (iii) Capital Expenditures, plus (iv) cash income and franchise taxes (or cash Tax Distributions, as applicable), plus (v) management fees paid and any Restricted Payments paid in cash, plus or minus (vi) any decrease or increase during such fiscal year in net working capital, as determined for Borrower and its Subsidiaries on a Consolidated basis for such fiscal year in accordance with GAAP.

            - FEDERAL FUNDS RATE: for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Agent on such day on such transactions as determined by the Agent.

            - FIXED CHARGE COVERAGE RATIO: as at the end of any fiscal quarter, the ratio of EBITDA as at the end of such quarter to Fixed Charges for the four fiscal quarters then ending.

            - FIXED CHARGES: for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (a) scheduled principal payments on all Indebtedness, including scheduled payments under Capital Leases, plus (b) Interest Expense, plus (c) Capital Expenditures, plus (d) cash income and franchise taxes (or cash Tax Distributions, as applicable).

            - FOREIGN LENDER: a Lender that is not organized under the Laws of the United States or any state or political subdivision thereof.

            - FACING FEE: the meaning specified in Subsection 2.1.5.

            - FUND: any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise interesting in commercial loans and similar extensions of credit in the ordinary course of its business.

            - GAAP: generally accepted accounting principles consistently applied, which, as applied to the Borrower and its Subsidiaries shall be consistent with those applied in the preparation of the financial statements referred to in Subsection 3.1.12 (Financial Statements; Projections).

            - GOVERNMENTAL AUTHORITY: any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government including, without limitation, the European Central Bank.

            - GRANTING LENDER: the meaning of specified in Subsection 1.11.2.

            - GUARANTY: as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another Person, including, but not limited to, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, but not limited to, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. No Guaranty shall be permitted by this Agreement unless the maximum dollar amount of the obligation being guaranteed is readily ascertainable by the terms of such obligation or the agreement or instrument evidencing such Guaranty specifically limits the dollar amount of the maximum exposure of the guarantor thereunder, and the amount involved in any Guaranty made during any period shall be the aggregate amount of the obligation guaranteed (or such lesser amount as to which the maximum exposure of the guarantor shall have been specifically limited), less any amount by which the guarantor may have been discharged with respect thereto (including any discharge by way of a reduction in the amount of the obligation guaranteed).

            - HAZARDOUS SUBSTANCES: any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any Environmental Law (including, without limitation, petroleum products, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls and substances defined as Hazardous Substances under CERCLA).

            - INDEBTEDNESS: with respect to any Person (without duplication):

            (a) all indebtedness of such Person for borrowed money;

            (b) all obligations of such Person for the deferred purchase price of capital assets or for any part of the deferred purchase price of other property or services which purchase price for other property or services is due more than six months (or a longer period of up to one year, if such terms are available from suppliers in the ordinary course of business) from the date of incurrence of the obligation in respect thereof;

            (c) all obligations of such Person evidenced by notes, bonds (other than performance bonds), debentures or other similar instruments;

            (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property) and all other indebtedness secured by a Lien on the property or assets of such Person;

            (e) all Capital Lease Obligations of such Person;

            (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities;

            (g) all obligations in respect of Disqualified Stock or other obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, which obligations shall be valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends and, in the case of other such obligations, at the amount that, in light of all the facts and circumstances existing at the time of determination, can reasonably be expected to become payable;

            (h) a Guaranty of such Person;

            (i) all Indebtedness referred to in clauses (a) through (g) above secured by (or which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness;

            (j) all unfunded pension liabilities;

            (k) all payments required by such Person under non-compete agreements; and

            (l) all obligations of such Person that are the functional equivalent of the Indebtedness referred to in clauses (a) through (d) such as synthetic lease obligations.

            - INDEMNITEES: the meaning specified in Section 11.15.

            - INTELLECTUAL PROPERTY: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, l registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (b) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (c) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, (d) all rights to obtain any reissues or extensions of the foregoing, and (e) all licenses for any of the foregoing.

            - INTELLECTUAL PROPERTY COLLATERAL AGREEMENT: the meaning specified in Section 7.27.

            - INTEREST EXPENSE: for any period, the sum of (a) the amount of interest accrued on, or with respect to, Consolidated Indebtedness for such period, including without limitation imputed interest on Capital Leases and imputed or accreted interest in respect of deep discount or zero coupon obligations, plus (b) the net amount payable under all Interest Rate Protection Agreements in respect of such period (or minus the net amount receivable under Interest Rate Protection Agreements in respect of such period), plus (c) Commitment Fees payable during such period. For purposes of calculating Interest Expense, it shall be assumed that any Guaranties constituting Indebtedness will require payments of interest, if any, in the amounts as called for in the underlying obligation which is the subject of the Guaranty.

            - INTEREST PERIOD: the meaning specified in Subsection 1.7.4.

            - INTEREST RATE PROTECTION AGREEMENT: an interest rate swap, cap or collar agreement or similar arrangement between any Person and a financial institution providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

            - INVENTORY: the meaning specified for such term under the Uniform Commercial Code, but in any event shall include, but not be limited to, tangible personal property held by or on behalf of Borrower (or in which Borrower has an interest in mass or a joint or other interest) for sale or lease or to be furnished under contracts of service, tangible personal property which Borrower has so leased or furnished, and raw materials, work in process and materials used, produced or consumed in Borrower's business, and shall include tangible personal property returned to Borrower by the purchaser following a sale thereof by Borrower and tangible personal property represented by documents or instruments. Without limiting the foregoing, all equipment, accessories and parts at any time attached or added to items of Inventory or used in connection therewith shall be deemed to be part of the Inventory.

            - INVESTMENT: as applied to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, including all Indebtedness and accounts receivable from such other Person which are not current assets or did not arise from sales to such other Person in the ordinary course of business.

            - ISSUER: Bank so long as it is a Lender, or if Bank is no longer a Lender, a Lender designated by the Borrower and acceptable to the Agent.

            - K-TRON: K-Tron International, Inc., a New Jersey corporation.

            - LANDLORD WAIVER: the meaning specified in Subsection 3.1.7.

            - LAW: all common law and all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators

            LEASEHOLD MORTGAGES: the meaning specified in Section 7.9.

            - LENDERS: each of the Persons that execute this Agreement as a Lender together with any other Persons which become parties to this Agreement as a Lender from time to time.

            - LENDER REQUIRED PAYMENT: the meaning specified in Section 1.11.1.

            - LETTER OF CREDIT FEES: the meaning specified in Subsection 2.1.5.

            - LETTER OF CREDIT SUBLIMIT: the meaning specified in Section 2.1.1.

            - LETTERS OF CREDIT: letters of credit issued pursuant to this Agreement.

            - LIBOR: the per annum rate (rounded to the next higher one sixteenth of one percent) for deposits in Dollars for a period equal to the relevant Interest Period as reported on Telerate Page 3750 as of 11:00 a.m. (London time), on the day that is two (2) Business Days prior to the commencement of such Interest Period and, if such rate is not published, then the rate of interest per annum (rounded upwards if necessary to the nearest one-sixteenth of one percent) at which deposits of Dollars, for periods equal to the Interest Period designated by the Borrower and in amounts substantially similar to the outstanding principal amount of the LIBOR Loan, are available to the Agent from prime banks in the London Interbank Eurocurrency Market on or about 11:00 a.m. (London time) two (2) Business Days prior to the first day of the relevant Interest Period or such other method as the Agent may reasonably use to determine LIBOR.

            - LIBOR LOANS: Loans bearing interest at a rate equal to Adjusted LIBOR plus the Applicable Margin.

            - LIEN: any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance.

            - LOAN DOCUMENTS: this Agreement, the Notes, the Subsidiary Suretyships, the Pledge Agreements, the Subordination Agreements, the Security Agreement, the Mortgages, the Landlord Waivers, the Leasehold Mortgages, the Intellectual Property Collateral Agreements and any and all agreements, documents and instruments executed, delivered or filed pursuant to this Agreement, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, provided, however, Interest Rate Protection Agreements and Letters of Credit are not Loan Documents.

            - LOANS: the amounts loaned to the Borrower pursuant to this Agreement. Loans may be RC Loans or Term Loans.

            - MAJORITY LENDERS: at any time, Lenders having greater than or equal to sixty-six and 2/3 of one percent (66-2/3%) of the Total Facility. For purposes of this definition, "Total Facility" means, collectively, at any time
(a) the RC Commitment and (b) the outstanding principal amount of the Term Loans, but shall exclude any RC Commitment or Term Loans of Lenders who have forfeited their right to vote under the terms of this Agreement.

            - MANAGEMENT AGREEMENT: that certain Management Services Agreement dated on or about January 3, 2003 between Borrower and K-Tron for provision of management-related services, as amended, restated, modified or otherwise supplemented from time to time, and in all instances in form and substance satisfactory to Agent.

            - MATERIAL ADVERSE CHANGE: any material adverse change in

            (a) the business, condition (financial or otherwise), operations, properties or prospects of (i) the Borrower, (ii) the Borrower and its Subsidiaries taken as a whole, or (iii) of the Borrower or any of its Subsidiaries, individually, if such change could result in the insolvency or dissolution (other than pursuant to a merger or dissolution permitted by this Agreement) of such Person or in the loss of control (by the current holder thereof) over such Person's assets;

            (b) the binding nature, validity or enforceability of any of the Loan Documents; or

            (c) the validity, perfection, priority or enforceability of the Liens granted to Agent in respect of the property of the Borrower and its Subsidiaries.

            - MATURITY DATE: the latest of the RC Maturity Date, the Term Loan A Maturity Date and the Term Loan B Maturity Date.

            - MORTGAGES: the meaning specified in Subsection 3.1.7.

            - MULTIEMPLOYER PLAN: means a multiemployer pension plan as defined in Section 3(37) of ERISA to which Borrower, any of its Subsidiaries or any ERISA Affiliate is or has been required to contribute.

            - NET INCOME: means, for any period, the aggregate net income (or loss) of the Borrower and its Subsidiaries for such period on a Consolidated basis, provided, the following items shall be excluded from the calculation of Net Income:

            (a) after-tax gains and losses from asset sales or abandonment or reserves relating thereto;

            (b) items classified as extraordinary, nonrecurring or unusual gains, losses or charges, and the related tax effects, each determined in accordance with GAAP;

            (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Subsidiary of the Borrower or is merged or consolidated with the Borrower or any Subsidiary of the Borrower;

            (d) the net income (but not loss) of any Subsidiary of the Borrower to the extent that the declaration of dividends, the making of intercompany loans or similar payments by that Subsidiary of that income is restricted by a contract, operation of law or otherwise;

            (e) the net income of any Person, other than the Borrower or a Subsidiary of the Borrower, except to the extent of cash dividends or distributions paid to the Borrower or a Subsidiary of the Borrower by such Person;

            (f) any restoration to income of any contingency reserve; and

            (g) income or loss attributable to discontinued operations (including operations disposed of during such period whether or not such operations were classified as discontinued).

            - NOTES: the promissory notes delivered by the Borrower to the Lenders (including any successors or assigns thereof) pursuant to this Agreement (including any amendments, modifications or supplements which may from time to time, be created in respect of such notes), and any replacement promissory notes issued in lieu of the foregoing.

            - OBLIGATIONS: shall mean and include any and all indebtedness, obligations and liabilities of any type or nature, direct or indirect, absolute or contingent, related or unrelated, due or not due, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising or created of the Borrower, and/or any Subsidiary of the Borrower, and/or any other Person, to any Secured Party, represented by or incurred pursuant or relating to the Loan Documents. Without limiting the generality of the foregoing, the term "Obligations" shall include:

            (a) principal of, and interest on, the Loans and the Notes;

            (b) any and all other fees, indemnities, costs, obligations and liabilities of the Borrower and its Subsidiaries from time to time under or in connection with the Loan Documents;

            (c) all obligations of the Borrower owing to any Issuer or Lender under Letters of Credit or other debt instruments issued by any Issuer or Lender under the terms of this Agreement; and

            (e) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower or any Subsidiary.

            - OFFICER'S COMPLIANCE CERTIFICATE: an Officer's certificate in the form of Exhibit J.

            - OLD PA CRUSHER: the meaning specified in Subsection 1.9.

            - OLD PA CRUSHER LETTER OF CREDIT INDEBTEDNESS: reimbursement obligations owing to First Union National Bank/Wachovia Bank, N.A. in connection with the letter of credit facility described on Schedule 7.1.1 annexed hereto.

            - OTHER TAXES: the meaning specified in Subsection 1.12.2.

            - PARENT: K-Tron Investment Co., a Delaware corporation.

            - PARENT PLEDGE: the meaning specified in Subsection 3.1.5(a).

            - PARTICIPANT: the meaning specified in Subsection 11.7.4.

            - PENNSYLVANIA PROPERTY: the leased premises utilized by the Borrower located at 600 Abbott Drive, Broomall, Pennsylvania.

            - PBGC: means Pension Benefit Guaranty Corporation, or any governmental agency or instrumentality succeeding to the functions thereof.

            - PERMITTED BUSINESSES: means owning, operating, managing and maintaining businesses engaged in producing, selling and servicing equipment to crush various materials, including coal and wood, and business directly related thereto.

            - PERMITTED LIEN: the meaning specified in Subsection 7.2.1.

            - PERSON: any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

            - PLAN: means an "Employee Pension Benefit Plan" (as defined in
Section 3(2) of ERISA) or an "Employee Welfare Benefit Plan" (as defined in
Section 3(1) of ERISA) - or other pension or welfare benefit plan which is or has been established or maintained, or to which contributions are or have been made, by the Borrower, any of its Subsidiaries or any ERISA Affiliate (or any predecessor thereof).

            - PLEDGE AGREEMENTS: the Borrower Pledge, the Subsidiary Pledge(s), if any, and the Parent Pledge, collectively.

            - PREDECESSOR INDEBTEDNESS: the meaning specified in Subsection
3.1.8.

            PROHIBITED TRANSACTION: means a transaction described in Section 4975 of the Code or in Part 4 of Subtitle B of Title I of ERISA.

            - QUARTERLY PAYMENT DATE: the last Business Day of each March, June, September and December.

            - RC COMMITMENT: the meaning specified in Subsection 1.1.1.

            - RC LENDER: each Lender designated as an "RC Lender" on Schedule
1.1 hereto and each successor and assign thereof.

            - RC LOANS: the meaning specified in Subsection 1.1.1.

            - RC MATURITY DATE: the fifth anniversary of the Closing Date or such earlier date as the RC Commitment is terminated hereunder.

            - RCRA: the Resource Conservation and Recovery Act of 1976, as amended, and any rules and regulations issued in connection therewith.

            - REGISTER: the meaning specified in Subsection 11.7.3.

            - RELATED PARTIES: with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            - RELEASE: a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, groundwater or property.

            - REMEDIAL ACTION: actions necessary to comply with any Environmental Law with respect to (a) clean up, removal, treatment or handling Hazardous Substances in the indoor or outdoor environment; (b) prevention of Releases or threats of Releases or minimization of further Releases of Hazardous Substances so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (c) performance of pre-remedial studies and investigations and post-remedial monitoring and care.

            - REORGANIZATION: any reorganization as defined in Section 4241(a) of ERISA.

            - REPORTABLE EVENT: means, with respect to any Employee Pension Plan, an event described in Section 4043(c) of ERISA.

            - RESERVE PERCENTAGE: for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency Liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

            - RESTRICTED PAYMENT: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or ownership interest of the Borrower or any of its Subsidiaries, as the case may be, now or hereafter outstanding, except dividends and other distributions payable solely in shares of stock (other than Disqualified Stock) of the Borrower or such Subsidiary, as the case may be;

            (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of any class of stock or ownership interest of the Borrower or any of its Subsidiaries, as the case may be, now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares or interests, except to the extent that the consideration therefor consists solely of shares of stock (other than Disqualified Stock) of the Borrower or such Subsidiary;

            (c) any sinking fund, other prepayment or installment payment on account of any shares of stock or ownership interests of the Borrower or any of its Subsidiaries;

            (d) any other payment, loan or advance to a stockholder or other direct or indirect equity holder of the Borrower or of any of its Subsidiaries whether in the capacity of such Person as a stockholder or otherwise, including Tax Distributions, except management fees paid to Parent not in excess of $500,000.00 in any calendar year pursuant to the Management Agreement and reasonable salaries and other reasonable compensation, the payment of which is not otherwise restricted under the Loan Documents, paid in the ordinary course of business, consistent with past practice; or

            (e) any forgiveness or release without adequate consideration by the Borrower or any of its Subsidiaries of any Indebtedness or other obligation owing to the Borrower or such Subsidiary by a stockholder or other direct or indirect equity holder of the Borrower or such Subsidiary.

            - SECURED OBLIGATIONS: collectively, (a) the Obligations and (b) any obligations under or arising out of Interest Rate Protection Agreements that have been or will be entered into with any Lender or Affiliate of a Lender, from time to time consistent with the terms of this Agreement.

            - SECURED PARTY: the Agent, the Lenders, the Issuer, the Indemnitees and all other Persons referred to in any Loan Documents as a beneficiary of the Lien granted therein and all other holders of Secured Obligations, including Lenders and Affiliates thereof party to Interest Rate Hedging Agreements obligation under which constitute Secured Obligations.

            - SECURITY AGREEMENT: the meaning specified in Subsection 3.1.3.

            - SOLVENT: a condition of a Person on a particular date, whereby on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, but not limited to, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            - SOUTH CAROLINA PROPERTY: the real property and fixtures thereto located at 398 Willis Road, Woodruff, South Carolina 29388.

            - SPFV: the meaning specified in Subsection 1.11.2.

            - SUBORDINATION AGREEMENT: the meaning specified in Subsection
3.1.6.

            - SUBSIDIARY: with respect to any Person (referred to in this definition as the "parent"),

            (a) any other Person of which more than 50% of the issued and outstanding equity having ordinary voting power to elect a majority of the Board of Directors or other governing body is directly or indirectly owned or controlled by such parent,

            (b) any other Person of which more than 50% of the voting equity interests are directly or indirectly owned or controlled by such parent, or

            (c) any other Person which is Consolidated with such parent.

            - SUBSIDIARY PLEDGE: the meaning specified in Section 7.26.

            - SUBSIDIARY SURETYSHIPS: the meaning specified in Subsection 3.1.4.

            - TANGIBLE NET WORTH: the excess of total assets over total liabilities, total assets and total liabilities each to be determined in accordance with GAAP, excluding, however, from the determination of total assets
(a) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (b) all prepaid expenses, deferred charges or unamortized debt discounts and expenses, (c) all reserves carried and not deducted from assets, (d) debt or equity interests in (including without limitation capital contributions to, and investments in) any Subsidiary,
(e) securities which are not readily marketable, (f) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or Indebtedness, (g) any write-up in the book value of any asset resulting from a revaluation thereof subsequent to the date of the financial statements referred to in Subsection 3.1.12 (Financial Statements; Projections), and (h) any items not included in clauses (a) through (g) above which are treated as intangibles in conformity with GAAP, all for Borrower and its Subsidiaries on a Consolidated basis.

            - TAX DISTRIBUTIONS: collectively, any and all payments, loans, distributions and advances made by the Borrower to K-Tron (or the relevant Subsidiary thereof) for payment of federal, state and local income taxes (assuming the maximum individual combined tax rate) in respect of income of the Borrower and its Subsidiaries (including gain from any disposition of assets) allocable to the Borrower and its Subsidiaries. Any Tax Distributions allowable pursuant to this definition shall (a) in the case of quarterly Tax Distributions, be computed on the basis of the estimated taxable income of the Borrower (as estimated in good faith by the Borrower using reasonable assumptions) for the relevant fiscal quarter and shall be paid not more than ten
(10) days prior to the date that the Borrower is required to pay estimated income taxes in respect of such income, (b) in the case of additional income taxes for any fiscal year that would be owed by the Borrower, computed based upon the actual taxable income of the Borrower for such fiscal year and shall be paid not more than ten (10) days prior to the date that the Borrower is required to pay income taxes in respect of such actual income and (c) be consistent with the terms of the Tax Sharing Agreement.

            - TAXES: the meaning specified in Subsection 1.12.1.

            - TAX SHARING AGREEMENT: the meaning specified in Subsection 3.1.25.

            - TERM LENDER: each Lender designated as a "Term Lender" on Schedule
1.1 hereto and each successor and assign thereof.

            - TERM LOAN A: the meaning specified in Subsection 1.2.1.

            - TERM LOAN A COMMITMENT: the meaning specified in Subsection 1.2.1.

            - TERM LOAN A MATURITY DATE: the fifth anniversary of the Closing Date or such earlier date as the Term Loan A is due and payable hereunder.

            - TERM LOAN B: the meaning specified in Subsection 1.2.3.

            - TERM LOAN B COMMITMENT: the meaning specified in Subsection 1.2.3.

            - TERM LOAN B MATURITY DATE: the (a) later of the sixth anniversary of the Closing Date or January 5, 2009, or (b) such earlier date as the Term Loan B is due and payable hereunder.

            - TERM LOANS: together, the Term Loan A and the Term Loan B.

            - TRANSFEREE SUBSIDIARY: the meaning specified in Section 7.9.

            - TREATY: the Treaty establishing the European Economic Community, being the Treaty of Rome of March 25, 1957 as amended by the Single European Act 1987 and the Maastricht Treaty (the Treaty on European Union) (which was signed on February 7, 1992 and came into force on November 1, 1993) and as may, from time to time, be further amended, supplemented or otherwise modified.

      - UNIFORM COMMERCIAL CODE: the Uniform Commercial Code in effect on the date hereof and as amended from time to time, and as enacted in the Commonwealth of Pennsylvania or in any state or states which, pursuant to the Uniform Commercial Code as enacted in the Commonwealth of Pennsylvania, has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that the definitions set forth above should be construed in their broadest sense so that Collateral will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the Uniform Commercial Code that broaden the definitions, they are incorporated herein and if existing definitions in the Uniform Commercial Code are broader than the amended definitions, the existing ones shall be controlling. Similarly, where the phrase "as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to . . ." is used above, it means as defined in the Uniform Commercial Code except that if any of the enumerated types of items specified thereafter would not fall within the Uniform Commercial Code definition, they shall nonetheless be included in the applicable definition for purposes of this Agreement.

      - UNREIMBURSED DRAWINGS: drawings made under Letters of Credit which, for any reason, have not been reimbursed by or on behalf of the Borrower whether through borrowings of Loans hereunder or otherwise.

      - WITHDRAWAL LIABILITY: any withdrawal liability as defined in Section 4201 of ERISA.

                                   ARTICLE 10
                                      AGENT

      10.1 AUTHORITY.

            The Lenders and the Issuer (for themselves and their successors and assigns) hereby irrevocably appoint Bank to act as Agent as specified herein and in the other Loan Documents. Each such Person hereby irrevocably authorizes Bank to execute and take such action on its behalf under the provisions of this Agreement, the Notes, and the other Loan Documents and to exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of the Loan Documents and such powers as are reasonably incidental thereto.


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
      10.2 EXPENSES.

            In default of reimbursement or indemnification by the Borrower, the Lenders will, in proportion to their respective portions of the Commitment, reimburse the Agent for and against all expense, liability, penalty and damage of any nature whatsoever (including but not limited to reasonable attorneys' fees) which may be incurred or sustained by the Agent in any way in connection with the Loan Documents or its duties under the Loan Documents provided that no Lender shall be liable for any portion of the foregoing items resulting from the gross negligence or willful misconduct of the Agent. Without limiting the generality of any other provision excusing the Agent form taking any actions, the Agent shall not have any obligation to take any action in connection with the performance of its duties as Agent under the Loan Documents which, in its opinion, requires the payment of expenses or the incurrence of liability, if there is any ground for belief that reimbursement of such expenses or liability is not reasonably assured to it.

      10.3 ACTION BY AGENT.

      The Agent is authorized to take any action specified in this Agreement and all actions reasonably related thereto. However, except for actions expressly required to be taken by the Agent in this Agreement (which actions the Agent will take as required subject to all of the exculpatory provisions herein), the Agent is not required to take actions that it may be authorized to take.

      10.4 EXCULPATORY PROVISIONS.

            10.4.1 GENERAL STANDARD. Neither the Agent nor any of its officers, directors, employees or agents, shall be liable for any action taken or omitted under the Loan Documents or in connection with the Loan Documents unless caused by its or their gross negligence or willful misconduct. Neither the Agent nor any of its officers, directors, employees or agents, shall be liable for any action taken or omitted by it at the direction of the Majority Lenders. The Agent shall not be responsible for any recitals, warranties or representations in the Loan Documents or for the validity, enforceability, collectibility or due execution of this Agreement or any of the other Loan Documents.

            10.4.2 AGENTS AND EMPLOYEES. The Agent may execute any of its duties by or through agents or employees, all of whom shall be entitled to the benefits of any exculpatory provision herein.

            10.4.3 ADVICE OF PROFESSIONALS. Agent shall be entitled to advice of counsel, accountants or other professionals of its selection concerning all matters pertaining to the Loan Documents and its duties under the Loan Documents. Agent is entitled to rely on the advice of its professionals whether or not the advice is correct.

            10.4.4 RELIANCE ON INFORMATION BELIEVED TO BE GENUINE. The Agent shall be entitled to rely upon any writing or other document, telegram or telephone conversation believed by it to have been signed, sent or made by the proper person or persons.


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
      10.5 INVESTIGATION BY LENDERS.

      Each Lender expressly acknowledges that the Agent has not made any representation or warranty to it and that no act taken by the Agent shall be deemed to constitute a representation or warranty by the Agent to the Lenders. Each Lender further acknowledges that it has taken and will continue to take such action and to make such investigation as it deems necessary to inform itself of the affairs of the Borrower and its Subsidiaries. Each Lender further acknowledges that it has made and will continue to make its own independent investigation of the creditworthiness and the business and operations of the Borrower and its Subsidiaries. In entering into this Agreement, and in making an advance under this Agreement, each Lender represents that it has not relied and will not rely upon any information or representations furnished or given by the Agent or by any other Lender. The Agent shall be under no duty or responsibility to the Lenders to ascertain or to inquire into the performance or observance by the Borrower of any of the provisions of this Agreement or any document or instrument now or hereafter executed in connection with this Agreement.

      10.6 NOTICE OF EVENTS OF DEFAULT.

      Without limiting the generality of the provisions of the preceding Section 10.5, it is expressly understood and agreed that the Agent shall not be deemed to have knowledge of the existence, occurrence or continuance of an Event of Default or Default, unless the Agent shall have been notified in writing of such Event of Default by any Lender or the Borrower pursuant to a writing designated as a "Notice of Event of Default". For the avoidance of doubt, the provisions of this Section 10.6 are expressly not for the benefit of the Borrower.

      10.7 RESIGNATION; TERMINATION.

            The Agent may resign at any time by giving prior written notice to the Borrower and the Lenders and the Agent may be removed at any time with or without cause by the Majority Lenders. Such resignation or removal shall take effect at the end of the sixty (60) day period after such notice of resignation or removal has been given or upon the earlier appointment of a successor agent. The Lenders shall (with the consent of the Borrower so long as no Event of Default has occurred and is then continuing), upon receipt of such notice, appoint a successor agent from among the Lenders. The Lenders and the Borrower shall execute such documents as shall be necessary to effect such appointment. During any period that there shall not be a duly appointed and acting Agent, the Borrower agrees to make each payment due under this Agreement and under the Notes directly to each Lender entitled thereto and to provide copies of each certificate or other document required under this Agreement directly to each Lender.

      10.8 SHARING.

            If any Lender shall at any time receive payment of principal on account of all or a part of any Note held by it, whether by set-off or otherwise, in a greater proportion than the principal payments made on the Notes held by the other Lenders, such Lender shall simultaneously purchase, without recourse, for cash, ratably from each of the other Lenders, such portion of the Notes held by such other Lenders so that, after such purchase, each Lender will hold an unpaid principal amount of Notes in the same proportion that the outstanding principal balance due to such Lender immediately prior to such payment bore to the aggregate outstanding principal balance due to all Lenders immediately prior to such payment. In the event that, at any time, any Lender shall be required to refund any amount which has been paid to or received by it on account of any Note held by it, and which has been applied to the purchase of a portion of the Notes held by other Lenders pursuant to this Section, then, upon notice from such Lender, each of the other Lenders shall simultaneously purchase, without recourse, its portion for cash, to the extent of its ratable share thereof, of the Notes held by the Lender required to make such refund.

      10.9 OTHER RELATIONSHIPS.

            It is acknowledged that the Agent, the Issuer, the Lenders and/or any of their Affiliates may now or hereafter have lending or other relationships with the Borrower and Affiliates of the Borrower. It is agreed that the Agent and the Lenders are free to act with respect thereto without consulting with one another and without regard to the effect of any such action or relationship upon the Loans or other Secured Obligations. With respect to the portion of the Loans made by it and Notes issued to it, the Agent shall have the same rights and powers under the Loan Documents as any other Lender or holder of a Note and may exercise the same as though it were not the Agent, and the term "Lenders" or "holders of Notes" or any similar term shall, unless the context otherwise indicates, include the Agent in its capacity as a Lender

                                   ARTICLE 11
                                  MISCELLANEOUS

      11.1 NOTICES.

            All notices, requests, demands, directions and other communications (collectively "notices") given to or made upon any party under the provisions of this Agreement shall be by telephone or in writing (including facsimile communication) unless otherwise expressly provided under this Agreement. It shall be delivered or sent by facsimile or telephoned to the respective parties at the addresses and numbers set forth under their respective names on the signature pages of this Agreement or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly provided in this Agreement, be effective (a) in the case of facsimile, when received as set forth on a confirmation thereof, (b) in the case of hand-delivered notice, when hand delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex, (d) if given by mail, four (4) days after such communication is deposited in the mails with first class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to the Agent shall not be effective until received. Any Lender giving any notice to the Borrower shall simultaneously send a copy of such notice to the Agent. In the event of a discrepancy between any telephonic or written notice, the written notice shall control.

      11.2 SURVIVAL OF REPRESENTATIONS.

            All representations and warranties contained in the Loan Documents shall survive the making of the Loans and shall not be waived by the execution and delivery of this Agreement, or by any investigation by the Agent or the Lenders.

      11.3 NO IMPLIED WAIVERS.

            No failure or delay on the part of the Agent, the Issuer or any Lender in exercising any right, power or privilege under the Loan Documents and no course of dealing between the Borrower or any of its Subsidiaries, on the one hand, and the Agent, the Issuer or any Lender, on the other hand, shall operate as a waiver of any such right, power or privilege. No single or partial exercise of any right, power or privilege under the Loan Documents preclude any other or further exercise of any such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies expressly provided in the Loan Documents are cumulative and not exclusive of any rights or remedies which the Agent, the Issuer or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of the Agent, the Issuer or any Lender to take any other or further action in any circumstances without notice or demand. Any waiver that is given shall be effective only if in writing and only for the limited purposes expressly stated in the applicable waiver.

      11.4 ENTIRE AGREEMENT.

            This Agreement, the Letters of Credit and related documents and the other Loan Documents represent the entire agreement between the parties to this Agreement with respect to the Commitment, the Letters of Credit, the Loans and the transactions contemplated under the Loan Documents and, except as expressly provided in the Loan Documents, shall not be affected by reference to any other documents; provided, however, the fee and indemnification obligations set forth in the Commitment Letter shall survive.

      11.5 SEVERABILITY.

            Every provision of the Loan Documents is intended to be severable. If any term or provision of the Loan Documents shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby. Any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

      11.6 AMENDMENTS, WAIVERS AND CONSENTS.

            With the written consent of the Majority Lenders, the Agent may, on behalf of the Lenders, enter into agreements which change, amend or supplement this Agreement or any other Loan Document, and with such consent, the Agent may waive compliance with any provision of any of the Loan Documents, all as referred to in this Section 11.6. However, no such change, amendment, supplement or waiver shall, without the consent of each Lender:

                  (a) increase the maximum amount of the RC Commitment, the Term Loan A Commitment or the Term Loan B Commitment,

                  (b) extend the RC Maturity Date, the Term Loan A Maturity Date, the Term Loan B Maturity Date, the Maturity Date or any scheduled amortization or date for payment of interest on the Loans,

                  (c) decrease the rate of interest, provided that the written consent of the Majority Lenders, rather than the consent of all Lenders, shall be sufficient to waive imposition of the Default Rate pursuant to Subsection
1.7.6 (Default Rate),

                  (d) reduce the amount of the fees payable under Subsection
1.6.1 (Commitment Fees) or other fees, other than any fee payable solely to Agent,

                  (e) modify the provisions of this Section,

                  (f) amend the definition of "Majority Lenders",

                  (g) release all or substantially all of the guaranties or all or a substantial portion of the Collateral that secures the Secured Obligations; provided however, the Agent may without the consent of any Person release any guarantor or any Collateral security granted pursuant to the Loan Documents and file UCC-3 termination statements or statements of amendment or take other appropriate action (i) as a court of competent jurisdiction may direct, (ii) in connection with a disposition (other than to the Borrower or a Subsidiary thereof) permitted under Subsection 7.7.2 (Sales and Other Dispositions) (which subsection may be amended by the Majority Lenders) or as otherwise provided under the Loan Documents, or (iii) if in accordance with this Agreement cash proceeds from any sale or transfer of the Collateral are used to prepay outstanding sums due under the Loans or are reinvested in the Borrower and its Subsidiaries, or

                  (h) waive an Event of Default under Subsection 8.1.1 (Failure to Pay Principal) or 8.1.2 (Failure to Pay Interest, Fees, Reimbursement Obligations, Etc.) other than in respect of the imposition of the Default Rate, after such Event of Default shall have occurred (but the Majority Lenders may direct the Agent to forbear under such circumstances).

      11.7 SUCCESSORS AND ASSIGNS.

            11.7.1 IN GENERAL; THE BORROWER. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (a) to an Eligible Assignee in accordance with the provisions of Subsection 11.7.2 (Assignment), (b) by way of participation in accordance with the provisions of Subsection 11.7.4 (Participations) or (c) by way of pledge or assignment of a security interest subject to the restrictions of Subsection 11.7.5 (Certain Permitted Pledges) (and any attempted assignment or transfer by any party hereto without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby Participants to the extent provided in Subsection 11.7.4 (Participations) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            11.7.2 ASSIGNMENT. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that:

                  (a) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $2,500,000.00, unless the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

                  (b) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or Commitment assigned, except that this clause (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations in respect to the RC Loans and RC Commitment on a non-pro rata basis with the Term Loans and vice versa;

                  (c) any assignment of a RC Commitment must be approved by the Agent and the Issuer unless the Person that is the proposed assignee is itself a Lender with a RC Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

                  (d) the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a service, processing and recordation fee of $3,500.00.

                  (e) Subject to acceptance and recording thereof by the Agent pursuant to Subsection 11.7.3 (Register), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Subsection 1.7.5

(Breakage), Section 1.8 (Additional Costs; Unavailability) and Section 11.15 (Indemnification) with respect to the facts and circumstances occurring prior to the effective date of the assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Subsection 11.7.4 (Participations) below.

            11.7.3 REGISTER. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            11.7.4 PARTICIPATIONS.

                  (a) Any Lender may, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the matters specifically referred to in clauses (a), (b), (c) and (g) of Section 11.6 (Amendments, Waivers and Consents) hereof. Subject to Subsection 11.7.4(b), the Borrower agrees that each Participant shall be entitled to the benefits of Subsections 1.8.5 (Breakage), 1.9.3 (Capital Adequacy) and 1.9.4 (Other Increased Costs) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Subsection 11.7.2 (Assignment). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.12 (Set-off) as though it were a Lender, provided such Participant agrees to be subject to Section 10.8 (Sharing) as though it were a Lender.

                  (b) A Participant shall not be entitled to receive any greater payment under Subsections 1.9.3 (Capital Adequacy) and 1.9.4 (Other Increased Costs) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that is a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 1.12 (Taxes) unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Subsection 1.12.5 (Tax Forms) as though it were a Lender.

            11.7.5 CERTAIN PERMITTED PLEDGES. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      11.8 DESCRIPTIVE HEADINGS.

            The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not affect the meaning or construction of any of the provisions of this Agreement.

      11.9 GOVERNING LAW.

            This Agreement and the other Loan Documents shall be construed in accordance with the Commonwealth of Pennsylvania (without giving effect to the choice of law provisions thereof).

      11.10 MAXIMUM LAWFUL INTEREST RATE.

            Notwithstanding any provision contained in this Agreement or the Notes, the total liability of the Borrower for payment of interest pursuant to this Agreement and the Notes shall not exceed the maximum amount of such interest permitted by Law to be charged, collected, or received from the Borrower. If any payments by the Borrower include interest in excess of such a maximum amount, each Lender shall apply such excess to the reduction of the unpaid principal amount due pursuant to this Agreement and the Notes, or if none is due, such excess shall be refunded to the Borrower.

      11.11 SET-OFF.

            The Borrower hereby pledges and gives to each Lender a Lien upon and in the balance of any account maintained by the Borrower with such Lender or any other liability of Lender to the Borrower for the amount of the Secured Obligations owing to such Lender. Upon the occurrence of and throughout the period in which there is continuing an Event of Default, in such Lender's sole option, at any time and from time to time, the Borrower hereby authorizes such Lender to apply any such account balances now or hereafter in the possession of such Lender and/or a credit in the amount of any such other liability to the payment of the Indebtedness owing to Lender under the Loan Documents. The provisions of this Section shall not be deemed or construed to limit rights of set-off or liens or similar rights which any Lender may otherwise have by reason of applicable Law.

      11.12 COUNTERPARTS.

            This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one instrument. Delivery of a photocopy or telecopy of an executed counterpart of a signature page to this Agreement shall be effective as delivery of a manually executed counterpart.

      11.13 CONFIDENTIALITY.

            The Agent and each Lender hereby acknowledges that it may from time to time receive from the Borrower information about the Borrower and its Subsidiaries or K-Tron pursuant to or in connection with this Agreement and the other Loan Documents that is confidential in nature. Each Lender agrees to keep confidential any such information delivered or made available to it and specifically marked "Confidential non-public information"; provided, that nothing herein shall prevent the Agent or any Lender from disclosing such information (i) to the Agent or any other Lender or their Affiliates, (ii) upon the order of any court or administrative agency of competent jurisdiction, (iii) upon the request or demand of any regulatory agency or authority, (iv) which has been publicly disclosed other than as a result of a disclosure by the Agent or any Lender which is not permitted hereunder, (v) in connection with any litigation to which any Agent, any Lender, or any of their respective Affiliates may be a party to the extent reasonably required, (vi) to the Agent's or any Lender's legal counsel and independent auditors and other professional advisors, and (vii) to any actual or proposed participant or assignee of all or part of the Agent's or any Lender's rights under this Agreement; provided, that prior to any such disclosure under clause (vii) of this paragraph, each such assignee or participant or proposed assignee or participant shall have agreed in writing to be bound by the terms of this agreement (or a confidentiality agreement with substantially similar terms). Each Lender further agrees to use reasonable efforts to notify the Agent and the Borrower of any required disclosure under clauses (ii) or (v) of this paragraph.

      11.14 COSTS AND EXPENSES OF THE AGENT.

            Whether or not any Loans are made or Letters of Credit are issued pursuant to this Agreement, the Borrower shall, unconditionally upon demand, pay or reimburse the Agent for all costs, expenses, claims, charges and/or other liabilities (including without limitation fees and disbursements of legal counsel, accountants, investigators and other experts, whether or not they are employees of the Agent) imposed on, incurred by or asserted against the Agent arising out of, relating to or connected with:

                  (a) the negotiation, preparation, execution and delivery of
(i) the Loan Documents and (ii) whether or not executed, any waiver, amendment or consent under or with respect to any of the Loan Documents,

                  (b) consulting with respect to any matter in any way arising out of, related to, or connected with, the Loan Documents, including (i) the protection or preservation of the Collateral, (ii) the protection, preservation, exercise or enforcement of any of the rights of the Agent or any other Person in, under or related to such Collateral or the Loan Documents or (iii) the performance of any of the obligations of the Agent under or related to the Loan Documents,

                  (c) protecting or preserving the Collateral, or

                  (d) protecting, preserving, exercising or enforcing any of the rights of the Agent and Lenders in, under or related to such Collateral or the Loan Documents, including defending the security interest granted to Lenders as a valid, perfected, first priority security interest in such Collateral.

      11.15 INDEMNIFICATION

            11.15.1 INDEMNIFICATION AND REIMBURSEMENT IN GENERAL. Whether or not any Loans are made or Letters of Credit are issued under this Agreement, the Borrower shall, unconditionally upon demand, pay or reimburse the Agent and Lenders for, and indemnify and save the Agent, Lenders, and their respective Affiliates, officers, directors, employees, agents, attorneys, stockholders, partners and consultants (collectively, "INDEMNITEES") harmless against, any all liabilities, losses, costs, expenses, claims and/or charges (including without limitation fees and disbursements of legal counsel) imposed on, incurred by or asserted against such Indemnitees (whether direct, indirect or consequential and whether based on any federal, state, or local laws and regulations, under common law or at equity, or on contract, tort or otherwise, arising from or connected with the past, present or future operations of the Borrower, its Subsidiaries or their respective predecessors in interest, or the past, present or future environmental condition of property of the Borrower and its Subsidiaries) and arising out of, relating to or connected with:

                  (a) ll transfer, documentary, stamp and similar taxes, and all recording and filing fees and taxes payable in connection with, arising out of, or in any way related to, the execution, delivery and performance of the Loan Documents or the making of the Loans;

                  (b) (i) the Loan Documents, or any act, event or transaction or alleged act, event or transaction relating or attendant thereto; (ii) any acquisition or proposed acquisition of stock or assets by the Borrower or any of its Subsidiaries; and/or (iii) any use made or proposed to be made by the Borrower or any of its Subsidiaries of all or any portion of the Loans; or

                  (c) commissions or claims by or on behalf of brokers, finders or agents not retained by Lenders. The Borrower represents that it has not engaged or used any such broker, finder or agent in connection with this Agreement.

            11.15.2 LIMITATIONS ON INDEMNIFICATION. Notwithstanding the foregoing, the Borrower shall not be required to indemnify any Indemnitee with respect to a claim or liability that arises as the result of the gross negligence or willful misconduct of any Indemnitee as shall have been determined in a nonappealable judgment of a court of competent jurisdiction.

      11.16 CERTIFICATION OF AMOUNTS. The certification by the Agent or a Lender hereunder of the amount of liabilities, losses, costs, expenses, claims and/or charges pursuant to Section 11.14 (Costs and Expenses of the Agent) and 11.15 (Indemnification) shall be conclusive if such amounts have been computed or reached in a reasonable manner.

      11.17 CONSENT TO JURISDICTION, SERVICE AND VENUE; WAIVER OF JURY TRIAL.

                  (a) The Borrower hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania or of any federal court located in such state, waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Borrower at the address provided for in Section 11.1 (Notices). Service so made shall be deemed to be completed upon actual receipt. The Borrower hereby waives the right to contest the jurisdiction and venue of the courts located in the county of Philadelphia, Commonwealth of Pennsylvania on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against (a) the Agent in any court outside the county of Philadelphia, Commonwealth of Pennsylvania, or (b) any other Lender other than in a state within the United States designated by such Lender. The provisions of this Section 11.17 shall not limit or otherwise affect the right of the Agent, any Lender or other Secured Party to institute and conduct an action in any other appropriate manner, jurisdiction or court.

                  (b) NO PARTY TO THIS AGREEMENT, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE FOREGOING SHALL SEEK A JURY TRIAL IN ANY PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR ANY GUARANTY RELATING TO SUCH INDEBTEDNESS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ANY OF THEM. NO SUCH PERSON WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

                  (c) EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY ARBITRATION OR OTHER LITIGATION, ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NEITHER THE AGENT NOR ANY REPRESENTATIVE, OR ATTORNEY OF THE AGENT NOR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR SUCH LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.17. THE PROVISIONS OF THIS SECTION
11.17 HAVE BEEN FULLY DISCLOSED TO THE PARTIES AND THE

PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 11.17 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

            IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have caused this Credit Agreement to be duly executed by their respective, duly authorized officers as of the date first above written.

                                    PENNSYLVANIA CRUSHER CORPORATION

                                    By:  /s/ Ronald R. Remick
                                         ----------------------------
                                         Name:  Ronald R. Remick
                                         Title: Vice President and Treasurer

                                    Notice Information
                                    Address: Routes 55 & 553
                                    P.O. Box 888
                                    Pitman, New Jersey 08071-0888
                                    Phone No.: (856)256-3310
                                    Fax No.: (856) 582-7968
                                    Attention: Ronald R. Remick, Vice President
                                               and Treasurer

                                    NATIONAL CITY BANK, in its capacity as
                                    Agent and a Lender


                                    By: /s/ Lyle Cunningham
                                        ----------------------------
                                        Name:  Lyle Cunningham
                                        Title: Senior Vice President

                                    Notice Information
                                    Address: One South Broad Street
                                    13th Floor, Locator 01-5997
                                    Philadelphia, Pennsylvania  19107
                                    Phone No.:
                                    Fax No.:
                                    Attention:

                                    Wire Transfer Information
                                    Bank Name:  National City Bank
                                    City & State:  Cleveland, Ohio
                                    ABA Routing Number:  41000124
                                    Account Name:  Commercial Loan Operations
                                    Account Number:  151804
                                    Re:  Pennsylvania Crusher Corporation

LIST OF ADDENDA (EXHIBITS AND SCHEDULES)

EXHIBITS

Exhibit A-1       Form of RC Note (Section 1.4)
Exhibit A-2       Form of Term Loan A Note (Section 1.4)
Exhibit A-3       Form of Term Loan B Note (Section 1.4)
Exhibit B         Request for Advance (Section 1.5)
Exhibit C         LIBOR Election (Section 1.7.4)
Exhibit D         Form of Security Agreement (Section 3.1.3)
Exhibit E         Form of Guaranty and Suretyship Agreement (Section 3.1.4)
Exhibit F-1       Form of Parent Pledge Agreement (Section 3.1.5(a))
Exhibit F-2       Form of Borrower Pledge Agreement (Section 3.1.5(b))
Exhibit F-3       Form of Subsidiary Pledge Agreement (Section 7.27)
Exhibit G         Form of Subordination Agreement (Section 3.1.6)
Exhibit I         Form of Mortgage (Section 3.1.7)
Exhibit J         Form of Officer's Compliance Certificate (Section 9.1;
                  Section 5.1.3)
Exhibit K         Form of Assignment and Assumption (Section 11.7.2(c))
Exhibit L         Form of Borrowing Base Report (Section 5.1.6)

SCHEDULES

Schedule 1.1      Lenders' Commitments
Schedule 4.1 Equity Ownership, List of Subsidiaries of Borrower and States of Formation
Schedule 4.6      Additional Inventory Locations
Schedule 4.10     Intellectual Property
Schedule 4.19     ERISA
Schedule 7.1.1    Old PA Crusher Letter of Credit Indebtedness
Schedule 7.2.1    Liens
Schedule 7.2.3    Sublicenses of Intellectual Property
Schedule 7.3      Other Investments
Schedule 7.6      Affiliate Transactions

                                TABLE OF CONTENTS


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ARTICLE 1             THE LOANS ..........................................................................     2

         1.1      Revolving Credit Loans. ................................................................      2

                  1.1.1    Commitment to Make RC Loans ...................................................     2

                  1.1.2    Available Commitment ..........................................................     2

                  1.1.3    Voluntary Commitment Reductions ...............................................     2

                  1.1.4    Mandatory Commitment Reductions ...............................................     2

                  1.1.5    Repayment In Connection With Commitment Reductions and on RC Maturity Date ....     2

                  1.1.6    Voluntary Prepayment ..........................................................     3

         1.2      Term Loans .............................................................................     3

                  1.2.1    Commitment for Term Loan A ....................................................     3

                  1.2.2    Repayment of Term Loan A ......................................................     3

                  1.2.3    Commitment for Term Loan B ....................................................     4

                  1.2.4    Repayment of Term Loan B ......................................................     4

                  1.2.5    Voluntary Prepayments .........................................................     5

                  1.2.6    Mandatory Prepayments .........................................................     6

                  1.2.7    Holding of Mandatory Prepayments in Cash Collateral Account ...................     7

                  1.2.8    Relationship of Voluntary and Other Mandatory Prepayments to Scheduled Payments     7

         1.3      Lenders' and Issuer's Obligations Several ..............................................     7

         1.4      Notes ..................................................................................     8

         1.5      Borrowing Notice .......................................................................     8

         1.6      Fees to Lenders ........................................................................     9

                  1.6.1    Commitment Fees ...............................................................     9

                  1.6.2    Letter of Credit Fees and Facing Fees .........................................     9

                  1.6.3    Other Fees ....................................................................     9

                  1.6.4    Miscellaneous .................................................................     9

         1.7      Interest ...............................................................................     9

                  1.7.1    The Rates .....................................................................     9

                  1.7.2    Applicable Margin .............................................................     9

                  1.7.3    Adjustments to Applicable Margin ..............................................    10
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                  1.7.4    LIBOR Election ................................................................    10

                  1.7.5    Breakage ......................................................................    11

                  1.7.6    Default Rate ..................................................................    11

                  1.7.7    Source of Funds ...............................................................    11

         1.8      Additional Costs; Unavailability .......................................................    12

                  1.8.1    Inability to Determine LIBOR ..................................................    12

                  1.8.2    Laws Affecting LIBOR Availability .............................................    12

                  1.8.3    Capital Adequacy ..............................................................    12

                  1.8.4    Other Increased Costs .........................................................    12

                  1.8.5    Determinations and Notice .....................................................    13

         1.9      Purpose ................................................................................    13

         1.10     Mechanics of Payments:  Borrower Payments ..............................................    14

                  1.10.1   Manner of Making Payments .....................................................    14

                  1.10.2   Permitted Assumptions by Agent as to Borrower Payments ........................    14

                  1.10.3   Disbursements from Agent to Lenders ...........................................    14

                  1.10.4   Authorization to Make Loans In Satisfaction of Secured Obligations ............    14

                  1.10.5   Payments Due on Non-Business Days .............................................    15

         1.11     Mechanics of Payments:  Lender Payments ................................................    15

                  1.11.1   Permitted Assumptions by Agent as to Lender Payments ..........................    15

                  1.11.2   Special Purpose Funding Vehicle ...............................................    15

         1.12     Taxes ..................................................................................    16

                  1.12.1   Payments Free and Clear .......................................................    16

                  1.12.2   Stamp and Other Taxes .........................................................    16

                  1.12.3   Indemnity .....................................................................    17

                  1.12.4   Evidence of Payment ...........................................................    17

                  1.12.5   Tax Forms .....................................................................    17

                  1.12.6   Survival ......................................................................    18

ARTICLE  2             LETTERS OF CREDIT ..................................................................    18

         2.1      Letters of Credit ......................................................................    18
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
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                  2.1.1    Commitment to Issue Letters of Credit .........................................    18

                  2.1.2    Limitation on Amount ..........................................................    18

                  2.1.3    Obligations Absolute ..........................................................    18

                  2.1.4    Reliance by Issuer ............................................................    19

                  2.1.5    Fees ..........................................................................    19

                  2.1.6    Participation by RC Lenders ...................................................    19

                  2.1.7    Standard of Conduct ...........................................................    20

                  2.1.8    Cash Collateral Account .......................................................    20

                  2.1.9    Obligations Secured ...........................................................    20

ARTICLE  3             CONDITIONS TO FUNDINGS AND ISSUANCE OF LETTERS OF CREDIT ...........................    20

         3.1      Conditions to Initial Funding ..........................................................    20

                  3.1.1    Execution of this Agreement ...................................................    21

                  3.1.2    The Notes .....................................................................    21

                  3.1.3    Security Agreement ............................................................    21

                  3.1.4    Guaranty and Suretyship Agreement .............................................    21

                  3.1.5    Pledge Agreements. ............................................................    21

                  3.1.6    Subordination Agreement .......................................................    22

                  3.1.7    Mortgages and Landlord Waivers ................................................    22

                  3.1.8    Repayment of Existing Indebtedness ............................................    22

                  3.1.9    Payment of Fees and Costs .....................................................    22

                  3.1.10   No Default ....................................................................    23

                  3.1.11   Correctness of Representations and Warranties .................................    23

                  3.1.12   Financial Statements; Projections. ............................................    23

                  3.1.13   Legal Proceedings .............................................................    23

                  3.1.14   Consents and Approvals ........................................................    23

                  3.1.15   Material Adverse Change; Compliance With Law ..................................    24

                  3.1.16   Opinions of Counsel ...........................................................    24

                  3.1.17   Officer's Compliance Certificate ..............................................    24

                  3.1.18   Good Standing .................................................................    24
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                  3.1.19   Lien Searches .................................................................    24

                  3.1.20   Evidence of Insurance .........................................................    24

                  3.1.21   Stock Purchase and Merger Documents, Instruments and Agreements ...............    25

                  3.1.22   Capital Structure and Equity Investments ......................................    25

                  3.1.23   Initial Borrowing Base Report and Availability under Borrowing Base ...........    25

                  3.1.24   Material Contracts ............................................................    25

                  3.1.25   Tax Sharing Agreement .........................................................    25

                  3.1.26   Pro Forma EBITDA ..............................................................    25

                  3.1.27   Consolidated Total Debt to Pro Forma EBITDA Ratio .............................    25

                  3.1.28   Primary Deposit Accounts ......................................................    26

                  3.1.29   Other Requirements ............................................................    26

         3.2      Requirements for Each Loan/Letter of Credit ............................................    26

                  3.2.1    No Default ....................................................................    26

                  3.2.2    Request for Advance/Letter of Credit ..........................................    26

                  3.2.3    Representations and Warranties ................................................    26

                  3.2.4    Material Adverse Change .......................................................    26

                  3.2.5    Method of Certifying Certain Conditions .......................................    26

ARTICLE  4             REPRESENTATIONS AND WARRANTIES .....................................................    26

         4.1      Status. ................................................................................    27

                  4.1.1    Organization and Qualification ................................................    27

                  4.1.2    Stock Ownership ...............................................................    27

         4.2      Power and Authority; Enforceability. ...................................................    28

         4.3      No Violation of Agreements; Absence of Conflicts .......................................    28

         4.4      Recording, Enforceability and Consent ..................................................    28

         4.5      Lines of Business ......................................................................    29

         4.6      Security Interest in Collateral ........................................................    29

         4.7      Litigation; Compliance with Laws .......................................................    29

         4.8      No Burdensome Agreements. ..............................................................    30

         4.9      Condition of Property. .................................................................    30
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         4.10     Licenses; Intellectual Property ........................................................    30

         4.11     Title to Properties; Liens .............................................................    30

         4.12     Management Agreements ..................................................................    31

         4.13     Financial Statements and Projections ...................................................    31

                  4.13.1   Financial Statements ..........................................................    31

                  4.13.2   Undisclosed Liabilities .......................................................    31

                  4.13.3   Absence of Material Adverse Change ............................................    31

                  4.13.4   Projections ...................................................................    31

         4.14     Tax Returns and Payments; Other Fees ...................................................    31

         4.15     Fiscal Year ............................................................................    32

         4.16     Federal Reserve Regulations ............................................................    32

         4.17     Investment Company Act. ................................................................    32

         4.18     Public Utility Holding Company Act .....................................................    32

         4.19     Benefit Plan Compliance ................................................................    32

                  4.19.1   Plans .........................................................................    32

                  4.19.2   Favorable Determination Letters ...............................................    33

                  4.19.3   Compliance with Law ...........................................................    33

                  4.19.4   Absence of Certain Conditions .................................................    33

                  4.19.5   Absence of Certain Liabilities ................................................    34

         4.20     Accuracy and Completeness of Disclosure. ...............................................    34

         4.21     Adequacy of Capital; Solvency ..........................................................    34

         4.22     Absence of Restrictive Provisions ......................................................    34

         4.23     Environmental Compliance ...............................................................    34

         4.24     Insurance ..............................................................................    35

ARTICLE  5             REPORTING REQUIREMENTS AND NOTICES .................................................    35

         5.1      Financial Data and Reporting Requirements; Notice of Certain Events. ...................    36

                  5.1.1    Delivery of Quarterly Financial Statements ....................................    36

                  5.1.2    Delivery of Annual Financial Statements .......................................    36

                  5.1.3    Delivery of Officer's Compliance Certificates .................................    36

                  5.1.4    Auditors' Reports .............................................................    36
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                  5.1.5    SEC Filings, Etc ..............................................................    37

                  5.1.6    Monthly Certificates and Reports ..............................................    37

                  5.1.7    Annual Budget .................................................................    37

         5.2      Notice of Defaults. ....................................................................    38

         5.3      Notice of Disputes and Other Matters ...................................................    38

                  5.3.1    Certain Litigation ............................................................    38

                  5.3.2    Conditions Affecting Collateral ...............................................    38

                  5.3.3    Material Adverse Change .......................................................    38

                  5.3.4    Representations and Warranties ................................................    38

         5.4      ERISA Notices. .........................................................................    38

         5.5      Miscellaneous ..........................................................................    39

         5.6      Authorization of Third Parties to Deliver Information ..................................    39

ARTICLE  6             FINANCIAL COVENANTS ................................................................    39

         6.1      Minimum Tangible Net Worth .............................................................    39

         6.2      Fixed Charge Coverage Ratio ............................................................    39

         6.3      Consolidated Total Debt to EBITDA Ratio ................................................    39

         6.4      Limitation on Capital Expenditures .....................................................    40

         6.5      Additional Provisions Respecting Calculation of Financial Covenants ....................    40

ARTICLE  7             BUSINESS COVENANTS .................................................................    41

         7.1      Indebtedness. ..........................................................................    41

                  7.1.1    In General ....................................................................    41

                  7.1.2    Limitation on Incurrence ......................................................    41

                  7.1.3    No Default ....................................................................    41

         7.2      Liens; Licenses. .......................................................................    42

                  7.2.1    In General ....................................................................    42

                  7.2.2    Negative Pledge ...............................................................    43

                  7.2.3    Licenses ......................................................................    43

         7.3      Investments, Loans, Acquisitions, etc. .................................................    43

         7.4      Restricted Payments ....................................................................    44

         7.5      Sale-Leasebacks. .......................................................................    44
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         7.6      Transactions with Affiliates. ..........................................................    44

         7.7      Mergers and Dispositions. ..............................................................    44

                  7.7.1    Consolidations and Mergers ....................................................    44

                  7.7.2    Sales and Other Dispositions ..................................................    45

         7.8      Management Arrangements. ...............................................................    45

         7.9      Existence. .............................................................................    45

         7.10     Compliance with Law ....................................................................    46

         7.11     Payment of Taxes and Claims. ...........................................................    46

         7.12     Tax Consolidation. .....................................................................    46

         7.13     Compliance with ERISA ..................................................................    46

         7.14     Insurance. .............................................................................    48

                  7.14.1   Liability, Property Damage, Etc ...............................................    48

                  7.14.2   PBGC ..........................................................................    48

         7.15     Maintenance of Properties. .............................................................    48

         7.16     Maintenance of Records; Fiscal Year ....................................................    48

         7.17     Inspection. ............................................................................    48

         7.18     Exchange of Notes ......................................................................    49

         7.19     Further Assurances .....................................................................    49

         7.20     Consistent Action - Voting. ............................................................    49

         7.21     Issuance of Equity .....................................................................    49

         7.22     Change in Documents; New Documents .....................................................    49

         7.23     Limitations on Certain Restrictive Provisions ..........................................    50

         7.24     Environmental Matters. .................................................................    50

         7.25     Corporate Separateness. ................................................................    50

         7.26     Subsidiaries, Subsidiary Pledges and Subsidiary Suretyships. ...........................    50

         7.27     Intellectual Property Collateral Agreements ............................................    51

         7.28     Real Property Leased and Owned; Other Locations ........................................    51

                  7.28.1   In General ....................................................................    51

                  7.28.2   Other Locations ...............................................................    51

ARTICLE  8             EVENTS OF DEFAULT ..................................................................    52
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         8.1      Events of Default ......................................................................    52

                  8.1.1    Failure to Pay Principal ......................................................    52

                  8.1.2    Failure to Pay Interest, Fees, Reimbursement Obligations, Etc .................    52

                  8.1.3    Cross-Default to Indebtedness .................................................    52

                  8.1.4    Other Cross-Defaults ..........................................................    52

                  8.1.5    Misrepresentations ............................................................    52

                  8.1.6    Certain Covenant Defaults .....................................................    52

                  8.1.7    Other Covenant Defaults .......................................................    53

                  8.1.8    Other Loan Document Defaults; Security ........................................    53

                  8.1.9    Custody or Control of Assets ..................................................    53

                  8.1.10   Discontinuance of Business ....................................................    53

                  8.1.11   Insolvency ....................................................................    53

                  8.1.12   Material Adverse Effect .......................................................    54

                  8.1.13   Judgments .....................................................................    54

                  8.1.14   Change of Control .............................................................    54

                  8.1.15   Lease Termination .............................................................    54

                  8.1.16   Subordination .................................................................    54

         8.2      Acceleration; Remedies. ................................................................    54

                  8.2.1    Acceleration Upon Insolvency ..................................................    54

                  8.2.2    Acceleration Upon Other Defaults ..............................................    54

                  8.2.3    Remedies in General ...........................................................    55

         8.3      Proceeds of Collateral .................................................................    55

ARTICLE  9             DEFINITIONS ........................................................................    56

         9.1      Defined Terms ..........................................................................    56

ARTICLE  10            AGENT ..............................................................................    76

         10.1     Authority. .............................................................................    76

         10.2     Expenses ...............................................................................    77

         10.3     Action by Agent. .......................................................................    77

         10.4     Exculpatory Provisions .................................................................    77

                  10.4.1   General Standard ..............................................................    77
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                  10.4.2   Agents and Employees ..........................................................    77

                  10.4.3   Advice of Professionals .......................................................    77

                  10.4.4   Reliance on Information Believed to Be Genuine ................................    77

         10.5     Investigation by Lenders ...............................................................    78

         10.6     Notice of Events of Default ............................................................    78

         10.7     Resignation; Termination ...............................................................    78

         10.8     Sharing ................................................................................    78

         10.9     Other Relationships ....................................................................    79

ARTICLE  11            MISCELLANEOUS ......................................................................    79

         11.1     Notices ................................................................................    79

         11.2     Survival of Representations ............................................................    79

         11.3     No Implied Waivers .....................................................................    80

         11.4     Entire Agreement .......................................................................    80

         11.5     Severability ...........................................................................    80

         11.6     Amendments, Waivers and Consents .......................................................    80

         11.7     Successors and Assigns .................................................................    81

                  11.7.1   In General; The Borrower ......................................................    81

                  11.7.2   Assignment ....................................................................    82

                  11.7.3   Register ......................................................................    83

                  11.7.4   Participations ................................................................    83

                  11.7.5   Certain Permitted Pledges .....................................................    84

         11.8     Descriptive Headings ...................................................................    84

         11.9     Governing Law ..........................................................................    84

         11.10    Maximum Lawful Interest Rate ...........................................................    84

         11.11    Set-off ................................................................................    84

         11.12    Counterparts ...........................................................................    85

         11.13    Confidentiality ........................................................................    85

         11.14    Costs and Expenses of the Agent ........................................................    85

                  11.15   Indemnification ................................................................    86

                  11.15.2 Limitations on Indemnification .................................................    86
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         11.16    Certification of Amounts ...............................................................    87

         11.17    Consent to Jurisdiction, Service and Venue; Waiver of Jury Trial .......................    87
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